  As Filed With the Securities and Exchange Commission on August 22, 2003
                                                        Registration No. 333-___
================================================================================
                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GREAT LAKES CAPITAL ACCEPTANCE, LLC
                 (Name of small business issuer in its charter)

         Illinois                        6799                    36-4355017
 (State or jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
     incorporation or         Classification Code Number)    Identification No.)
       organization)

                               George Luburich, II
                      Chairman and Chief Executive Officer
            27 East Monroe Street, Suite 700, Chicago, Illinois 60603
                            Telephone: (312) 263-7770
          (Address and telephone number of principal executive offices)

            27 East Monroe Street, Suite 700, Chicago, Illinois 60603
 (Address and telephone number of principal place of business or intended place of business)

                                                              Copies to:
George Luburich, II, Chairman and Chief Executive Officer     Misty S. Gruber, Esq.
27 East Monroe Street, Suite 700                              Sonnenschein Nath & Rosenthal LLP
Chicago, Illinois  60603                                      8000 Sears Tower, Chicago, Illinois  60606
Telephone:  (312) 263-7770                                    Telephone:  (312) 876-7920

            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the Securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                             Proposed maximum     Proposed maximum      Amount of
   Title of each class of securities     Dollar amount to    offering price per   aggregate offering   registration
            to be registered               be registered           unit                 price              fee
====================================================================================================================
Units of Series A Preferred Membership
Interests                                 $   25,000,000       $    25.00          $     25,000,000     $   2,022.50
====================================================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may be added to or changed. We may not sell these preferred units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell preferred units, and is not soliciting offers to buy them, in any state where the offer or sale is not permitted.

                  Subject To Completion, Dated August 22, 2003

                       GREAT LAKES CAPITAL ACCEPTANCE, LLC

   40,000 Units of 8.375% Series A Cumulative Redeemable Preferred Membership
                     Interests, $1,000,000 Minimum Offering;

  1,000,000 Units of 8.375% Series A Cumulative Redeemable Preferred Membership
                     Interests, $25,000,000 Maximum Offering

                            $25.00 Per Preferred Unit

        Great Lakes Capital Acceptance, LLC is an Illinois limited liability company primarily engaged in the acquisition, management and sale of loans that are secured by real estate. We are offering units of our 8.375% Series A Cumulative Redeemable Preferred Membership Interests, which we refer to as "preferred membership interests" or "preferred units," directly to investors and through selected broker-dealers on a best efforts basis.

        We are offering a minimum of 40,000 and a maximum of 1,000,000 preferred units, at a price of $25.00 per preferred unit. Until a minimum of 40,000 preferred units have been purchased, all payments for preferred units will be deposited into an escrow account at U.S. Bank National Association, a national banking association. This offering will end on the earliest of September ____, 2005, when all of the preferred units have been purchased; or if we decide to close the offering. However, if the 40,000 unit minimum is not purchased by September , 2004, all payments deposited in the escrow account will be promptly refunded in full, with interest and without any deduction for expenses. If you wish to purchase preferred units, then you must purchase a minimum of 100 preferred units ($2,500). If you purchase at least the 100 preferred unit minimum, you may purchase one or more additional preferred units at any time during this offering.

        We do not intend to list the preferred units on any national securities exchange or the Nasdaq stock market until after this offering is completed, if at all, and we cannot provide you with any assurance that we will satisfy the requirements to list the preferred units on a national securities exchange or the Nasdaq stock market. Further, even if we do list the preferred units, it may be necessary to suspend trading if trading would result in adverse income tax treatment for our Company.

        Investing in our preferred units involves risks which are described in "Risk Factors" beginning on page 7 of this prospectus. We believe the most significant risks include the following:

    . You will not be able to evaluate the loans in our portfolio before they are acquired.

    . You must rely on our management for all facets of our operations, including selection, management and sale of our existing loans as well as the loans that we intend to acquire with the proceeds of this offering.

    .   You will have the right to vote only on a limited number of matters.

    . We expect to be taxed as a partnership for federal income tax purposes, which means that you will have to recognize your share of any income we generate regardless of whether we make any cash distributions to you.

    . There will be no public trading market for the preferred units for some time, if at all, and there are significant restrictions on their transfer. As a result, you may be unable to resell your preferred units except at a substantial discount from your purchase price, if at all.

        The following table summarizes our estimated proceeds from the offering if the minimum or maximum number of preferred units offered are sold, and before deducting offering expenses estimated at $325,000.

                                            ---------------------------------------------------------
                                                       Minimum                      Maximum
                                            ---------------------------   ---------------------------
                                              Per Unit         Total        Per Unit       Total
                                            ---------------------------------------------------------
Public offering price                       $      25.00   $  1,000,000   $      25.00   $ 25,000,000
Broker-dealer commissions/(1)/              $       1.00   $     40,000   $       1.00   $  1,000,000
Proceeds to us, before expenses             $      24.00   $    960,000   $      24.00   $ 24,000,000

/(1)/ We intend to use selected broker-dealers to assist with the sale of the preferred units on a best efforts basis. We anticipate that we will pay commissions of up to 4% of the sales price to those broker-dealers, and we may reimburse those broker-dealers for costs and expenses related to those sales. If we do not use broker-dealers, expenses of the offering will decrease and the proceeds we receive will be more than currently estimated.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is September __, 2003

                                TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----

PROSPECTUS SUMMARY..................................................1

SUMMARY FINANCIAL AND OPERATING DATA................................7

RISK FACTORS........................................................8

FORWARD-LOOKING STATEMENTS.........................................20

WHO MAY INVEST.....................................................20

CAPITALIZATION.....................................................21

ESTIMATED USE OF PROCEEDS..........................................21

OUR BUSINESS.......................................................22

MANAGEMENT'S DISCUSSION AND ANALYSIS...............................27

MANAGEMENT.........................................................31

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...............36

PRINCIPAL OWNERS OF OUR COMMON MEMBERSHIP INTERESTS................37

DISTRIBUTIONS......................................................37

U.S. FEDERAL INCOME TAX CONSIDERATIONS.............................38

ERISA CONSIDERATIONS...............................................43

DESCRIPTION OF COMMON AND PREFERRED MEMBERSHIP INTERESTS...........45

SUMMARY OF OPERATING AGREEMENT.....................................48

REPORTS TO INVESTORS...............................................50

PLAN OF DISTRIBUTION...............................................50

TRANSFER RESTRICTIONS..............................................51

SALES MATERIALS....................................................51

LEGAL PROCEEDINGS..................................................52

EXPERTS............................................................52

LEGAL OPINION......................................................52

ADDITIONAL INFORMATION.............................................52

INDEX TO OUR FINANCIAL STATEMENTS.................................F-1

OPERATING AGREEMENT                                         Exhibit A
CERTAIN STATE SUITABILITY REQUIREMENTS                      Exhibit B
SUBSCRIPTION AGREEMENT                                      Exhibit C

                                   ----------

        You should rely only on the information contained in this prospectus. We have not authorized anyone to give you any information or make any representation that is not in this prospectus. The information in this prospectus is current and correct only as of the date of this prospectus, regardless of the time of its delivery or of any sale of the preferred units. We are offering to sell, and seeking offers to buy the preferred units only in jurisdictions where offers and sales are permitted.

                               PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read this entire prospectus and the documents it refers to carefully, including the risk factors, the financial statements and the documents it refers to as Exhibits. In this prospectus, references to "we," our "Company," and "us" mean Great Lakes Capital Acceptance, LLC.

Our Company and Our Business

        We are a specialty finance and asset management company that has been in operation since March 22, 2000. We are primarily engaged in the acquisition, management and sale of loans that are secured by real estate. We typically acquire our loans at a discount relative to their aggregate unpaid principal balances. We also, from time to time, may originate loans, although to date, loan origination has not been a significant part of our business (we refer to our originated loans, together with those that we acquire as our "Loans"). We may, from time to time, acquire real estate through foreclosure of Loans in our portfolio, which is commonly referred to as REO in the mortgage banking industry, or purchase such real estate directly or in connection with our purchase of loan portfolios (together with our Loans, our "Portfolio"). As of May 2003, Wendover Financial Services Corporation ("Wendover") services our Loan assets. Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("Standard & Poor's") has ranked Wendover Financial Services Corporation as an "Above Average" residential loan servicer. Fitch, Inc. has rated Wendover "RPS2-" as a primary servicer of residential Alt-A and prime products, "RPS3" for subprime loans and "RSS3" as a special servicer.

        Our principal executive offices are located at 27 East Monroe Street, Suite 700, Chicago, Illinois 60603. Our telephone number is (312) 263-7770 and our fax number is (312) 263-8612.

The Offering

Issuer                   Great Lakes Capital Acceptance, LLC

Securities Offered       We are offering a minimum of 40,000 and a maximum of
                         1,000,000 preferred units of 8.375% Series A Cumulative
                         Redeemable Preferred Membership Interests ("preferred membership interests" or "preferred units"). Each preferred unit represents a $25.00 equity interest in our Company.

Distributions            We intend to make distributions in an amount equal to
                         8.375% per annum ("distribution rate") on the $25.00 issue price ("issue price") of each preferred unit
                         ($0.5234375 per preferred unit per quarter).

                         The record dates for distributions on the preferred units will be September 30, December 31, March 31 and June 30 of each year. Our board of managers will declare distributions, in arrears, on each such record date at the 8.375% distribution rate. If our board of managers determines that we do not have funds legally or otherwise available for payment of distributions, it also will determine the amount, if any, of a declared distribution that will be accrued. We will pay the non-accrued portion of declared quarterly distributions on October 15, January 15, April 15 and July 15 (or the next succeeding business day) of each year, beginning October 15, 2003. Accrued distributions not previously paid, to the extent our board of managers determines that funds are legally or otherwise available for payment, also will be paid on those dates. Our ability to pay full distributions to holders of preferred units will depend upon the Company's performance and its ability to satisfy restrictions on its debt obligations.

                         The distribution declared for the partial period ending September 30, 2003 will be prorated from the first issue date. The first issue date will be fixed as the first day of the month in which we have sold at least the minimum offering of 40,000 preferred units. Preferred units will be deemed issued as of the first issue date for investors whose subscriptions are accepted at least ten (10) calendar days prior to the last day of that month. If not, they will be admitted as of the first day of the subsequent month. After the first issue date, preferred units will be issued as of the first day of the month in which the subscriptions have been accepted so long as the subscriptions have been received at least ten (10) calendar days prior to the last day of that month. If not, they will be admitted as of the first day of the subsequent month.

                         Our net cash flow and net sale or refinancing proceeds will first be paid 100% to holders of preferred units until they have received declared distributions equal to their distribution rate of 8.375% per annum, plus all accrued but unpaid distributions, and then 100% to the holder of common membership interests. Net cash flow and net proceeds of sale or refinancing proceeds include cash from operations as well as cash generated from sales or repayment of our Loans after deducting reserves and operating and other expenses. We may, from time to time, use net cash flow and net sale or refinancing proceeds to redeem or repurchase your preferred units. Redemptions and repurchases of the preferred units are described below.

                         No distributions will be paid or set aside for payment on common membership interests unless all previously declared and accrued distributions on the preferred units have been paid or set aside for payment.

                         Because we expect that the interest income we earn on offering proceeds will be less than the interest income we earn on our Portfolio, delays in investing the proceeds of this offering could cause distributions to be lower than the distributions after the proceeds are invested in Loans.

Certain Tax Matters      We intend for the Company to be treated as a
                         partnership for U.S. federal income tax purposes but there are certain risks related to such characterization. These risks are summarized under "Risk Factors - U.S. Federal Income Tax Risks" and described in greater detail in the "U.S. Federal Income
                         Tax Considerations" section of this prospectus.

                         As a partnership, we will report to you your distributive share of our items of income, gain, loss, deduction, and credit for each taxable year in accordance with the Operating Agreement of the Company, which will generally be in a net amount equal to 8.375% times the issue price times the number of preferred units that you hold. Income allocable to you will generally be treated as ordinary income to the extent that it is attributable to interest and rental income that we earn and gain on the sale of our Loans to the extent of accrued market discount thereon, and thereafter will likely be treated as capital gain. You will be required to include this amount in income for each taxable year regardless of whether you receive any distributions of cash or other property from us. Your ability to deduct your share of our deductions may be subject to limitations. The allocation of income, gain, loss, deduction and credit to you is described in the "U.S. Federal Income Tax Considerations" section of this prospectus.

Optional Redemption      Commencing on January 1, 2005, we may redeem your
                         preferred units, in whole or in part, at our option for cash at:

                             . 106% of the issue price per preferred unit through December 31, 2005;

                             . 103% of the issue price per preferred unit from January 1, 2006 through December 31, 2006;

                             . 102% of the issue price per preferred unit from January 1, 2007 through December 31, 2007;

                             . 101% of the issue price per preferred unit from January 1, 2008 through December 31, 2008;

                             . 100% of the issue price per preferred unit commencing January 1, 2009.

                         In each of the instances listed above, you also would receive any accumulated, accrued but unpaid distributions through the redemption date.

                         Although we intend to redeem all preferred units by January 1, 2009, we can give no assurance that we will be able to do so. Payment of all redemption amounts will be made not later than 15 calendar days after the redemption date.

Repurchase Program       You may tender for repurchase any or all of your
                         preferred units at any time on or after January 1, 2005 as described below. Any repurchase we make will be in our sole and absolute discretion. We are not required, and have no obligation to repurchase, any preferred units from holders for any reason, including requests for repurchases made in the event of death or total permanent disability. Additionally, all repurchases are subject to an aggregate limit, in any calendar year, of the lesser of two percent (2%) of the aggregate outstanding number of preferred units as of the last day of the previous year, or $500,000. If we receive requests to repurchase preferred units in excess of these limitations, we may repurchase the preferred units in the next succeeding calendar year in which the limitations are not applicable. We will repurchase preferred units on April 1st and October 1st of each year, beginning after January 1, 2005. Repurchase requests for the April 1st repurchase date each year must be received by January 31st of that year.
                         Repurchase requests for the October 1st repurchase date each year must be received by July 31st of that year.
                         If we repurchase any of the preferred units tendered by January 31st or July 31st, as applicable, we will purchase them no earlier than 60 days or more after we receive the request.

                         You may request repurchase of any or all your preferred units by giving us written notice. Subject to the limitations described above, we may decide, in our sole discretion, to repurchase your preferred units. The repurchase price, in the event of such election, will be 90% of the original $25.00 issue price if you tender your preferred units prior to January 1, 2007, and 100% if you tender thereafter. You also would receive accrued but unpaid distributions through the end of the quarter before the quarter in which your preferred units were redeemed.

Ranking; Liquidation     The preferred units will rank senior to the common
Preference               membership interests with respect to the payment of
                         distributions and amounts payable upon liquidation, dissolution or winding up of the Company. This means that after payment of all debt and other Company obligations, you and any holders of parity membership interests (as defined below) will receive, as a liquidating distribution, all remaining amounts available for distribution until you and any holders of parity membership interests have received distributions equal to the issue price per preferred unit or parity membership interest plus accumulated, accrued but unpaid distributions for each preferred unit or interest. These distributions would be made, to the extent funds are available, pro rata to holders of preferred units and parity membership interests based on the issue price per preferred unit or parity membership interest. Remaining distributions, if any, would go to holders of any junior preferred membership interests and then to the holder of the common membership interests.

                         We may issue additional common membership interests that rank junior to, or additional series of preferred membership interests that rank equal ("parity membership interests") or junior ("junior membership interests") to, your preferred units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up of the Company without your approval. We are not permitted to issue any membership interests ranking senior to your preferred units as to the payment of distributions or amounts upon liquidation or to alter the rights and preference of the preferred units without the approval of the holders of 75% of the preferred units.

Voting Rights            Except as otherwise expressly required by applicable
                         law or our organization documents (comprising our Articles of Organization, as amended, as filed with the Secretary of State of the State of Illinois and our Amended and Restated Operating Agreement ("Operating
                         Agreement", a copy of which appears as Exhibit A herein)) or as described below, as a holder of preferred units, you will not be entitled to vote on any matter and will not be entitled to notice of any meeting of members of the Company.

                         Our Operating Agreement states that if at any time we fail to pay three consecutive quarterly distributions at the distribution rate of 8.375% per annum on your preferred units or any parity membership interests, the number of members of our board of managers will be increased (if not already increased by reason of similar types of provisions with respect to any parity membership interests) by two and the holders of the preferred units, together with holders of all classes of parity membership interests, voting together as a single class, will have the right to elect two manager members to fill the positions created. The right will continue until we have paid all distributions that are past due. Any manager elected by holders of preferred units will hold office through the end of such manager's term, provided, however, that if distributions are still in arrears at the end of such manager's term, then such manager will continue as a manager for one or more additional terms until all distributions have been paid. Thereafter, the board of managers will determine in its sole discretion whether such manager will be re-nominated.

                         We may not consolidate, merge or enter into a joint venture with another entity or enter into reorganization or bankruptcy without the approval of 75% of the holders of the preferred units.

Estimated Use of         Assuming all preferred units are sold, we expect to
Proceeds                 receive approximately $23,675,000 of net proceeds
                         ($635,000 if only the minimum amount is raised) from this offering after deducting any selling broker-dealer's commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the preferred units primarily to acquire additional Loans, and secondarily to acquire real estate and possibly mortgage banking businesses and for other general purposes. We may use the proceeds pending such use, to reduce borrowings. See "Estimated
                         Use of Proceeds."

Absence of Public Market There is no existing market for the preferred units.
and Restrictions on      Although we intend to list the preferred units at some
Transfers                time in the future, we cannot provide you with any
                         assurance as to:

                             . our success in any attempt to list the preferred units;

                             . the liquidity of any market that may develop for the preferred units;

                             . your ability to sell or pledge your preferred units; or

                             . the prices at which you would be able to sell your preferred units, if at all.

                         We do not intend to make a market in the preferred units after the completion of this offering, and we do not know if a secondary market for the preferred units will develop. We do intend to apply for listing of the preferred units on a national securities exchange or Nasdaq stock market after this offering is completed, but we cannot assure you that we will be successful in satisfying the requirements necessary for listing the preferred units on a national securities exchange or Nasdaq stock market.

                         Unless we are able to list the preferred units, you will be able to transfer or pledge the preferred units only with our prior written consent. Even if we do list the preferred units, it may be necessary to suspend trading if trading would result in adverse income tax treatment for our Company. See "Transfer Restrictions."

How to Buy Preferred     You may fill out a Subscription Agreement and send it
Units                    to us with your check for the amount of your
                         investment. You may also
                         purchase preferred units from any securities broker-dealers who are our sales agents for this offering.

How You Can Contact Us   Our office is at 27 East Monroe Street, Suite 700,
                         Chicago, Illinois 60603. Our telephone number is (312)
                         263-7770 and our fax number (312) 263-8612.

                      SUMMARY FINANCIAL AND OPERATING DATA

The summary financial and operating data below should be read in conjunction with our Financial Statements and accompanying notes and Management's Discussion and Analysis contained elsewhere in this prospectus. Interim results are not necessarily indicative of operating results for the full year.

                                             As of and for the year ended        As of and for the six months ended
                                                      December 31,                             June 30,
                                           -----------------------------------   -----------------------------------
                                                 2002              2001                2003              2002
                                           ----------------   ----------------   ----------------   ----------------
Statement of Income Data:
   Revenues
     Loan portfolio income                 $      2,161,785   $      1,771,391   $      1,689,181   $      1,436,712

   Operating Expenses:
     Interest expense                               293,005            382,873            209,112            149,671
     Loan due diligence costs                       147,458            271,090             75,862             82,636
     Salaries and benefits                          743,607            405,928            358,562            398,471
     Professional fees                               84,550            107,922             74,155             31,447
     Adjustment for loan losses                      47,708             29,904             15,000            (85,577)
     Other, net                                     450,375            463,257            261,074            255,726
                                           ----------------   ----------------   ----------------   ----------------
                                                  1,766,703          1,660,274            993,765            832,374
                                           ----------------   ----------------   ----------------   ----------------
Net Income                                 $        395,082   $        111,117   $        695,416   $        604,338
                                           ================   ================   ================   ================

Balance Sheet Data:
    Net mortgage loans held                $      6,455,012   $      6,942,151   $      7,279,408   $      3,121,264
    Cash and cash equivalents                       748,474            753,880          1,019,185          1,961,499
    Total assets                                  7,420,029         10,253,123          8,588,388          5,221,814
    Senior notes payable                          4,983,684          5,867,185          5,151,567          2,491,183
    Subordinated notes payable                           --                 --            287,000                 --
    Member's capital                              2,387,916          1,992,834          3,083,332          2,597,174

Operating Data:
   Number of loans held                                 209                299                236                122

                                  RISK FACTORS

        Before you invest in the preferred units, you should carefully consider the following risk factors, as well as the other information contained in this prospectus and in any prospectus supplement and in the documents attached as exhibits to this prospectus. Although we have attempted to list comprehensively these important risk factors, we caution you that other factors may in the future prove to be important in affecting our results of operations or your investments. New factors emerge from time to time and it is not possible for us to predict all of these risk factors, nor can we assess the impact of each such risk factor on the business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Risks Relating to the Offering

The preferred units may not be a suitable investment for you.

        The characteristics of the preferred units, including maturity, distribution rate and lack of liquidity, may not satisfy your investment objectives or otherwise be a suitable investment for you based on your ability to withstand a loss of your investment in our preferred units. For instance, prior to purchasing any preferred units, you should consider your investment allocation with respect to the amount of your contemplated investment in the preferred units in relation to your other investment holdings and the diversity of those holdings. We advise you to consult your investment, tax and other professional financial advisors before purchasing any preferred units.

There is no public trading market for the preferred units, which may make it difficult to sell your preferred units. Our Operating Agreement also places significant restrictions on transfer of your preferred units.

        Prior to this offering, there has been no public market for our preferred units, and we do not intend to list the preferred units on any national securities exchange or the Nasdaq stock market until after this offering is completed, if at all. We cannot provide you with any assurance that we will satisfy the requirements to list the preferred units on a national securities exchange or the Nasdaq stock market. Further, even if we do list the preferred units, it may be necessary to suspend trading if trading would result in adverse income tax treatment for our Company. Your ability to liquidate your investment is limited because of the lack of a trading market, transfer restrictions and the limitations on repurchase requests. We have placed significant restrictions on the transfer of preferred units to avoid being taxed as a corporation, and you must receive approval from the board of managers before reselling or transferring your preferred units. We may refuse a transfer when it would adversely affect our income tax status. Our Operating Agreement provides that if you agree to sell or transfer your preferred units without our consent, the transfer is void.

        Due to the restrictions on transfer of the preferred units and the lack of a market for the sale of the preferred units, even if we permitted a transfer, you might be unable to sell, pledge or otherwise liquidate your investment at the time you desire, and any sale may be at a substantial discount. Numerous factors, including the transfer restrictions, will influence the price of the preferred units that you can obtain. One of these factors will be the distribution rate associated with the preferred units as compared with the yields on alternative investment products. Any significant increase in market interest rates from their current levels could lead holders of preferred units to seek higher yields through other investments, possibly adversely affecting the market price of the preferred units. Moreover, numerous other factors such as governmental regulatory action and tax laws could have a significant impact on the future market price of the preferred units.

We are not required to redeem your preferred units, and our ability to repurchase preferred units will be limited.

        As a perpetual life entity, we are not required to dissolve unless members holding 75% of the outstanding common membership interests vote to have us dissolve. Although we intend to redeem all preferred units by January 1, 2009, you do not have a right to have us redeem your preferred units, and we can give you no assurance that we will redeem your preferred units by that date, if at all.

        Although we intend to maintain a preferred unit repurchase plan starting January 1, 2005, it will be a limited program, and prior to January 1, 2007, repurchases of preferred units will be at a discount from the issue price of $25.00. The limited repurchase plan may not provide you with full value for your investment. The amount of repurchases we may make is limited by tax law, by the provisions of our Operating Agreement and by our operating cash needs, and will be subject to our management's determination that the repurchase will not impair our operating cash flows. The total number of preferred units that we may repurchase in any calendar year, for any reason, will be limited to the lesser of 2% of the aggregate number of preferred units outstanding as of the last day of the previous calendar year or $500,000. Our board of managers will have the discretion to not make any repurchases if it would impair our operating capital. Further, even if repurchases are made, prior to January 1, 2007 they will be at a discount from the issue price of $25.00. We cannot assure you that our repurchase program will provide you with an opportunity to sell your preferred units. In addition, redemption or repurchase may be periodically suspended at the discretion of our board of managers and may not be available if there is not adequate capital to pay for redemptions or repurchases.

We may not be able to pay an 8.375% per annum distribution rate on the preferred units.

        Our only significant sources of cash flow for distributions will be payments of principal and interest on Loans or the sale proceeds from Loans, or in some instances, the underlying real estate, that we sell. We will strive to make quarterly distributions equal to 8.375% per annum, but the amount and frequency of any distributions are uncertain as amounts available for distribution may be insufficient to provide distributions at that rate. Amounts available for distribution will depend on the performance of our aggregate Portfolio, which is subject to many risks. Each borrower, and each property securing a borrower's Loan, presents risks of its ability to make payments and the ability of the property to be resold at a price that will avoid loss of our principal and interest due. Delays or failures in payments of interest or principal on the Loans in our Portfolio could delay or make us unable to pay distributions on the preferred units. Our Loans may not meet the revenue expectations projected when the Loans are acquired.

        Our board of managers will evaluate the timing and amount of distributions, based on factors including the cash available for distribution, economic conditions, applicable laws and other facts and circumstances that they think are important to a distribution decision. Our goal is to operate so as to support an 8.375% per annum distribution rate on preferred units from current income, but we may not achieve that level.

We may issue additional preferred membership interests in the future, and this could dilute your ownership interest in us, which could reduce your share of any distributions that we may make during operations or in liquidation.

        Under our Operating Agreement, we may issue up to 2,000,000 preferred membership interests in one or more series, including your Series A preferred units. Although we may not sell preferred units that are senior to your preferred units without the consent of holders of at least 75% of the preferred units, we may sell preferred membership interests that are equal or junior in right to your preferred units. Consequently, assuming we sell the maximum of 1,000,000 preferred units offered by this prospectus, we could sell up to an additional 1,000,000 preferred units without seeking your approval. The sale of additional preferred membership interests, or rights to purchase additional preferred membership interests could reduce the amount of any distributions that we may make to you during operations or in liquidation.

We have significant indebtedness and may incur substantially more indebtedness that is senior to your preferred units, which may affect our ability to redeem, repurchase or make distributions on the preferred units.

        Your right to receive distributions on the preferred units is junior to all of our existing and future indebtedness. As of July 31, 2003, we had indebtedness of $6,597,712 and unused commitments of approximately $402,288 under the revolving portion of our credit facility, which, if drawn upon would also rank senior to your preferred units and $487,000 principal amount of outstanding subordinated unsecured promissory notes that pay fixed rates of interest ranging from 8.70% to 9.15%. We also may incur substantial additional indebtedness in the future which would also rank senior to your preferred units.

        In the event of our bankruptcy, liquidation or dissolution, our assets would be available to make payments to you with respect to your preferred units only after all payments had been made on all of our debt obligations. Sufficient assets may not remain after all such payments have been made to make any payments to you with respect to your preferred units, including payments of accrued distributions. Even if we are able to make payments in respect of your preferred units, we may not be able to distribute enough to return your investment or accrued distribution.

        Additionally, we typically will pledge our Loans or other assets in our Portfolio, requiring payment of interest and principal and possible forced sale of our Loans. The purpose of any borrowings would be to increase the amount of Loans we can purchase so that we can generate income and cash flow in excess of the payments of interest and principal on our debt. However, those payments are required, whether or not we are current in collecting from our Loans.

        Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the preferred units by, among other things:

    . increasing our vulnerability to general adverse economic and industry conditions;
    . requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing amounts available for working capital, capital expenditures and other general corporate purposes;
    . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
    . placing us at a competitive disadvantage compared to our competitors that have less debt; and
    .   limiting our ability to borrow additional funds.

There will be no sinking fund for redemption of the preferred units and no security, insurance or guarantee of our obligation to make distributions on your preferred units.

        Unlike debt under our credit facility, your preferred units will not be secured by any of our assets. We do not, and anticipate that we will not, contribute funds to a separate account, commonly known as a sinking fund, to secure funds for redemption of your preferred units by January 1, 2009. The preferred units are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, or any other governmental or private fund or entity.

You will have little control over our operations.

        Except for limited voting rights, you will have no control over our management and must rely almost exclusively on it to manage our business. Subject to the oversight of our board of managers, our management has complete authority to make decisions regarding our day-to-day operations. Our management may take actions with which you disagree.

If we have difficulty finding Loans or real estate that meet our yield, investment and quality requirements such that we are delayed in investing the proceeds from this offering, it is likely that the returns to you will be reduced.

        The proceeds from this offering will be temporarily invested in money market securities or used to pay down outstanding debt obligations. Such uses will generally produce less income than proceeds invested in Loan investments. Accordingly, to the extent we are delayed in investing those proceeds in Loans, the overall return to us, and therefore to you as a preferred unit holder, may be reduced.

Your interests may conflict with the interests of the holder of our common membership interests.

        Your interests as a holder of preferred units could conflict with the interests of holders of our common membership interests. George Luburich, II, our Chief Executive Officer and Chairman of our board of managers, owns all of the stock of Great Lakes Capital Investments, Inc., which owns all of our common membership interests.

The interlocking interests of Mr. Luburich, as a manager and as the sole shareholder of our only common member, and our Company create conflicts of interest. See "Description of Common and Preferred Membership Interests - Voting Rights." Our Operating Agreement allows us to pay distributions on the common membership interests only after we have paid distributions equal to the distribution rate on the preferred units for all the time that they will have been outstanding. If our investments earn only enough to pay distributions on your preferred units, our holder of common membership interests would not receive any distributions. It could arguably be in the interest of Mr. Luburich, on behalf of our holder of common membership interests, to take greater risks of loss for possibly greater returns.

Independent "due diligence investigation" has not been performed by an offering manager or underwriter.

        The manager or underwriter of an offering of securities is obligated to perform a "due diligence" investigation to confirm the accuracy of the statements made in the offering documents. In our case, we have coordinated the due diligence investigation and no independent investigation has been performed.

We are not providing you with separate legal, tax or accounting representation.

        The Company, its investors and the board of managers are not represented by separate counsel. Although our counsel will provide a tax opinion to the effect that the discussion in the "U.S. Federal Income Tax Considerations" section of this prospectus accurately describes certain U.S. federal income tax consequences to you from your ownership of the preferred units, and an opinion that there is legal authority to issue the preferred units, our counsel and accountants have not been retained, and will not be available to provide, other legal or tax advice to you.

Redemption by us may result in reinvestment risk to you.

        We have the right to redeem your preferred units commencing on January 1, 2005 upon 30 days' written notice to you. Any such redemption may have the effect of reducing the income or return that you may receive on your investment in our preferred units by reducing the term of the investment. In addition, you may not be able to reinvest the proceeds of any such redemption at a distribution rate comparable to the rate paid on our preferred units.

We may not be able to raise sufficient capital in this "best efforts" offering to diversify our investments, and the lack of diversification could increase the risk that we will not accomplish all of our investment objectives.

        This is a best efforts offering, which means that we might raise much less than $25 million of new capital and not be able to diversify our Loan investments. Our existing capital as of June 30, 2003 came from the purchase of our common membership interests by our sole member as well as retention of approximately $2,539,000 of our earnings. That existing capital and borrowings have been invested in our existing pool of Loans. We intend to use the net proceeds of this offering, after payment of broker-dealer commissions and offering expenses, primarily to acquire additional Loans, and secondarily, for several other purposes. See "Estimated Use of Proceeds." If we do not raise significant funds from this offering, we will be able to purchase only a limited number of Loans, and the proportion of capital spent on offering costs will be higher. While we intend to diversify our investments, we are under no obligation to do so and may invest in Loans on residential properties concentrated in a single geographic area or of a certain range in size. If we so limit the diversity of our Portfolio, our operations will be subject to increased risks.

Risks Relating to Our Business

We are subject to many restrictions under our credit facility and must rely on our lender's consent for many business activities, including making distributions on the preferred units.

        We have a revolving line of credit with Textron Financial Corporation that provides for borrowings up to $7,000,000 (our "credit facility"). Our credit facility imposes numerous significant operating and financial restrictions on us and our business activities and requires us to meet certain financial tests. These restrictions may significantly limit or prohibit us from engaging in certain transactions, including the following:

    .   incurring or guaranteeing additional indebtedness;
    . paying distributions on our membership interests (including our preferred units) or redeeming or repurchasing our membership interests (including our preferred units);
    .   making investments;
    .   creating liens on our assets;
    .   issuing or selling equity interests;
    .   transferring or selling assets currently held by us;
    .   engaging in transactions with affiliates;
    .   engaging in mergers or consolidations;
    .   engaging in partnership or joint ventures with other entities;
    .   establishing or creating subsidiaries;
    .   conducting business under a tradename;
    .   engaging in new business activities;
    . purchasing certain mortgages and other assets, from non-qualified sellers; and
    .   issuing subordinated debt in excess of $2,500,000.

        As noted above, the terms of the credit facility prohibit us from paying distributions on our membership interests, which would include the preferred units. We have obtained Textron's consent to our completion of this offering and waiver of any rights it may have under the credit facility in connection with this offering, including the payment of distributions on the preferred units, and we are relying on Textron's consent to allow us to pay distributions on the preferred units.

        These restrictions may limit our ability to execute our business strategy and our ability to obtain additional sources of capital, which may limit our ability to make distributions on, repurchase or redeem the preferred units. In addition, the failure to comply with any of the covenants of our credit facility or to maintain certain financial ratios would cause a default under our credit facility and may cause a default under our other debt agreements which may be outstanding from time to time. A default, if not waived or cured, could result in acceleration of the related indebtedness, in which case such debt would become immediately due and payable. A continuing default under or acceleration of either our credit facility or any other debt agreement, will likely cause a default under one or more of the other debt agreements that otherwise would not be in default, and in which case all such related indebtedness could be accelerated. If this were to occur, we might not be able to repay our debt or borrow sufficient funds to refinance our indebtedness. Even if any new financing were to be available, it might not be on terms that would be acceptable to us or it might not refinance all of our indebtedness as it becomes due. Complying with these covenants may cause us to take actions that are not favorable to you as holders of the preferred units.

        Subject to limitations contained in our credit facility, we may incur substantial additional indebtedness in the future. As with our credit facility and other debt obligations, any such additional borrowings would be senior to the preferred units. If we borrow more money, the risks to you as a holder of preferred units described above could intensify.

If we fail to renew our credit facility with our lender or find a new source of borrowing on acceptable terms we may be forced to liquidate some or all of our Loans and other assets, which will harm our results of operations.

        We depend on borrowings under our credit facility to fund our acquisitions. Our credit facility matures on December 11, 2004, at which time the entire principal sum and all obligations outstanding under the credit facility will be due and payable in full. As of July 31, 2003, that amount was $6,597,712. Our credit facility lender may not renew or extend our credit facility when it matures for reasons that are beyond our control. Even if it offers to renew or extend our credit facility, it may offer us terms that are not acceptable or which require us to satisfy conditions that we cannot meet. In such event, we would be forced to seek one or more other lenders to provide funds for us to repay amounts due under the existing credit facility. We cannot assure you that we could find other lenders or that they would not be more expensive sources of funding. If we cannot renew or replace our borrowings on favorable terms or at all, we would likely have to liquidate some or all of our Loans and other assets in our Portfolio under adverse market conditions, which would harm our results of operations and may result in permanent losses.

The loss of the services of Mr. Luburich would likely have a detrimental effect on us with respect to our obligations and the availability to us of borrowings under our credit facility.

        Mr. Luburich and our common member, which he controls, each guarantee our obligations under our credit facility. The cessation of Mr. Luburich's employment could result in many detrimental effects on us, including by way of example, the refusal or inability of Mr. Luburich and our common member, which he controls, to guarantee our obligations under our credit facility. In addition, the cessation of Mr. Luburich's employment with us would constitute a change in control and an event of default under our credit facility such that, unless we obtained the consent of our senior lender, all outstanding amounts of principal and interest would become immediately due and payable. If this occurs, we cannot assure you that we could find other lenders or that they would not be more expensive sources of funding, and unless we were able to find a new source of borrowing to pay the outstanding amounts of principal and interest under our existing credit facility, we would not have sufficient funds available to both pay all of our outstanding obligations under the credit facility and pay distributions declared with respect to your preferred units. Even if we did find a replacement lender, the time spent arranging for a replacement would delay distributions on your preferred units. In addition, in such event we would likely have to liquidate some or all of our Loans under adverse market conditions, which would harm our results of operations and may result in permanent losses.

We require a high degree of liquidity to operate our business.

        We depend on cash flows from operations and our credit facility and other borrowings to fund our operations and growth. The loss or interruption of any of these sources of funding could adversely affect our ability to operate. Key elements of our strategy are dependent upon us having adequate available cash. These cash needs include:

    . interest and principal payments under our credit facility and other indebtedness;
    .   ongoing operating expenses;
    .   Loan and real estate acquisitions; and
    .   distributions on the preferred units.

        Given our cash needs, we anticipate that we will need to enter into financing transactions on a regular basis. We cannot assure you that we will be able to secure funds to support our cash needs on terms as favorable as past or current transactions. Any adverse change in the funding sources we use could force us to rely on other potentially more expensive funding sources, to the extent available, and could have other adverse consequences. If any of our funding sources become limited it may require us to use more expensive sources of funding. Any material increase in our costs of financing beyond our expectations could negatively impact us.

Our board of managers has broad discretion over the use of proceeds, and you will be relying on our management to select Loans for our Portfolio.

        We intend to use the net proceeds from the sale of the preferred units primarily to acquire additional Loans, and secondarily, to acquire real estate and possibly mortgage banking businesses, and for other general purposes. We may use the proceeds pending such use, to reduce borrowings. See "Estimated Use of Proceeds." Because no specific allocation of the proceeds has been made, our management will have broad discretion in determining how the proceeds of the offering will be used. As a result, management could use the funds in a manner contrary to the best interest of investors.

        When this prospectus was printed, we had not selected any Loans to be purchased with the proceeds of this offering. You will not be able to evaluate Loans before they are purchased. Although we will supplement this prospectus from time to time to describe Loans that we will acquire and our Portfolio, you must rely upon our management to choose Loans for our Portfolio. We cannot assure you that the Loans our management selects will be favorable investments. In addition, we expect, from time to time, to sell Loans in our Portfolio or to receive repayment proceeds and reinvest those proceeds in new Loans rather than distribute all the proceeds to you and other members. You will not have the right to receive cash when we sell our Loans or receive Loan repayments and you must rely on the ability of our management to find replacement Loans in which to reinvest the proceeds.

We might not be successful in achieving our investment objectives if there are significant changes in the economic environment affecting residential real estate.

        Our investments in Loans will be subject to risks related to national economic conditions, the investment climate for residential real estate, local market conditions, interest rates, declining home values, unemployment rates, changes in real estate tax rates, governmental rules, fiscal policies and other factors beyond our control. Changes in these economic factors could cause the value of the properties underlying the Loans we hold to decline below the amount we paid for the Loans, cause some of our borrowers to default on their Loan obligations, or otherwise render some of the ways we do business unattractive.

A change in market interest rates may result in a reduction in our profitability and impair our ability to repay our debt obligations.

        Rapid changes, either upward or downward, in interest rates may adversely affect our profitability. Any future rise in interest rates could unfavorably impact our liquidity and profitability by:

    . reducing the interest rate spread between the rate of interest we receive on Loans and other assets and interest rates we must pay under our credit facility and other debt agreements;
    .   reducing the profit we will realize in sales of Loans; and
    .   limiting our access to borrowings in the capital markets.

        Any reduction in our profitability could also impair our ability to repay our debt upon maturity and make distributions on or redeem or repurchase your preferred units.

Our ability to grow is dependent on our funding sources.

        We presently rely on our credit facility to fund our growth. Even if we sell all of the preferred units offered by this prospectus, we will continue to rely significantly on our credit facility. Subject to the number of our preferred units we sell, we intend to increase our leverage to continue funding our growth through an increase in the amount of our existing credit facility or by acquiring additional financing. However, we may not be able to achieve our desired leverage for various reasons, including but not limited to the following:

    .   our lenders do not make funding available to us at acceptable rates;
    .   we determine that the leverage would expose us to excessive risk; or
    . our lenders require that we provide additional collateral to cover our borrowings.

        Failure to increase our leverage would significantly limit our ability to grow as contemplated. Additionally, if we breach any of our covenants under our credit facility, including various financial covenants, our credit facility lender may terminate the facility and accelerate the indebtedness we owe under our credit facility. We might not be able to find financing to replace the credit facility which could require us to begin liquidating our Loans to cover amounts due.

We may not be able to sustain and manage growth.

        In order to meet our strategic objectives, we plan to continue to expand our Portfolio. Continued growth in this area depends largely on:

    . our ability to identify appropriate Loans and other assets for purchase and to integrate them into our Portfolio; since our risk-based pricing system depends on information regarding Loan borrowers and the real property securing the Loans, limited or unreliable historical information on the borrowers or the real property assets within acquired Loans may have an impact on our ability to successfully and profitably integrate that portfolio;
    .   levels of delinquencies and losses;
    .   the availability of funding on favorable terms;

    . general economic and other factors such as the rate of inflation, unemployment levels and interest rates, which are beyond our control; and
    .   stability and growth in management.

        Our continued growth also depends on our ability to manage this growth effectively. Factors that affect our ability to successfully manage growth include:

    .   retaining and recruiting experienced management personnel;
    .   finding and adequately training new employees;
    .   cost-effectively expanding our facilities;
    .   growing and updating our management systems; and
    .   obtaining capital or access to financing when needed.

Claims by borrowers or purchasers of Loans could result in reduced profitability.

        In the ordinary course of our business, we are subject to claims made against us by borrowers and purchasers of Loans arising from, among other things:

    . repurchases of Loans that do not meet the requirements of the loan purchase agreement;
    . losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentation, error and omission by our employees, officers and agents (including our appraisers);
    .   purchasing Loans that the borrower has already repaid;
    .   incomplete documentation; and
    . failure to comply with various laws and regulations applicable to our business.

        To the extent that claims asserted, pending legal actions or judgments against us result in legal expenses or liability, such expense would result in reduced profitability which could reduce funds available to repay our debt obligations.

Due to intense competition in our business, we may not be able to compete successfully.

        Other companies buy and sell Loans and similar products much as we do, including investment banks. Although we currently do not experience significant pricing pressures or other significant competitive impact from these companies, it is possible that competitive pressure could arise in the future and under circumstances that would make it difficult for us to timely respond to its impact. The barriers to entry in our business of purchasing and reselling of Loans are not substantial, and larger companies with more resources than we have could begin to compete with us. As a result, they may be able to engage in extensive promotional activity and other marketing which may adversely affect our business, particularly during times of general economic decline.

Our service relationship with Wendover is relatively new and untested.

        We have recently engaged Wendover to service the Loans in our Portfolio. Because its services relate directly to the collection of Loan payments, Wendover is critical to our operations and the financial results we obtain from our operations. We believe, after conducting a reasonable investigation, that Wendover will perform services at a level of quality that is commensurate with its Standard & Poor's ratings of "Above Average" as a residential loan servicer and its Fitch ratings of RPS2- as a primary servicer of residential Alt-A and prime products, RPS3 for subprime loans and RSS3 as a special servicer. We will substantially rely on Wendover for all Loan servicing; however, given our new relationship with this firm, we cannot provide, based on direct experience, any particular assurances regarding the quality of its services. If these services were to be rendered with substandard quality, our relationships with our borrowers, the collections we obtain from them and the proper and timely exercise of our legal rights could be materially and adversely affected.

We depend on the services of our officers, and the loss of their services, particularly the services of George Luburich, II, would have a detrimental effect on us.

        Our success depends to a significant extent on the continued service of our officers and in particular on the continued service of Mr. Luburich. The departure of those officers could materially and adversely affect our operations. Although we do carry $2,000,000 of key man insurance on Mr. Luburich, it has been pledged as security for our senior indebtedness. We also have an employment agreement with Mr. Luburich. See " - We have, but may not be able to exercise, an option to repurchase all of the common membership interests in our Company, owned directly or indirectly by George Luburich, II upon termination of his employment with us," and "Certain Relationships and Related Party Transactions" below. In addition, Mr. Luburich and our common member, which he controls, each guarantee our obligations under our credit facility, and the loss of his services would likely have a detrimental effect with respect to our obligations, and the availability of borrowings to us, under our credit facility. See "--The loss of the services of Mr. Luburich would likely have a detrimental effect on us with respect to our obligations and the availability of borrowings under our credit facility" above.

We have, but may not be able to exercise, an option to repurchase all of the common membership interests in our Company owned directly or indirectly by George Luburich, II upon termination of his employment with us.

        Mr. Luburich's employment agreement provides that we have an option to repurchase all of the common membership interests in our Company that he owns directly or indirectly (at a price equal to the greater of their book or market value, determined based on the average of closing bid prices for the 10 trading days prior to the determination or other commercially reasonable method acceptable to the Company and Mr. Luburich if not traded) if his employment with us is terminated. If this occurs and we do not have sufficient funds available such that we are able to repurchase his shares, Mr. Luburich will continue to control the company through his ownership of our common membership interest even though he would no longer be providing any services to us.

We are required to indemnify our officers and members of our board of managers for their good faith actions, and the indemnification obligation may cause any liability they incur to be paid by us.

        Under our Operating Agreement, neither our officers nor our board of managers is liable to us for any acts or omissions that they undertake in good faith and that they believe are in our best interests. Under certain circumstances, our officers and members of our board of managers will be entitled to indemnification from us for losses they incur in defending actions arising out of their position as officers or managers

Our failure to obtain and maintain required licenses could result in fines and other penalties.

        Various states require licensing of companies that originate, own or service residential mortgage loans. Failure to obtain a required license could subject us to fines, penalties, and the inability to use the courts in the jurisdiction to sue under the loan or to foreclose the mortgaged property. In some jurisdictions the residential loan could be void and uncollectible.

        Our failure to obtain and maintain required licenses, even if inadvertent, may result in fines, cease and desist orders, civil penalties, revocation of our license and other statutory enforcement remedies or other government proceedings which could adversely affect our business and the results of our operations.

Current and proposed regulation and legislation limit our business activities, product offerings and fees charged.

        Our business requires us to comply with multiple, complex, and sometimes overlapping federal, state and local laws relating to consumer lending and collection activities. These laws include the Federal Truth in Lending Act, as implemented by Regulation Z, the Federal Trade Commission Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act, the Uniform Consumer Credit Code and other related or similar statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with the laws' provisions. In some cases, this liability may affect an assignees' ability to enforce the related loan. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-

Lending Act, as implemented by Regulation Z could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the Loans against either the originators or the assignees.

        Some mortgage loans known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"). If such mortgage loans were originated after October 1, 1995, are not loans made to finance the purchase of the mortgage property and have an interest rate or origination costs in excess of certain prescribed levels, HOEPA requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to HOEPA. Purchasers or assignees of a High Cost Loan could be liable under federal law for all claims and subject to all defenses that the obligor could assert against the originator of the High Cost Loan, under the Federal Truth-in-Lending Act or other law. Remedies available to the obligor include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee could exceed the amount outstanding on the loan.

        In addition to HOEPA, a number of laws or legislative proposals have been enacted or introduced at both the state and federal levels that are intended to discourage predatory lending practices. Some of the state laws that have been enacted or that are under consideration to be enacted impose requirements and restrictions greater than those in HOEPA. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require obligors to be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of such a mortgage loan could be exposed to all claims and defenses that the obligor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

        The agreements to purchase mortgage loans generally contain representations and warranties by the seller that the mortgage loans complied in all material respects with all applicable local, state and federal laws at the time of origination, and will require the seller to repurchase and/or indemnify the purchaser or assignee or for any mortgage loans which violate this representation and warranty, although the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to the laws. In addition, our ability to collect some or all of the amount due by reason of the indemnification may be impaired by reasons beyond its control such as dispute by the seller, or the seller's liquidation or insolvency.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

        We may incur liability under environmental laws. Various federal, state and local laws make property owners and lenders pay the costs of removal or remediation of certain hazardous substances released on a property. They often impose a penalty without regard to whether an owner, operator, or lender knew of, or was responsible for, the release of hazardous substances. The presence of, or failure to properly remediate, hazardous substances can hurt occupancy of the contaminated property, the ability to operate it as intended and the ability to sell or borrow against it. The presence of hazardous wastes could also result in personal injury or similar claims by private plaintiffs. There may be unexpected regulatory compliance costs that may be significant.

Lending to or owning Loans of credit-impaired borrowers may result in higher delinquencies.

        A significant portion of our Loans are payable by borrowers who are either unable or unwilling to obtain financing from traditional sources such as commercial banks. Loans made to these borrowers may entail a higher risk of delinquency and loss than loans made to borrowers who use traditional financing sources. Historically, we have experienced higher rates of delinquency on loans made to these credit-impaired borrowers as compared to delinquency rates experienced by banks on loans to borrowers who are not credit-impaired. While we use underwriting standards and collection procedures designed to mitigate the higher credit risk associated with lending to these borrowers, our standards and procedures may not offer adequate protection against risks of default. Higher than anticipated delinquencies, foreclosures or losses in our sold and serviced Loans, would reduce our profitability, which could restrict our ability to make distribution on, repurchase or redeem your preferred units.

Collateral securing our Loans may not be sufficient; Limited or non-recourse Loans may limit our recovery to the value of the mortgaged property.

        We may, from time to time, acquire non-recourse or limited recourse Loans, and if we do, we will be limited in the amount we can recover in the event of a borrower default to the value of the specific mortgaged property and other assets, if any, pledged to secure the relevant Loan, which may be less than the amount owed under the Loan. As to those Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Loan greater than the liquidation value of the mortgaged property securing that Loan. In addition, even when we have limited recourse against the borrower, such recourse may be further limited by higher priority liens and real estate tax and other liens, applicable provisions of the laws of the jurisdictions in which the mortgaged properties are located or by the selection of remedies and the impact of those laws on that selection.

        If we must foreclose on a Loan, we could lose money because of the time and cost it could take to sell the property and other collateral that may secure the Loan. If a borrower defaults on its Loan and we assume ownership of the underlying property, we may not be able to find a tenant for the vacant property or be able to sell the property without incurring a loss. If a property owner files for bankruptcy, we may not be able to quickly recover the property from the bankruptcy trustee. Because we probably could not obtain a tenant while a bankruptcy trustee holds a property, the property might not generate enough rental revenue to cover expenses associated with the property during this period. We rely upon professional appraisers for their evaluation of the amount at which we could sell property securing the Loans that we purchase. However, a foreclosure sale could result in a much lower price due to the property's condition, general market conditions or factors beyond our control.

The properties that secure our Loans may not be adequately insured.

        There may not be insurance coverage for a loss to property upon which we lend. We could lose income, or suffer loss on sale of a property, if an uninsured event happened. We require comprehensive liability, fire, flood and extended insurance coverage on all properties that secure our Loans. However, insurance is often not available for certain types of losses, such as terrorism, riots, acts of war, floods or earthquakes. The loan agreements governing our Loans require that insurance coverage for the real property securing the loan be obtained, but if the borrower allows the insurance to lapse, we will have to obtain insurance for the property.

Adverse economic conditions will negatively affect our returns and profitability.

        The terrorists' attacks in New York and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism, as well as the war in Iraq, exacerbated the general economic slowdown experienced by the nation as a whole. The length and severity of any economic downturn cannot be predicted. These events may cause disruption in our business and operation including reduction in supply and demand for Loans, increases in delinquencies and credit losses in our Portfolio, changes in historical prepayment patterns and declines in real estate collateral values. To the extent we experience an economic downturn, unusual economic patterns and unprecedented behaviors in financial markets, these developments may affect our ability to invest in and sell Loans profitably. Should these disruptions or unusual activities occur, our profitability and cash flow could be reduced and our ability to make distributions on and to repurchase or redeem our preferred units could be impaired.

Loss of Investment Company Act exemption would adversely affect us.

        We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940. If we fail to qualify for this exemption then we would be regulated as an investment company and our business would be materially adversely affected. Investment company regulations would prevent us from conducting our business as described in this prospectus by, among other restrictions, reducing our ability to use borrowings. The Investment Company Act exempts entities that are primarily engaged in the business or purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Under the current interpretation of Securities and Exchange Commission staff, in order to qualify for this exemption, we must maintain at least 55% of our assets directly in these qualifying real estate interests. We may, from time to time, acquire Loans that are unsecured or are secured by collateral other than real estate. In some instances, the yield on those Loans may be higher than yields on Loans secured by real estates. In order to insure that we at all times qualify for the exemption from the Investment Company Act, we will limit our acquisitions of such Loans.

U.S. Federal Income Tax Risks

If we are classified as a "publicly-traded partnership" and less than 90% of our income is certain passive "qualifying income," or we are otherwise classified as a "taxable mortgage pool," we would be taxable as a corporation rather than as a partnership.

        We will be treated as a "publicly traded partnership" if our units are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. If we are treated as a "publicly traded partnership" and less than 90% of our income constitutes "qualifying income" we would be taxable as a corporation. "Qualifying income" would include rental income and gain on the disposition of any foreclosed real estate and would include interest on the Loans and gain on the sale or disposition of the Loans unless we are treated as engaged in the financing business. Although not free from doubt, we do not believe that we are, or will be, engaged in the financial business because we are engaged primarily as an investor or trader in Loans, rather than as a dealer due to the fact that we have the expectation of profit from holding and rehabilitating the Loans over a long-term and not with a view toward immediate resale. As a result, we do not believe that we should be treated as a "publicly traded partnership" taxable as a corporation if we become listed on a national securities exchange or Nasdaq stock market.

        We could be treated as a "taxable mortgage pool" taxable as a corporation if the timing and amount of payments on our existing credit facility and distribution rights on our preferred units are considered to be in large part determined by the timing and amount of payments or projected payments on the Loans. We do not believe that the timing and amount of either the payments on our existing credit facility or distributions on our preferred units should be considered to be in large part determined by the timing and amount of payments or projected payments on the Loans that we hold because the credit facility and preferred units are not akin to pay-through bonds but rather the payments on the credit facility and distributions on the units are fixed and unrelated to payments on the Loans. As a result, we do not believe that we should be treated as a "taxable mortgage pool" as a result of the issuance of the preferred units.

The resale of Loans could cause gains to be taxed as ordinary income.

        If we are characterized as a "dealer" in Loans when they (or, in the event of a foreclosure, the underlying real estate) are sold, then gain or loss on sales will be considered ordinary income or loss, rather than capital gain or loss. We do not believe that we should be treated as a "dealer" in the Loans or foreclosed real estate due to the fact that we should not be treated as holding the mortgage Loans and real estate for sale to customers in the ordinary course of business but rather will have the expectation of profit from holding the mortgage Loans over a long-term and not with a view toward immediate resale.

Employee Benefit Plan Risks

An investment in our preferred units may not be suitable for every employee benefit plan.

        If you have investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws, you should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws before you invest. In particular, you should consider the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of your plan that our preferred units constitute. You also should consider whether our preferred units are a prudent investment for your plan and meet plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our preferred units, and whether the investment is permissible under your plan's governing instrument or prohibited under ERISA or the Code. We have not, and will not, evaluate whether an investment in our preferred units is suitable for any particular plan.

        We intend to send your plan an annual statement of value that reports the value of a preferred unit as of the close of each fiscal year. The value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. Because this is only an estimate and may not reflect the actual value of our preferred units, we may subsequently revise any annual valuation that is provided. We cannot assure that:

    . a value included in the annual statement could actually be realized by us or by you upon liquidation;
    . you could realize that value if you were to attempt to sell your preferred units; or
    . an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

        We will discontinue annual statements of value if the preferred units become listed for trading on a national stock exchange or included for quotation on a national market system.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains certain forward-looking statements and information relating to us and our future performance that are based on the beliefs of our managers as well as assumptions made by and information currently available to our managers. These statements are not statements of historical fact. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from such statements. You should not unduly rely on these forward-looking statements as they speak only of our views as of the date the statement was made and are not a guarantee of future performance.

        Forward-looking statements include statements and information as to our strategies and objectives, growth in earnings per share, return on equity, growth in our managed Portfolio, net interest margins, funding costs, operating costs and marketing expenses, delinquencies and charge-offs and industry comparisons or projections. Forward-looking statements may be identified by the use of terminology such as "may," "will," "believes," "does not believe," "no reason to believe," "expects," "plans," "intends," "estimates," "anticipated," or "anticipates" and similar expressions, as they relate to us or our management. These statements reflect management's current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

                                 WHO MAY INVEST

        To purchase units you must represent in the Subscription Agreement attached as Exhibit C that you have received this prospectus and that you have either:

    . A net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000; or
    .   A net worth of at least $150,000 determined with the same exclusions.

        If you are purchasing preferred units through a trust, individual retirement account ("IRA") or other fiduciary account, these standards must be met by the beneficiary, the trust or other fiduciary account itself, or by the trust donor or grantor if they are a fiduciary and directly or indirectly supply the funds for the purchase. An investment in our Company will not create an IRA or other tax-qualified plan for any investor.

        You will be required to purchase a minimum of 100 preferred units ($2,500).

        Because of the lack of a public market, the restrictions on resale of the preferred units, and the tax characteristics of an investment in the preferred units, you should not purchase preferred units unless you do not need liquidity, and are willing to make a long-term investment. Investment firms that participate in the distribution of this offering and solicit orders for preferred units are required to make every reasonable effort to determine that the purchase is appropriate for you. In addition to net worth and income standards, the investment firms are required to determine:

    . whether you can reasonably benefit from an investment in our preferred units based on your investment objectives;
    .   your ability to bear the risk of the investment; and

    .   your understanding of the risks of the investment.

        They must also determine whether you understand:

    .   the lack of liquidity of the preferred units;
    .   the restrictions on transferability of the preferred units;
    . the background and qualifications of the members of our board of managers; and
    .   the tax consequences of your investment.

        If you are a resident of Iowa, Michigan, Missouri, Nebraska, North Carolina, Ohio, or Pennsylvania you should read Exhibit B for suitability requirements particular to your state.

        In addition to other considerations, trustees and custodians of tax-qualified plans should consider the diversification requirements of ERISA in light of the nature of an investment in, and the compensation structure of, the investment and the potential lack of liquidity of the units. The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and the investment.

                                 CAPITALIZATION

The following table sets forth our unaudited capitalization, as of June 30, 2003 on an actual basis and on a pro forma basis assuming that all of the net proceeds from this offering are invested in new Loans. For a description of the application of the net proceeds from this offering, assuming all of the preferred units sold, see "Estimated Use of Proceeds" and "Risk Factors--Risks Relating to the Offering--Our management has broad discretion over the use of proceeds, and you will be relying on our management to select Loans for our Portfolio."

                                                               June 30, 2003
                                           ------------------------------------------------------
                                                                           Pro forma
                                                              -----------------------------------
                                                                  Minimum            Maximum
                                                Actual            Offering           Offering
                                           ----------------   ----------------   ----------------
                                                            (dollars in thousands)
Cash and cash equivalents                  $      1,019,185   $      1,019,185   $      1,019,185
                                           ================   ================   ================

Liabilities:
Senior notes payable                       $      5,151,567   $      5,151,567   $      5,151,567
Subordinated notes payable                          287,000            287,000            287,000
Accounts payable and accrued expenses                66,489             66,489             66,489
                                           ----------------   ----------------   ----------------
  Total liabilities                               5,505,056          5,505,056          5,505,056

Members' Equity:
Preferred membership interests (1)                       --            635,000         23,675,000
Common membership interests                         544,580            544,580            544,580
Accumulated earnings                              2,538,752          2,538,752          2,538,752
                                           ----------------   ----------------   ----------------
   Total members' equity                          3,083,332          3,718,332         26,758,332
                                                              ----------------   ----------------
   Total liabilities and members' equity   $      8,588,388   $      9,223,388   $     32,263,388
                                           ================   ================   ================

/(1)/ Pro forma balances reflect issuance of 40,000 preferred units for net proceeds of $635,000 and 1,000,000 preferred units for net proceeds of $23,675,000, respectively. In each case, broker-dealer commissions are assumed to be incurred on all preferred units issued.

                            ESTIMATED USE OF PROCEEDS

        Assuming we sell all of the preferred units we are offering, we would expect to receive approximately $24,000,000 of net proceeds from this offering after deducting any broker-dealer commissions (but before deducting expenses associated with this offering, which are estimated at $325,000). Although we have no specific plan to allocate the proceeds, we intend to use the net proceeds from the sale of the preferred units primarily to acquire additional Loans and secondarily to acquire real estate and possibly mortgage banking businesses and for other general purposes. We may use the proceeds pending such use to reduce borrowings.

                                  OUR BUSINESS

Overview

        We are a specialty finance and asset management company primarily engaged in the acquisition, management, and sale of loans secured by real estate. We typically acquire our loans at a discount relative to their aggregate unpaid principal balances. From time to time, we may acquire loans that are past due at the time we purchase them, and we may also, from time to time, acquire non-conforming loans. Non-conforming loans are mortgage loans for borrowers with lending profiles that do not "conform" to the underwriting guidelines established by the Federal National Mortgage Corporation and the Federal Home Loan Mortgage Corporation. We also, from time to time, may originate loans, although to date, loan origination has not been a significant part of our business (we refer to our originated loans, together with those that we acquire as our "Loans"). We may, from time to time, acquire real estate through foreclosure of Loans in our portfolio, which is commonly referred to as REO in the mortgage banking industry, or purchase such real estate directly or in connection with our purchase of loan portfolios (together with our Loans, our "Portfolio"). We also serviced and collected on our Loans before we outsourced those functions to Wendover in May 2003. As part of our growth strategy, further described below, we may expand our existing business and also may, from time to time, acquire mortgage banking businesses. We previously had a wholly-owned subsidiary, Great Lakes Funding I, LLC, that did not conduct any operations and was dissolved on July 31, 2003.

        We use borrowed funds and our equity capital to acquire and invest in Loans and other assets and seek to generate income for distribution to our members based on the difference between the yield from our Portfolio or the sale or payoff of our Loan assets and the cost of our borrowings.

        As of June 30, 2003, our Portfolio comprised 99% secured loans (mostly secured by single family residential real estate), 1% unsecured loans and no real estate. See "Our Investments," below for a description of the types of investments we make.

Our Investment Strategies

        Our board of managers has established the investment strategies described below and any revisions in such strategies require the approval of the board of managers. In general, the board of managers has the power to modify or alter such policies without your consent.

        Our Basic Strategy

        Our basic strategy is to hold Loans and other assets in our Portfolio, fund them using equity capital and borrowed funds and generate earnings from the difference or spread between the yield on our assets or the sale or payoff of Loans from our Portfolio and our cost of borrowing. We financed the acquisition of our current Portfolio with a $7,000,000 senior secured credit facility provided by Textron Financial Corporation, a commercial finance company, which we refer to in this prospectus as "Textron" or our "senior lender." The credit facility matures on December 11, 2004. If we fail to renew our credit facility with our senior lender prior to the expiration of our credit facility or obtain sufficient replacement funding on favorable terms or at all, we will have to obtain more expensive financing from a difference source and will be limited in our ability to acquire Loans and other assets, which will harm our results of operations. We also have used the net proceeds from a private offering of subordinated, unsecured promissory notes, aggregating $487,000, with maturities ranging from 24 to 36 months. See "Information Regarding our Credit Facility and Other Debt and Resulting Restrictions on Operations," below.

        Our Growth Strategy

        We believe that our loan asset management expertise will allow us to expand our Portfolio with only a minimal increase in incremental general and administrative costs. The principal components of our growth strategy are the following:

    . Continue to pursue acquisitions of Loans. We target Loans that fit our acquisition and yield criteria and otherwise strategically fit with our business.
    . Expand acquisition channels. We intend to increase our ability to acquire more Loans by expanding our channels of acquisition, by using loan portfolio brokers to assist in our sourcing Loans and increasing our general market presence through increased advertising.
    . Outsourcing of labor intensive activities. By outsourcing our labor intensive activities such as collection and servicing operations for our Portfolio, we gain further control over our servicing and collection expenses. See "Mortgage Loan Servicing," below. We believe this strategy increases our operational flexibility and ability to grow our business without significantly adding additional labor expenses.

If this offering is successful, we intend to pursue other strategies to further grow our Portfolio and the earnings our Portfolio generates, which may include issuing additional equity and debt securities when market opportunities exist to profitably increase the size of our balance sheet through the use of leverage; and lowering our effective borrowing costs over time by seeking other financing vehicles. We may expand our existing business by acquiring one or more mortgage banking businesses that originate, service and sell loans to third parties with the intent of gaining economies of scale.

Our Investments

        Mortgage Loans. We seek to acquire loans that will produce competitive returns after considering the costs associated with financing, managing and reserving for these investments. Although a majority of the Loans we make or acquire and may, in the future, make or acquire, typically, but not always, are secured by first mortgages or other security interests on residential real estate, some of our loans are unsecured or are secured only by non-real estate collateral. Some of our Loans may be unsecured because of their size. Our Loans may be fully amortizing or partially amortizing or interest only with a balloon payment due at maturity, or switching to become fully amortizing after a balloon payment. Some of the variable rate loans that we acquire have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate change date and others do not. Some, but not all of our Loans may be covered by private mortgage insurance providing additional protection to us against credit risk. Our Loans include both fixed rate and adjustable or variable rate ("ARM") loans, the mix of which varies from time to time. We typically will not acquire consumer product-based loans or loans secured by mobile homes or land, but otherwise are not restricted in the types of loans in our Portfolio.

        Other Investments. We may acquire other investments that include real estate. Although we expect that our other investments will be limited to less than 25% of total assets, we have no limit on how much of our assets will be allocated to other investments. There may be periods in which other investments represent a large portion of our assets.

Direct Loan Origination

        We do, from time to time, originate mortgage loans, but the number of loans we have originated has not been significant. To date, our loan origination activities have been primarily in connection with the sale of real estate in our portfolio; for example, we may extend financing to a buyer who is acquiring real estate from us. We may, in the future, increase our loan origination activities. However, the loan origination process is a labor- and document-intensive business. If we were to increase our loan origination activity, we would have to add significant "back office" systems and personnel or contract with third party mortgage service providers to provide loan processing, underwriting, documentation and closing functions required to originate and close mortgage loans. Additionally, many states regulate loan originators and require that they be licensed, which also adds to the cost of performing these activities. We believe that we have complied with applicable regulations and licensing requirements. As of June 30, 2003, we were licensed to originate loans in three states. See "Licensing Requirements," below.

The Loan Acquisition Process

        We identify Loans for purchase through our contact database that contains over 8,000 banks, mortgage companies and other financial institutions throughout the United States. We also have relationships with several loan portfolio brokers that supply a consistent flow of product. We may acquire mortgage loans directly from originators and from entities holding mortgage loans originated by others. Once we identify Loans or other assets for purchase, we prepare and deliver to the seller a loan purchase agreement. Our standard loan purchase agreement typically permits us two to four weeks to complete our due diligence on the portfolio loans prior to purchase. We typically perform due diligence on all Loans in a package that we consider for purchase. Our due diligence process may include one or more of the following:

    .   completing new appraisals on the property;
    . obtaining broker price opinions (pricing opinions generally are prepared by licensed real estate agents who evaluate the mortgaged property), new credit reports, lien searches and new title policies;
    .   re-underwriting borrower's income; and
    .   reviewing regulatory compliance.

        Once we have completed our due diligence review of the loans, we determine an acceptable purchase price for the loans and complete the purchase with the loan portfolio seller. Although our standard loan purchase agreement requires that property insurance be maintained on property that serves as collateral for loans that we purchase, if the borrower fails to maintain insurance on property that is security for one of our Loans, Wendover will obtain insurance on the property on behalf of the borrower.

Mortgage Loan Servicing

        We do not acquire Loans unless we also acquire the servicing rights, which may include some or all of the following: collection of loan payments, management of escrow accounts, provision of monthly statements and notices to borrowers and other customer services, loan collection as well as loss mitigation, foreclosure, bankruptcy and real estate-owned management services. In May 2003, we entered into an agreement with Wendover that provides for it to be the sub-servicer of our Loans. We pay Wendover a monthly fee that is the greater of $3,000 or a fee per Loan and file per month for every Loan asset it services as well as late fees and other miscellaneous fees. According to information available from Wendover, it services as many as 300,000 loans with an aggregate asset value of approximately $17 billion . Standard & Poor's has ranked Wendover as an "Above Average" residential loan servicer. Fitch, Inc. has rated Wendover "RPS2-" as a primary servicer of residential Alt-A and prime products, "RPS3" for subprime loans and "RSS3" as a special servicer.

Licensing Requirements

        Various states require licensing of companies that originate, own or service residential mortgage loans. Failure to obtain a required license could subject a company to fines, penalties, and the inability to use the courts in the jurisdiction to sue under the note or to foreclose the mortgaged property. In some jurisdictions the residential loan could itself be void and uncollectible. We believe that we are licensed in all jurisdictions in which licensing is required to own residential mortgage loans. Wendover, which services our Loans, has represented to us that to the best of its knowledge, it has all licenses and is in compliance with all regulations necessary to carry on its business in all jurisdictions where licensing is necessary for Wendover to conduct business under its agreement with us. We are also licensed in all states where we believe it necessary to be licensed for the Loans that we are currently originating. We plan to obtain licenses in those jurisdictions where we believe licensing is necessary to originate residential mortgage loans prior to us originating any residential mortgage loans in those jurisdictions. Licensed entities must undergo periodic examinations by the state agencies given enforcement authority over the licensed entities for compliance with applicable laws and regulations. While we believe that we have implemented adequate compliance procedures and are in material compliance with applicable laws and regulations. These laws and regulations, they are often complicated and difficult to interpret. Although we fully intend to maintain material compliance under all circumstances, our failure to do so, even if inadvertent, may result in fines, cease and desist orders, civil penalties, revocation of our license and other statutory enforcement remedies or other government proceedings which could adversely affect our business and the results of our operations.

Information Regarding Our Credit Facility and Other Debt and Resulting Restrictions on Operations

        As indicated above, we finance the acquisition of our Loans and other assets in our Portfolio using (i) equity capital and (ii) borrowings. We have a revolving line of credit with Textron that provides for borrowings up to $7,000,000. The amount is subject to and limited by a borrowing base calculation that is indexed to our qualifying financial assets. The aggregate unpaid principal balance of all advances under the loan agreement bears interest, until repaid, at a rate equal to the greater of the commercial lending rate per annum as published in the Wall Street Journal, Midwest Edition plus 2% or $10,000 per month. We have granted Textron a security interest in substantially all of our receivables, inventory, and cash as collateral for the line of credit. Certain mandatory prepayments are required in the event of qualifying asset sales, capital contributions or debt issuances. The credit agreement will expire on December 11, 2004. We may not be able to renew or extend the credit facility at all, or on terms favorable to us, at the time it expires. See "Risk Factors - If we fail to renew our credit facility with our senior lender or obtain sufficient funding on favorable terms or at all, we will be limited in our ability to acquire Loans and other assets, which will harm our results of operations" above.

        Our credit facility imposes significant operating and financial restrictions, including the issuance of membership interests, on us and requires us to meet certain financial tests monthly. These restrictions may significantly limit or prohibit us from engaging in certain transactions, including the following:

    .   incurring or guaranteeing additional indebtedness;
    . paying distributions on our membership interests (including our preferred units) or redeeming or repurchasing our membership interests (including our preferred units);
    .   making investments;
    .   creating liens on our assets;
    .   transferring or selling assets currently held by us;
    .   engaging in transactions with affiliates;
    .   engaging in mergers or consolidations;
    .   engaging in partnership or joint ventures with other entities;
    .   establishing or creating subsidiaries;
    .   conducting business under a trade name;
    .   engaging in new business activities;
    . purchasing certain mortgages and other assets, from non-qualified sellers; and
    .   issuing subordinated debt in excess of $4,000,000.

        We have obtained Textron's consent to our consummation of this offering and waiver of any rights it may have under the credit facility in connection with this offering, including the payment of distributions on the preferred units.

        Mr. Luburich and our common member, Great Lakes Capital Investments, Inc. which he controls, each guarantee our obligations under our credit facility. Great Lakes Capital Investments, our sole common member, has granted to Textron a first priority security interest in all of the membership interests of our Company, and Mr. Luburich has granted to Textron a first priority interest in all of the capital stock of our common member (because we were a single member limited liability company at the time we entered into the loan agreement for the credit facility, Great Lakes Capital Investments is referred to in the loan agreement as our parent company). The cessation of Mr. Luburich's employment could result in many detrimental effect on us, including by way of example, the refusal or inability of Mr. Luburich and our common member which he controls, to guarantee our obligations under our credit facility. In addition, the cessation of Mr. Luburich's employment with us would constitute a change in control and an event of default under our credit facility such that, unless we obtained the consent of our senior lender, all outstanding amounts of principal and interest would become immediately due and payable, and we would have to obtain a new source of borrowing, which may be more expensive than under our present credit facility, if we are able to obtain a new source of borrowing at all. Even if we did find a replacement lender, the time spent arranging for a replacement would delay distributions on your preferred units. In addition, in such event we would likely have to liquidate some or all of our Loans under adverse market conditions, which would harm our results of operations and may result in permanent losses.

        These restrictions may limit our ability to execute our business strategy and our ability to obtain additional sources of capital, which may limit our ability to make distributions on, repurchase or redeem the preferred units. In addition, the failure to comply with any of the covenants of our credit facility or to maintain certain financial ratios would cause a default under our credit facility and may cause a default under our other debt agreements which may be outstanding from time to time. A default, if not waived or cured, could result in acceleration of the related indebtedness, in which case such debt would become immediately due and payable. A continuing default under or acceleration of either our credit facility or any other debt agreement, will likely cause a default under one or more of the other debt agreements that otherwise would not be in default, and in which case all such related indebtedness could be accelerated. If this were to occur, we might not be able to repay our debt or borrow sufficient funds to refinance our indebtedness. Even if any new financing were to be available, it might not be on terms that would be acceptable to us or it might not refinance all of our indebtedness as it becomes due. Complying with these covenants may cause us to take actions that are not favorable to you as holders of the preferred units. See "Risk Factors - We are subject to many restrictions under our credit facility and must rely on our lender's consent for many business activities, including making distributions on the preferred units."

        In addition, as of July 31, 2003, we also have outstanding subordinated, unsecured promissory notes in an aggregate principal amount of $487,000 that were issued between March 17, 2003 and July 30, 2003 with maturities ranging from 24 to 36 months. We make monthly interest payments on the subordinated notes at fixed rates ranging from 8.70% to 9.15%.

        Payment of amounts due under our credit facility, subordinated notes and any indebtedness that we may incur in the future are senior in priority to the payment of distributions on your preferred units. Similarly, return of principal on our debt obligations is senior in priority to any return of capital with respect to your preferred units in the event of our liquidation. If we default in the payment of any principal or premium, interest or any additional amounts on any indebtedness when due and payable, whether at maturity or on a date fixed for prepayment or declaration or otherwise, or an event of default occurs with respect to any indebtedness permitting its holders to accelerate the maturity of the indebtedness, and we have been given written notice of that event by those holders, then unless and until that default in payment or event of default has been cured or waived or ceases to exist, we may not make, or agree to make, any direct or indirect payments in cash, property or securities, by set-off or otherwise, on account or in respect of the preferred units.

        In addition, in the event of:

    . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to our Company or our property;
    . any proceeding for the liquidation, dissolution or other winding-up of our Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;
    .   any assignment by us for the benefit of our creditors; or
    .   any other marshaling of our assets,

we must first pay in full (or make provision for such payment) in cash or cash equivalents all of our outstanding indebtedness (including interest accruing after the commencement of any proceeding, assignment or marshaling of our assets) before we may make any payment or distribution, whether in cash, securities or other property, on account of the preferred units. In that case, any payment or distribution which would otherwise be payable or deliverable in respect of the preferred units must be paid or delivered indirectly to the holders of indebtedness, or to their representative or trustee, in accordance with the priorities then existing among those holders until all indebtedness has been paid in full.

Investment Company Act Considerations

        We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. If we were to become regulated as an investment company, our use of leverage would be substantially reduced. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretation of the staff of the Securities and Exchange Commission ("SEC"), we must maintain at least 55% of our assets directly in Qualifying Interests as defined in the Code. We closely monitor our compliance with this requirement and we intend to maintain our exempt status. We have been able to maintain our exemption so far by limiting our acquisition of loans that do not qualify for the exemption.

Competition

        When we invest in Loans and other assets, we compete with a variety of investment banking firms, institutional investors, including real estate investment trusts (REITs), insurance companies, mutual funds, pension funds, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do.

Corporate Governance

        We are an internally managed company, meaning that we have our own employees and officers who manage our company, subject to the supervision of our board of managers. Upon completion of this offering, our board of managers will consist of a majority of independent managers. The Audit and Compensation Committees of the board of managers will be composed exclusively of independent managers.

Employees

        As of June 30, 2003, we had nine employees.

Additional Company Information

        We were formed as an Illinois limited liability company on March 22, 2000 and commenced our operations shortly thereafter. Our principal executive offices are located at 27 East Monroe Street, Suite 700, Chicago, Illinois. Our telephone number is (312) 263-7770 and our fax number is (312) 263-8612. Our website address is http://www.glcap.com. As soon as reasonably practicable after we electronically file, with the Securities and Exchange Commission, our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB, our current reports on Form 8-K, and any amendments to those reports that we file or furnish pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, we will make then available free of charge, through our website.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

        This Management's Discussion and Analysis contains various "forward looking statements" within the meaning of federal securities laws which represent management's expectations or beliefs concerning future events, including statements regarding anticipated application of cash, expected returns from Loan portfolio income, growth in revenue, the sufficiency of cash to meet operating expenses, rates of distribution, and other matters. These, and other forward looking statements made by our managers, must be evaluated in the context of a number of factors that may affect our financial condition and results of operations, including the following:

    . Market and economic conditions which affect the value of the Loans we own and the cash from interest income such Loans generate;
    .   resolution by our managers of conflicts with which they may be confronted;
    . the success of our managers of locating Loan portfolios with favorable risk return characteristics; and
    .   the effect of borrower defaults.

Results of Operations

        Our revenues principally include interest income and related fees on our Loans, amortization of purchase discount over the scheduled life of the applicable Loans and net gains from early payoff or sale of our Loans. As such, revenues in any period are influenced by the size of that period's Portfolio and the number of Loans that get paid off early (generally as part of a refinancing transaction) or sold during that period. We have little control over the timing of early payoffs. The size of our Portfolio and the number of Loan sales in any particular period fluctuates from period to period based on our capital requirements and availability and the timing of our identification and investigation of available loans to purchase that meet our acquisition and yield criteria.

        Our business may be considered to be seasonal in that the availability of loans that we may acquire is often greater at year end. We believe this seasonality is the result of loan sellers modifying their financial position prior to year end.

        Our larger operating expenses generally include interest expense on our outstanding debt, salaries and benefits, loan due diligence costs, professional fees and office expenses, including rent. Other than interest, these expenses do not necessarily fluctuate in accordance with our revenues. As we generally use cash proceeds from servicing or selling our Loans to reduce outstanding debt and conversely, utilize available borrowings to purchase additional Loans, our outstanding debt - and therefore our interest expense - tends to fluctuate in relation to our revenues. Other expenses tend to be fixed within reasonable ranges if there are no unusual operating or other activities.

        Due to our status as a limited liability corporation, we have not been subject to income taxes.

Six months ended June 30, 2003 compared to Six months ended June 30, 2002

        Revenues for the six months ended June 30, 2003 were $1,689,181, an increase of 18% compared to revenues of $1,436,712 during the first six months of 2002. Our average monthly balance of Loans held during the 2003 period was $7,232,932 versus $5,665,642 during the 2002 period, an increase of 28%. Our June 30, 2002 Portfolio was down as low as $3,164,014 as we were selling more Loans and acquiring less Loans in reaction to our then-current credit facility coming near its scheduled maturity. The interest income increase caused by the increase in average Loans held was somewhat offset by a lower average interest rate on the Portfolio due to the general decline in interest rates from early 2002 to 2003. In addition, we realized more net gains on sales of loans during the 2003 period than in the 2002 period because the interest rate environment was lower and prices for loans were higher.

        Interest expense increased 40% to $209,112 for the six months ended June 30, 2003 from $149,671 for the 2002 comparable period, partially as a result higher average outstanding borrowings of approximately $960,000 under our credit facility in the 2003 period versus the 2002 period. The additional borrowings were used to acquire additional Loans during 2003. Additionally, the 2003 interest expense includes over $28,000 of amortization of financing costs deferred upon entering our new credit facility with Textron in late 2002.

        Loan due diligence costs, which also include costs associated with performing due diligence on loans that we ultimately reject, was fairly constant between periods at $75,862 for the 2003 period and $82,636 for the 2002 period reflecting the similar number of loans being reviewed during those periods.

        Other operating expenses increased from $600,067 for the six months ended June 30, 2002 to $708,791 for the comparable period in 2003, an 18% increase primarily due to a $100,577 change in our adjustment for loan losses. The adjustment in the 2002 period resulted in income of $85,577 as we reduced our allowance for loan losses in line with our almost $4 million reduction during that period in our Loans held. The decrease in Loans did not result in the losses we had previously estimated might occur. The 2003 adjustment was an increase in the reserve of $15,000.

        As a net result of the factors described above, our net income for the six months ended June 30, 2003 was $695,416 versus net income of $604,338 for the comparable 2002 period, a 15% increase.

Year ended December 31, 2002 compared to Year ended December 31, 2001

        Revenues increased 22% to $2,161,785 in 2002 from $1,771,391 in 2001.
This $390,394 increase is primarily due to an increase in net gains from the sale of Loans during 2002 when we sold 402 Loans versus 293 Loans during 2001. The increased Loan sales were a result of our then-current credit facility coming due in mid-2002. The facility was ultimately extended until December 2002 and refinanced with our present credit facility. In addition, our average Loan balance during 2002, despite our mid year Portfolio reductions, was $827,246 higher than during 2001 reflecting large sales of Loans in December of that year. Offsetting this increase in average Loan balance was a decrease in 2002 in average interest rates on our Portfolio in line with the general decline in interest rates from 2001 to 2002.

        Interest expense was $293,005 in 2002 versus $382,873 in 2001. Higher average borrowings to support our higher average Loan balances during 2002 was more than offset by higher average interest rates during 2001. In addition, 2001 interest expense includes the amortization of approximately $45,000 of previously deferred financing costs related to our previous credit facility. As that facility was originally scheduled to mature in December 2001 (and later extended to mid-2002), the deferred costs were all amortized in 2001 and 2002 had no similar amortization. As described above, our current credit facility was not entered into until December 2002.

        Loan due diligence costs declined sharply in 2002 to $147,458 versus $271,090 in 2001. This decrease is due to lower Loan purchases in 2001 and less due diligence being performed on loan portfolios.

        Other operating expenses increased from $1,006,311 in 2001 to $1,326,240 in 2002. This increase relates primarily to increases in salaries and travel expenses during 2002 (even after consideration of a $210,000 charge from our member in 2001 related to our member paying various payroll and other costs on our behalf during the early part of that year). The salary increase was primarily due to larger base salary increases for our executive team. Travel expense was higher in 2002 due to more corporate travel to generate new business.

        Our net income for 2002 was $395,082 versus $111,117 for 2001, an increase of $283,965.

Liquidity and Capital Resources

        Prior to this offering, our primary sources of cash have been the net proceeds from our credit facility and our subordinated, unsecured promissory notes, interest income, the net proceeds from the settlement and sale of Loans and capital contributed for common membership interests. Our primary uses of cash are investment in Loans, the payment of expenses related to the acquisition and management of our Loans and the administration of the Company.

        Cash flows from operating activities for the six months ended June 30, 2003 and 2002 were $708,719 and $378,332, respectively. This increase was principally due to higher earnings in the 2002 period excluding the effect of noncash adjustments for Loan losses (which were income of $85,577 in the 2002 period versus expense of $15,000 in the 2003 period) and the payment in early 2002 of approximately $177,000 of commissions on a late 2001 sale of Loans. For the years ended December 31, 2002 and 2001, cash flows from operating activities were $277,776 and $786,570, respectively. Higher 2002 earnings offset by the late 2001 accrual for and corresponding early 2002 commission payments and the 2001 receipt of advances made to our member in 2000 resulted in this large decrease in operating cash flows from 2001 to 2002.

        Cash flows from investing activities were ($841,411) for the first half of 2003 and $4,205,289 for the comparable period in 2002 principally due to significantly more proceeds from the sale of Loans in the 2002 period as a reaction to the mid-year scheduled maturing of our previous credit facility. For the full year 2002, cash flows from investing activities were $705,319 as Loan purchases during the later part of the year increased relative to Loan sales. Investing cash flow for 2001 was an outflow of $5,416,576, primarily reflecting the $5,050,576 more proceeds used to purchase Loans that year than received from Loan sales that year.

        Cash flows from financing activities in the first half of 2003 were $403,403 and included the gross proceeds of $287,000 from the issuance of our subordinated, unsecured promissory notes in June 2003. Such flows for the six months ended June 30, 2002 were ($3,376,002) as a result of net payments against our credit facility as funded by our net proceeds from Loan sales and purchases activity during that period. Cash flows from financing activities for the 2002 year were ($988,501) compared to $4,342,167 for 2001. Most of these cash flows relate to net payments or borrowings under our credit facility in reaction to the level of Loan sales and purchases during the respective years.

        Through December 11, 2002, we had a revolving line of credit with a bank that provided for borrowings up to $10,000,000. On December 11, 2002, we refinanced our outstanding borrowings under our current credit facility with Textron. This facility provides for borrowings up to $7,000,000 subject to a borrowing base limitation indexed to the Company's qualifying financial assets. The related agreement terminates in December 2004 and provides for early termination fees of up to $210,000 under certain circumstances. Certain mandatory prepayments are required in the event of qualifying asset sales, capital contributions or debt issuances.

        In June 2003, we issued $287,000 of subordinated, unsecured notes payable as part of a private debt offering planned to raise up to $4,000,000. In July 2003, we raised an additional $200,000 from new issuances before we terminated the debt offering in conjunction with this offering of preferred units. The issued subordinated notes mature over 24 to 36 months.

        We commenced this offering of preferred units to raise up to $24,000,000 of net proceeds before certain offering expenses. While we cannot reasonably estimate the timing of our receipt or amount of any proceeds from this offering, our management believes that such proceeds will be significant and will provide the funding necessary to expand our Portfolio and increase our profits.

        After the first issue date of the preferred units, we intend to declare and pay distributions to the preferred unit holders on a quarterly basis, which, if made, will be a new use of cash flows for us. In addition, commencing January 1, 2005, we may repurchase or redeem, at our option, preferred units at, above or below the issue price per preferred unit plus accrued, but unpaid distributions. Funding for such repurchases or redemptions will likely be from cash flows or borrowings under our existing credit facility.

        We expect that cash generated from our Portfolio investments, availability under our credit facility and proceeds from this offering will be sufficient for the foreseeable future to acquire Loans that meet our acquisition and yield criteria and to pay all of our expenses. Additionally, we expect to have sufficient funds to satisfy the 8.375% distribution rate on the preferred units on a timely basis. If market conditions warrant, we may seek to raise additional funds for investment through preferred membership offerings, although the timing and amount of such offerings cannot be determined at this time.

Critical Accounting Policies and Estimates

        Our financial statements reflect the selection and application of accounting policies that require our management to make significant estimates and assumptions. We believe that the following is one of the more critical judgment areas in the application of our accounting policies that currently affect our financial condition and results of operations.

        Our revenue recognition policy includes recognition of interest income and purchase discount amortization (over the scheduled life of the Loans) upon receipt of periodic payments on outstanding Loans before all principal is paid to us on those loans. Management continually reviews the status of our Loans to determine when and if income should stop being recognized or when allowance reserves should be specifically established. Management considers the particular circumstances regarding the individual borrower, such as declared bankruptcies, history of delinquent payments, lack of adequate loan documentation and various other factors when making these determinations. Additionally, based on historical experience and current economic conditions, management estimates a general reserve against our Portfolio. Adverse Loan experiences are mitigated by our routine due diligence investigation of substantially all Loans in a portfolio before we purchase it.

                                   MANAGEMENT

        Our business and affairs is managed by the board of managers and not by our members. Currently, our board of managers consists of two managers, George Luburich, II, also our founder, Chairman and Chief Executive Officer, and Jeffrey T. Bromley, our Chief Operating Officer and Senior Vice President. Three additional managers will join our board of managers when we have sold at least the minimum offering of 40,000 preferred units ($1,000,000). These additional managers have been designated by Mr. Luburich as the owner of our sole common member. Except in the limited circumstances described below, only members holding common membership interests ("common members") have voting rights with respect to the election of managers, and thus, Mr. Luburich, who owns all of the stock in Great Lakes Capital Investments, Inc., the only holder of our common membership interests, elects the members of our board of managers.

        As holders of preferred units, you generally will not have any right to vote for the election of members of our board of managers. However, if at any time we fail to pay three consecutive quarterly distributions at a rate of 8.375% per annum on your preferred units or any parity membership interests, the number of members of our board of managers will automatically be increased (if not already increased by reason of similar types of provisions with respect to any parity membership interests) by two, and the holders of the preferred units, together with holders of any classes of parity membership interests, voting together as a single class, will have the right to elect two manager members to fill the positions created. The right will continue until we have paid all distributions that are past due. Any manager elected by the holders of the preferred units will hold office through the end of such manager's term, provided, however, that if distributions are still in arrears at the end of such manager's term, then such manager will continue as a manager for one or more additional terms until all distributions have been paid. Thereafter, the board of managers will determine in its sole discretion whether such manager will be re-nominated.

        The board of managers has full authority to act on our behalf. The board of managers acts collectively through meetings, committees it establishes and our officers. Biographical information for the persons who are or will become members of our board of managers is set forth below.

                        Members of the Board of Managers

        -------------------------------------------------------------------------------------------------------
                      NAME                AGE                 POSITION                     TERM EXPIRES
        -------------------------------------------------------------------------------------------------------
        George Luburich, II               39       Chairman of the Board of Managers             2007**
                                                   and Chief Executive Officer

        Jeffrey T. Bromley                32       Chief Operating Officer, Senior               2004
                                                   Vice President and Manager

        Mark D. Thompson*                 45       Manager Nominee                               2004

        Patrick M. Snyder, II*            39       Manager Nominee                               2004

        Edward M. O'Connor*               62       Manager Nominee                               2004
        -------------------------------------------------------------------------------------------------------

        *Designates independent manager nominee
        **Mr. Luburich's employment agreement requires that he remain on the Board of Managers until December 31, 2007.

        George Luburich, II. Mr. Luburich founded our Company in March 2002 and has served as the Chairman of our board of managers and as our Chief Executive Officer since our inception. Mr. Luburich also is the sole stockholder of our sole common member, Great Lakes Capital Investments, Inc. Prior to forming our Company, Mr. Luburich also founded Great Lakes Capital Partners, LLC in 1998, which was dissolved in April 2000. Mr. Luburich also served as the National Sales Manager for Bayview Financial Trading Group, LP. He has also served as Vice President in the Real Estate & Structured Finance Group of McDonald & Company Securities, the Senior Vice President and National Sales Manager of the Mortgage Acquisition Company and has held various positions at Inland Real Estate Group. He received a Bachelor of Commerce degree from DePaul University.

        Jeffrey T. Bromley. Mr. Bromley has served as our Chief Operating Officer and Senior Vice President since joining us in July 2000. Mr. Bromley has served as a member of our board of managers since August 2003. From October 1998 to March 2000, Mr. Bromley was Operations Manager of National Finance Corp., a mortgage lender. (From March 2000 to July 2000 Mr. Bromley was between positions with National Finance Corp. and our Company.) From February 1996 to September 1998, Mr. Bromley was Underwriting Manager of Cityscape Mortgage Corp., a mortgage lender. He received a Bachelor of Science degree from the University of Rhode Island.

        Mark D. Thompson. Mr. Thompson has agreed to become a member of our board of managers when we have sold at least the minimum offering of 40,000 preferred units. From November 1999 to March 2003, Mr. Thompson was the President and Chief Executive Officer of International Total Services, Inc., a staffing services company primarily providing security at airports around the world. International Total Services filed a petition for bankruptcy in September 2001, while Mr. Thompson was serving as its President and Chief Executive Officer. Mr. Thompson was the Executive Vice President and Chief Financial Officer of Lexford Residential Trust from April 1996 until September 1999, when Equity Residential Properties Trust acquired Lexford Residential Trust. Lexford Residential Trust was a publicly traded real estate investment trust that specialized in the ownership and management of multi-family housing.

        Patrick M. Snyder, II. Mr. Snyder has agreed to become a member of our board of managers when we have sold at least the minimum offering of 40,000 preferred units. Since October 2000, Mr. Snyder has served as the Executive Director of Visit Illinois. From January 1996 to October 2000, Mr. Synder was the Director of Membership for the Hotel / Motel Association of Illinois. As a certified Lobbyist of Illinois, Mr. Snyder has appeared before and addressed legislative bodies as an advisor on various projects and bills. He received a Bachelor of Arts degree from Eastern Illinois University with continued education in Organizational Management from the University of Notre Dame.

        Edward M. O'Connor. Mr. O'Connor has agreed to become a member of our board of managers when we have sold at least the minimum offering of 40,000 preferred units. Mr. O'Connor has provided accounting, consulting and tax planning services to us. He received $26,600 from us for such services in 2001 and $32,100 from us for such services in 2002. Mr. O'Connor worked as a self employed Certified Public Accountant from January 1995 until his retirement in August 2003, at which time he had been an accountant for over twenty years in general accounting and audit. He is not presently a Certified Public Accountant. Prior to 1995, he held senior positions at several Fortune 500 companies. His most recent positions include Fraud Audit Manager, Fraud Audit Department Pacific Gas & Electric, Senior Audit Manager, Montgomery Ward, and Transportation Accounting Manager, Jewel Food Companies. He received a Bachelor of Arts degree in Accounting from Western Illinois University.

              Executive Officers and Key Employees and Consultants

        ------------------------------------------------------------------------
                      Name           Age                 Position
        ------------------------------------------------------------------------
        George Luburich, II**        39       Chairman of the Board of Managers
                                              and Chief Executive Officer

        Jeffrey T. Bromley           32       Chief Operating Officer, Senior
                                              Vice President and Manager

        James J. Hughes              40       Vice President, Director of
                                              Investment Services

        Christian O. Kerr            33       Vice President, Director of
                                              Acquisitions

        William R. Irwin, III        32       Assistant Vice President, Director
                                              of Information Technology

        David E. Zarski              45       Consultant
        ------------------------------------------------------------------------
        **Mr. Luburich's employment agreement requires that he remain as an employee until December 31, 2007.

        George Luburich, II. For biographical information regarding
Mr. Luburich, our Chairman of the Board of Managers and Chief Executive Officer, see "Members of the Board of Managers," above.

        Jeffrey T. Bromley. For biographical information regarding Mr. Bromley, a member of the Board of Managers and our Chief Operating Officer and Senior Vice President, see "Members of the Board of Managers," above.

        James J. Hughes. Mr. Hughes has served as our Vice President, Director of Investment Services since joining us in February 2003. Mr. Hughes is primarily responsible for our investment programs. From February 1996 to November 2002, he was a Vice President at Manualife Financial Services, a life insurance company. (From November 2002 to February 2003 he was between positions with Manualife Financial Services and our Company.) He received a Bachelor of Arts degree from Maryville University in St. Louis, Missouri in 1986.

        Christian O. Kerr. Mr. Kerr has served as our Vice President, Director of Acquisitions since August 2003. Mr. Kerr has been with the firm in various capacities since March 2000. His responsibilities include coordinating marketing for new acquisitions and serving on the asset management committee. Mr. Kerr manages the collection department and various customer service issues. From April 1999 to March 2000, Mr. Kerr was with Great Lakes Capital Partners, LLC, which was founded by Mr. Luburich and dissolved in 2000. From March 1996 to April 1999 he was Senior Vice President at Financial Advantage Mortgage, a mortgage banker company located in Chicago, IL. Mr. Kerr founded Imperial Mortgage, a mortgage brokerage company originating Loans in the Chicago area. He has attended Northwestern University. Mr. Kerr has held an Illinois real estate license since 1996.

        William R. Irwin, III. Mr. Irwin has served as our Assistant Vice President, Director of Information Technology since joining us in October 2001. Mr. Irwin is responsible for all computer networking for the company including server maintenance, LAN Administration and desktop support. From September 1996 to May 2000 he was a Systems Officer and Technology Business Analyst at ABN/AMRO. (From May 2000 to October 2001, Mr. Irwin was pursuing his Masters degree at the University of Pittsburgh.) He also has worked for Chase Manhattan Mortgage. He received a Masters degree in Finance from the University of Pittsburgh, and a Bachelor of Science degree from Syracuse University.

        David E. Zarski. Mr. Zarski has agreed to act as a consultant for us with respect to various business and legal matters. Since 1999, Mr. Zarski has been a principal with the law firm of Mullally & Zarski, LLC and has 20 years experience with a concentrated practice in the areas of consumer credit, bank regulatory and asset securitization/structured finance. His vast experience includes past positions such as serving in-house at Lyons Federal Savings Bank, as vice president and assistant counsel at Exchange National Bank of Chicago (later merged into LaSalle National Bank), as Secretary and general counsel to Sears National Bank, partnership in the banking group at Chapman and Cutler in Chicago, and partnership at Schuyler and Roche & Zwirner. Mr. Zarski serves on the Governing Committee of the National Conference on Consumer Finance Law. He is a past chairman of the Chicago Bar Association Committee on Consumer Credit. He is also a member of the Banking Law Committee at the Chicago Bar Association, and a member of both the Banking Law and the Consumer Finance Committees of the American Bar Association. Mr. Zarski has served on the faculty for the Center for International Legal Studies and has recently been nominated as a member of the Congress of Fellows for the Center for International Legal Studies.

Committees of the Board of Managers

        Although we have not established an audit committee or compensation committee, we expect these functions to be handled by two or more of our independent managers of our board of managers. Our Operating Agreement permits the board of managers to establish committees having the authorities designated by the board of managers. A committee may consist of one or more persons that may, but need not be, managers, provided that a majority of the members of the committee are managers or members of our Company.

Compensation of Independent Members of Our Board of Managers

        The employee managers do not receive separate fees for serving as managers. Independent members of our board of managers will receive a per diem fee of $1,000 per meeting in person and $250 per telephonic or committee meeting, up to a maximum of $10,000 per year. Our board of managers may establish other compensation for each manager for attending meetings and for providing other services such as serving on a board committee. We also reimburse all of our managers for reasonable out-of-pocket expenses incurred in carrying out their duties as managers as they are incurred.

        We may decide to issue, at fair market value, Series A preferred units or other preferred or common membership interests to our managers from time to time in lieu of their fees.

Executive Officers and Compensation

        Mr. Luburich serves as our chief executive officer and chairman of the board of managers. Mr. Luburich is a founder and owns stock in and controls our sole common member, Great Lakes Capital Investment, Inc. Information regarding Mr. Luburich is set forth above.

        We have entered into an employment agreement with Mr. Luburich. See "Certain Relationships and Related Party Transactions" below for a description of the employment agreement. All of our other employees and consultants serve at will.

        The following table shows the compensation that we paid our executive officers, for the fiscal years ended December 31, 2000, 2001 and 2002. No other executive officers received compensation over $100,000 during these fiscal years.

                           Summary Compensation Table

--------------------------------------------------------------------------------------------------------------
                                                                           Long Term Compensation
--------------------------------------------------------------------------------------------------------------
                                 Annual Compensation                     Awards         Payouts
--------------------------------------------------------------------------------------------------------------
                                                                             Securities
   Name and                                                      Restricted  Underlying
  Principal     Fiscal                             Other Annual    Stock      Options/    LTIP     All Other
   Position      Year      Salary          Bonus   Compensation    Awards     SARs (#)   Payouts  Compensation
--------------------------------------------------------------------------------------------------------------
George           2000     $ 95,000/(1)/  $ 70,000  $          0  $        0  $        0  $     0  $          0
Luburich, II,
Chief
Executive
Officer
--------------------------------------------------------------------------------------------------------------
                 2001     $120,000       $      0  $          0  $        0  $        0  $     0  $          0
--------------------------------------------------------------------------------------------------------------
                 2002     $229,583       $      0  $          0  $        0  $        0  $     0  $          0
--------------------------------------------------------------------------------------------------------------
Jeffrey T.       2000     $ 32,083/(2)/  $  7,000  $          0  $        0  $        0  $     0  $          0
Bromley Chief
Operating
Officer and
Senior Vice
President
--------------------------------------------------------------------------------------------------------------
                 2001     $ 70,000       $ 10,000  $          0  $        0  $        0  $     0  $          0
--------------------------------------------------------------------------------------------------------------
                 2002     $ 88,333       $ 27,500  $          0  $        0  $        0  $     0  $          0
--------------------------------------------------------------------------------------------------------------
Christian A.     2000     $ 27,708/(1)/  $      0  $          0  $        0  $        0  $     0
Kerr, Vice
President,
Director of
Acquisitions
--------------------------------------------------------------------------------------------------------------
                 2001     $ 36,167       $ 67,000  $          0  $        0  $        0  $     0
--------------------------------------------------------------------------------------------------------------
                 2002     $ 87,084       $ 80,000  $          0  $        0  $        0  $     0
--------------------------------------------------------------------------------------------------------------

----------
/(1)/ Represents a partial year as the Company was formed on March 22, 2000. /(2)/ Represents a partial year as Mr. Bromley joined the Company on July 21,
      2000.

For a description of the limitations on the liability of our managers and officers and indemnification of our managers and officers, see "Summary of Operating Agreement-- Indemnification of Members, Managers and Officers and Limitation of Their Liability" below.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We entered into an employment agreement with Mr. Luburich in August 2003. The agreement is for a period of approximately four years ending December 31, 2007 and provides for payment of a base salary of $300,000 to Mr. Luburich (subject to possible annual increase by the Compensation Committee) and participation in bonus and benefit plans.

        Mr. Luburich's employment agreement provides that if his employment is terminated without cause, or as a result of death, disability or a change of control of our Company, he will be entitled to a severance payment equal to one year's salary, a pro rata portion of any bonus or incentive compensation, all of his awards of equity compensation will vest and become immediately exercisable, and the Company will continue all insurance and his car allowance for 12 months. In addition, we have the option to repurchase all of the common membership interests in our Company that he owns directly or indirectly (at a price equal to the greater of their book or market value, determined based on the average of closing bid prices for the 10 trading days prior to the determination or another commercially reasonable method acceptable to the Company and Mr. Luburich if not traded). The Company will indemnify Mr. Luburich to the fullest extent permitted by applicable law.

        In 2002 we began to sublease a portion of our Chicago office space to our affiliate. The sublease to Great Lakes Loan Centers, LLC provides that Great Lakes Loan Centers will pay us a monthly rent of $4,550. The term of the sublease extends until the expiration of our master lease, for which we exercised our one-year renewal option on March 31, 2003. Sublease rental income from our affiliate was $50,400 for 2002. We believe that the sublease was made on terms no less favorable to us than would have been obtained from unaffiliated third parties.

        Future material transactions with affiliates, if any, will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties and must be approved by a majority of our independent managers who do not have an interest in the transactions and who were offered access, at our expense, to our lawyer or independent legal counsel. We do not make Loans to our officers or managers.

               PRINCIPAL OWNERS OF OUR COMMON MEMBERSHIP INTERESTS

        We have not issued any preferred membership interests prior to the date of this prospectus. We do not expect our existing officers, current or future members of our board of managers or our sole holder of common membership interests to purchase preferred units. The following table shows the beneficial ownership of common membership interests immediately prior to this offering. Mr. Luburich, the beneficial owner of the common membership interests listed below, has sole investment and voting power over the common membership interests owned by Great Lakes Capital Investments, Inc.

                                                                               Percentage of Total
                                                Common Membership               Common Membership
      Name of Beneficial Owner             Interest Beneficially Owned       Interest Beneficially Owned
------------------------------------------------------------------------------------------------------------------
Great Lakes Capital Investments, Inc.                 One*                              100%
  27 East Monroe Street,
  Suite 700
  Chicago, Illinois  60603

* One common membership interest representing 100% of the common membership interest.

                                  DISTRIBUTIONS

        We intend to pay quarterly distributions in an amount equal to 8.375% per annum on the $25.00 issue price of each preferred unit ($0.5234375 per preferred unit per quarter). The record dates for distributions on the preferred units will be September 30, December 31, March 31 and June 30 of each year. Our board of managers will declare distributions, in arrears, on each such record date at the 8.375% distribution rate. If our board of managers determines that we do not have funds legally or otherwise available for payment of distributions, it also will determine the amount, if any, of a declared distribution that will be accrued. We will pay the non-accrued portion of declared quarterly distributions on October 15, January 15, April 15 and July 15 (or the next succeeding business day) of each year, beginning October 15, 2003. Accrued distributions not previously paid, to the extent our board of managers determines that funds are legally or otherwise available for payment, also will be paid on those dates. Our ability to pay full distributions to holders of preferred units will depend upon the Company's performance and its ability to satisfy restrictions on its debt obligations.

        The distribution declared for the partial period ending September 30, 2003, will be prorated from the first issue date. The first issue date will be fixed as the first day of the month in which we have sold at least the minimum offering of 40,000 ($1,000,000) preferred units. Preferred units will be deemed issued as of the first issue date for investors whose subscriptions are accepted at least ten (10) calendar days prior to the last day of that month. If not, they will be admitted as of the first day of the subsequent month. After the first issue date, preferred units will be deemed issued as of the first day of the month in which the subscriptions have been accepted so long as the subscriptions have been received at least ten (10) calendar days prior to the last day of that month. If not, they will be admitted as of the first day of the subsequent month.

        Subject to Illinois law, our Operating Agreement and applicable Loan covenants and restrictions from our lenders, we will distribute our net cash flow and net sale or refinancing proceeds to holders of the preferred units ratably in proportion to their preferred units held. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our managers in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and Loan covenants permit, our managers will try to make these distributions at times and in amounts that will permit holders of the preferred units to make income tax payments. If our financial performance and Loan covenants permit, our managers may make distributions in excess of the amount necessary for holders of the preferred units to make income tax payments. Cash distributions are not assured, and we may never pay distributions

        Under Illinois law and our Operating Agreement, we cannot make distributions to members if after the distribution, we become unable to pay our debts when they become due or our liabilities, excluding liabilities to our members on account of their capital contributions, would exceed our assets.

        As a holder of our preferred units, you will have a different interest in our profits, losses and distributions than our holder of common membership interests. Cash distributions will be made as follows:

        Our net cash flow and net sale or refinancing proceeds will first be paid 100% to holders of preferred units until they have received declared distributions equal to their distribution rate of 8.375% per annum, plus all accrued but unpaid distributions, and then 100% to the holder of common membership interests. Net cash flow and net proceeds of sale or refinancing proceeds include cash from operations as well as cash generated from sales or repayment of our Loans after deducting reserves and operating and other expenses. We may, from time to time, use net cash flow and net sale or refinancing proceeds to redeem or repurchase your preferred units. No distributions will be paid or set aside for payment on common membership interests unless all previously declared distributions on the preferred units have been paid or set aside for payment.

        Because we expect that the interest income we earn on offering proceeds will be less than the interest income we earn on our Loans, delays in investing the proceeds of this offering could cause distributions to be lower than the distributions after the proceeds are invested in Loans.

        If any preferred units are transferred during a fiscal year, we will make any distributions on or before the transfer date to the transferor, and we will make all distributions after the transfer date to the transferee. If we do not receive proper documentation of a transfer, we will make distributions, if any, to the owner of the units as shown in our books and records. If we incorrectly make a distribution because of a transfer that was not properly documented in accordance with the terms of our Operating Agreement, we have no liability for making allocations or distributions that comply with our Operating Agreement, even if our managers or officers have actual knowledge of a transfer. You should also know that we may be required, and have the right, to withhold cash from any distribution for federal income taxes or state, local or foreign taxes. All amounts that we withhold for taxes will be treated as amounts paid or distributed to you.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following description summarizes certain material U.S. federal income tax considerations that may be relevant to you in connection with the acquisition, holding and disposition of the preferred units. The following description is not intended to be exhaustive of all tax considerations that may be relevant to you. In particular, this description (i) does not address consequences to persons who are not citizens or residents of the United States,
(ii) does not describe the possible state, local or foreign tax consequences to you and (iii) does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your personal investment circumstances. This summary is based on the Internal Revenue Code of 1986, as amended ("Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations, as of the date of this prospectus, all of which may be subject to retroactive or prospective change.

        THIS DESCRIPTION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND YOU ARE URGED TO CONSULT, AND MUST RELY UPON, YOUR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF ANY POSSIBLE CHANGES IN THE TAX LAWS AFTER THE DATE OF THIS PROSPECTUS. NO RULING FROM THE INTERNAL REVENUE SERVICE ("IRS") HAS BEEN SOUGHT REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU.

Classification of the Company as a Partnership

        The U.S. federal income tax consequences to you depend upon our classification as a partnership for U.S. federal income tax purposes. We have received an opinion from legal counsel for the Company that we will be treated as a partnership for U.S. federal income tax purposes and will not be treated as an "association" taxable as a corporation, and the description below assumes such treatment. In rendering this opinion, counsel has relied on the existing Treasury regulations, the assumption that we will not be treated as a "publicly traded partnership" or taxable mortgage pool, as discussed below, and our representation that we will not, for any period, elect to be treated as an association taxable as a corporation. If we were treated as a corporation, we would be subject to tax on our income at the current rate of 35% and you would be subject to tax on distributions from us, which are generally treated as dividends, at the current rate of 15% applicable to individuals. We could be classified as a corporation if we (i) elect to be treated as a corporation, (ii) are treated as a "publicly traded partnership" and less than 90% of our income for the taxable year constitutes certain passive qualifying income or (iii) are treated as a "taxable mortgage pool." We do not intend to elect to be treated as a corporation.

        Publicly Traded Partnership. We will be treated as a "publicly traded partnership" if the preferred units are either considered traded on an established securities market (including national, regional, and local exchanges and their foreign equivalents, and inter-dealer quotation systems that disseminate firm buy or sell quotations by brokers or dealers) or are readily tradable on a secondary market or the substantial equivalent thereof (which would include, broadly speaking, an opportunity to sell to a dealer or market maker on terms similar to trading on an established market or otherwise have a similar opportunity to sell with regularity and continuity). If we are treated as a "publicly traded partnership," we will be taxable as a corporation unless 90% or more of our income constitutes certain "qualifying income," such as interest (except for interest derived in the conduct of a financial or insurance business), dividends, real property rents, gain from the sale of real property, and capital gain from the sale of an asset held for the production of the foregoing income.

        We do not intend for the preferred units to be initially traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof but the preferred units may be so listed in the future. Prior to that time, the fact that the preferred units may be tendered for repurchase should not cause the preferred units to be considered to be readily tradable on a secondary market or the substantial equivalent thereof under a safe harbor provided in Treasury regulations because (i) such repurchase cannot occur until at least 60 days after written request, (ii) the repurchase price is fixed at the time of issuance and (iii) not more than 2% of the preferred units may be purchased in any taxable year. If the preferred units are listed, we would be treated as a "publicly traded partnership" taxable as a corporation, unless 90% or more of our income constitutes "qualifying income" as set forth above. We anticipate that our income will be generated primarily from interest on purchased Loans and gains on the disposition thereof. This income should constitute "qualifying income" provided that we are not treated as engaged in the financial business. The legislative history indicates that the Code provision providing for the exclusion from "qualifying income" of income of a financial business was aimed at interest (or dividend) income derived in the ordinary conduct of a trade or business where the stock or security on which the interest (or dividend) income is earned is inventory in the hands of the recipient. Although not free from doubt, we do not believe that we are, or will be, considered engaged in the financial business because we are primarily an investor or trader in Loans, rather than a dealer. This is based on the fact that we should not be treated as holding the Loans or real estate for sale to customers in the ordinary course of business as evidenced by the fact that we will have little or no employees, and we will not maintain an inventory of Loans or real estate. Although we may in the future originate Loans, we do not believe that origination will constitute a significant part of our activities. Rather, we have the expectation of profit from holding the Loans over a long-term and not with a view toward immediate resale. As a result, although there are no assurances, we believe that 90% or more of our income should constitute "qualifying income," and as a result, we should not constitute a "publicly traded partnership" taxable as a corporation if our preferred units are listed on an exchange.

        Taxable Mortgage Pool. We would be treated as a taxable mortgage pool, and taxable as a corporation, if (i) substantially all of our assets are debt instruments and more than 50% of those debt instruments are real estate mortgages (the "asset test"), (ii) we are considered the obligor under debt instruments with two or more maturities (the "maturities test") and (iii) payments on those debt instruments bear a relationship to payments on the mortgage Loans that we hold (the "relationship test"). For purposes of the asset test, (i) any mortgage Loan that we hold that is considered "seriously impaired" (determined based on the facts and circumstances including the number of days delinquent, the loan-to-value ratio and the debt service coverage) is not treated as a debt instrument and (ii) if less than 80% of our assets consist of debt instruments then our assets will not be treated as consisting substantially all of debt instruments. For purposes of the maturities test, although the preferred units are issued as equity interests, under the Code and Treasury regulations, equity interests may be treated as debt instruments if the equity interests "correspond to maturity classes of debt." For purposes of the relationship test, payments on debt instruments bear a relationship to payments on the mortgage Loans if the timing and amount of payments on the debt instruments are in large part determined by the timing and amount of payments or projected payments on the mortgage Loans. The legislative history indicates that the relationship test could be satisfied only where the payments on the debt instruments must be made within a period of time from when payments on the mortgage Loans are received. Further, for purposes of the relationship test, payments on the mortgage Loans generally include only scheduled payments on mortgage Loans and not proceeds on the sale of the mortgage Loans.

        We do not intend to determine whether we currently or in the future will satisfy the asset test. It is possible that the IRS could assert that the preferred units should be treated as debt obligations for purposes of the maturities test. However, we do not believe that the relationship test should be satisfied because we do not believe that the timing and amount of either the payments on our existing credit facility or distributions on the preferred units should be considered to be in large part determined by the timing and amount of payments or projected payments on the mortgage Loans that we hold because the credit facility and preferred units are not akin to pay-through bonds but rather the payments on the credit facility and distributions on the preferred units are fixed and unrelated to payments on the mortgage Loans. Although no specific authority exists with respect to the foregoing, we do not believe that we should be treated as a "taxable mortgage pool" as a result of the issuance of the preferred units.

Classification of the Preferred Units as Equity

        The preferred units should be characterized as equity and not as indebtedness for U.S. federal income tax purposes because they lack most of the essential characteristics of indebtedness, including a fixed maturity date, a right of the holder to receive (and an obligation of the issuer to pay) a fixed sum on that date, creditor's rights if the instrument is not paid according to its terms, and formal indicia of indebtedness. The description herein assumes that the preferred units will be respected as equity interests. If the preferred units were found to constitute indebtedness, your tax consequences as a result of holding the preferred units would be materially different but not necessarily adverse. You should consult with your own tax advisor with regard to the consequences of such possible alternative characterization to you.

Distributive Share of Income and Loss

        General. We will report to you your distributive share of our items of income, gain, loss, deductions, and credits for each taxable year in accordance with the Operating Agreement of the Company as described above, which will generally be in a net amount equal to 8.375% of the issue price times the number of preferred units that you hold. You will be required to include this amount in income for each taxable year regardless of whether you receive any distributions of cash or other property from us.

        The characterization of an item of income, loss, deduction and credit will usually be the same for you as for us. Our income will primarily consist of interest income and gain or loss on the sale or disposition of mortgage Loans but a portion may consist of rental income and gain or loss on the sale of foreclosed real estate. The interest and rental income should constitute ordinary income. Gain on the sale or disposition of mortgage Loans should consist of ordinary income to the extent of accrued market discount and any remaining gain should be treated as capital gain to the extent that we are not treated as a "dealer" in mortgage Loans. Gain on the sale of foreclosed real estate should be treated as capital gain to the extent that we are not treated as a "dealer" in real estate. Although not free from doubt, we do not believe that we are, or will be, treated as a "dealer" in the mortgage Loans or foreclosed real estate due to the fact that we should not be treated as holding the mortgage Loans or real estate for sale to customers in the ordinary course of business, but rather we will have the expectation of profit from servicing and holding the mortgage Loans as an investment over a long-term and not with a view toward immediate resale.

        Limitation on Deductibility of Distributive Shares of Losses. The deductibility of losses allocable to you may be limited by (i) the adjusted basis that you have in your preferred units for the taxable year, (ii) the amount that you are considered "at risk" with respect to our activities, and
(iii) the extent to which you are subject to the limitations on "passive activity" losses contained in Section 469 of the Code.

        Adjusted Tax Basis Limitation. You may deduct your allocable share of our losses and deductions only to the extent that such losses and deductions do not exceed your adjusted tax basis in the preferred units. The tax basis that you will have in the preferred units will initially equal the amount that you contribute for the preferred units, increased by (i) income allocated to you and
(ii) an increase in your share of our liabilities, as described below, and decreased (but not below zero) by (i) losses allocated to you and (ii) a decrease in your share of our liabilities, as described below.

        A liability to which our property is subject and with respect to which no common or preferred unit holder bears any economic risk of loss (such as where a holder of preferred units is not the lender or guarantor of the Loan) will generally be considered as being shared by all of the holders of preferred units in proportion to the percentage interest that the holder of preferred units has in us. If you are treated as bearing the economic risk of loss with respect to our liabilities (such as where you are a lender or guarantor of the Loan), then you would be allocated tax basis for such liability based upon the economic risk of loss for such liability that is borne by you.

        If your share of losses exceeds your tax basis in preferred units at the end of a taxable year (after reduction of your tax basis for distributions to you during the year) such excess loss may be carried forward indefinitely into the future and deducted if, and to the extent that, at the end of any succeeding year, the tax basis of your preferred units is positive (before reduction by any loss for such year).

        "At Risk" Limitation. Section 465 of the Code can limit the amount of losses which you may claim with respect to any activity carried on by the Company to the amount that you have "at risk" with respect to your investment. The limitations contained in Section 465 of the Code apply to individuals and certain closely held C corporations. You typically have "at risk" the amount of cash invested plus the amount of any liabilities of the entity for which you are personally liable. Losses disallowed by Section 465 of the Code are carried forward and may be used in later years to the extent that your "at risk" investment increases. If you sell all of your preferred units, you will be treated as becoming "at risk" to the extent of any gain from the disposition, and, thus, may be able to deduct all or a portion of the suspended losses at that time.

        Passive Loss Limitations. If you are an individual, estate, trust, personal service corporation or a closely held C corporation, your distributive share of loss and deduction may be suspended under the passive activity loss limitations of Section 469 of the Code. Section 469 of the Code provides that losses and deductions attributable to a passive activity are deductible only to the extent of your passive income (which does not include active income, including wages and salaries, or portfolio income, which would likely include interest or gains on the sale of the Loans). Under Section 469 of the Code, losses and deductions attributable to a passive activity include losses and deductions attributable to an activity which involves the conduct of a trade or business in which you do not materially participate, including our rental real estate activities, but which would likely not include losses and deductions attributable to trading in personal property, such as the Loans. As a result, it appears that losses and deductions attributable to any real estate that we hold may not be offset by interest income and gains on the disposition of the Loans. Losses and deductions from a passive activity of ours generally can be used to offset income from all your passive activities, unless we are considered a "publicly traded partnership," as discussed above, in which case passive activity losses could be used only to offset your share of our passive income. Any passive activity losses that are not currently deductible are carried forward for use in the next year and would be deductible in the year of the disposition of the preferred units against your passive income and any other income that you may have.

Distributions

        You should not recognize gain or loss upon a distribution of cash or other property by us, except to the extent that the amount of money distributed exceeds your adjusted tax basis in your preferred units immediately before the distribution. Any gain recognized upon an actual or deemed distribution in excess of basis will generally be treated as capital gain to you but may be treated as ordinary income to the extent of your share of our inventory or "unrealized receivables" within the meaning of Section 751 of the Code, which would generally include any accrued market discount on Loans that we hold that we acquired at a market discount under Section 1278 of the Code. If our liabilities are decreased, resulting in a decrease in your share of our liabilities under Section 752 of the Code, the amount of such decrease will be treated as a distribution of cash by us to you.

        Pursuant to Section 731 of the Code, if we distribute property other than cash to you prior to the termination of the Company, no gain or loss will be recognized by you upon the receipt of assets other than cash. The tax basis of the distributed assets to you would be the adjusted tax basis of such property to us immediately before the distribution, except that the tax basis of the property distributed may not exceed the adjusted tax basis that you have in our units.

Sales by Holders of Preferred Units and Liquidating Distributions

        Gain or Loss on Sale--General. If you sell or exchange your preferred units, you will recognize gain or loss measured by the difference between the amount realized and the adjusted basis (as adjusted by your allocable share of income and loss up to the date of sale) of the preferred units sold. Your gain or loss should be capital gain or loss except to the extent otherwise provided in Section 751 of the Code. Pursuant to Section 751 of the Code, you would recognize ordinary income to the extent that any such gain is attributable to inventory or "unrealized receivables" that we have which would generally include any accrued market discount on Loans that we hold that we acquired at a market discount under Section 1278 of the Code. Accordingly, some or all of your amount realized from the sale of the preferred units may be taxable as ordinary income.

        Dissolution and Liquidation of Company. Upon our dissolution and liquidation, our assets would likely be sold. This may result in the realization of taxable income or gain to you without resulting in a distribution of cash to you to pay the tax on this gain. Any distribution of cash in complete liquidation will generally be treated as received by you in exchange for your investment. You would recognize gain to the extent that the amount of cash you receive in liquidation exceeds your adjusted basis in the preferred units
(after taking into account the increase in the tax basis in your units resulting from the gain on such a sale) as if you had sold the preferred units.

Administrative Matters

        Taxable Year. We have adopted and intend to keep the calendar year as our taxable year. Our items of income, gain, loss, deduction, credit and tax preference will be included in your taxable year in which our taxable year ends. We will provide tax information to you after the close of our taxable year.

        Method of Accounting. We will utilize the cash method of accounting for tax purposes. Under the cash method, income is considered to be recognized in the taxable year in which cash is actually or constructively received by us. Similarly, a deduction is permitted in the taxable year in which paid.

        Organization and Syndication Fees. Partnerships may elect to amortize their organizational expenses (defined as expenses incident to the creation of the company that are of such character that, if they were expended in connection with the creation of a company having an ascertainable life, they would be amortized over the life of that company) and start-up expenses (defined as expenses incurred to create an active trade or business conducted by the Company). Amortization must be taken on a straight line basis over a period of not less than 60 months, beginning with the month in which the company begins business. If we are wound up and completely liquidated prior to the end of the amortization period, then the unamortized amount of organizational and start-up expenses is allowed to the Company as a deductible loss in its final taxable year under Code Section 165.

        Fees paid in connection with the syndication of a corporation or partnership are to be capitalized and neither amortized nor depreciated over 60 months. We intend to treat the portion of the legal and accounting expenses that are incurred in connection with this offering as nondeductible syndication expenses.

        Itemized Deductions. Certain costs incurred by us, including audit and accounting expenses, will be "miscellaneous itemized deductions". These expenses can be deducted by an individual holder of preferred units only to the extent they exceed 2% of his adjusted gross income. The Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount to deduct such investment expenses. In addition, "miscellaneous itemized deductions" are nondeductible for purposes of determining the alternative minimum taxable income, as described below, of an individual.

        Tax Returns; Audit Procedures; Deficiencies, Interest and Penalties. You will be required to report your share of all items of income, gain, loss, deduction or credit of the Company in a manner consistent with the treatment of each such item on the Company's information return, unless you disclose the inconsistency to the IRS. If you report a tax item in a manner inconsistent with its treatment on the Company's information return without giving notice to the IRS, the IRS may treat the inconsistent reporting as a clerical or mathematical error and assess any additional tax that would be required by consistent reporting without giving you prior notice or an opportunity to appeal to the United States Tax Court. If the IRS challenges the treatment of any Company item, your tax liability with respect to such item will be determined at the Company level in a unified proceeding rather than in separate proceedings with you.

        Alternative Minimum Tax. In addition to the regular income tax, the Code imposes an alternative minimum tax on both noncorporate and corporate taxpayers. You should consult your own tax advisor as to the applicability of the alternative minimum tax with respect to your particular tax situation.

Tax Exempt Entities

        Plans subject to ERISA, individual retirement accounts, and other entities exempt from U.S. federal income tax under Section 501(a) of the Code are subject to tax, under Section 511 of the Code, on their "unrelated business taxable income" ("UBTI") from all sources in any taxable year in which such income exceeds $1,000. The tax is imposed at such income tax rates as would apply to the entity if it were not otherwise exempt from tax.

        UBTI includes income or gain derived, either directly or through a partnership, from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the tax exempt entity's exempt purpose or function but generally does not include dividends, interest, royalties, and gains from the sale, exchange or other disposition of property other than inventory or property held primarily for sale to customers in the ordinary course of a trade or business. However, UBTI does include "unrelated debt-financed income" as described in Section 514 of the Code, which includes any income derived from property to the extent that there is "acquisition indebtedness" outstanding with respect to such property during the taxable year. Moreover, income derived from the sale or other disposition of debt-financed property may constitute UBTI if there was acquisition indebtedness outstanding with respect to such property during the twelve (12) month period ending with the date of disposition. Acquisition indebtedness includes any indebtedness incurred directly or indirectly to purchase such property.

        If we are deemed to be a dealer of mortgage Loans, or to the extent that we incur indebtedness to acquire the mortgage Loans, a portion of any income or gain attributable to the mortgage Loans would likely constitute UBTI to the extent allocable to tax exempt entities. If you are a tax exempt entity, you will be required to include in the computation of UBTI your pro rata share of the portion, if any, of our taxable income that would be taxable to you as UBTI if earned directly. In addition, to the extent you borrow money to finance your investment in us, you would be subject to tax on the portion of your income which is unrelated debt-financed income even though such income would otherwise constitute an item that is excludable from UBTI. You may deduct your proportionate share of our expenses and losses that are directly attributable to our income that is treated as UBTI. Consequently, you may be unable to deduct part of your share of our expenses and losses, even though all such items allocated to you will reduce the value of your investment in us. See also "ERISA CONSIDERATIONS," below.

        THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX CONSEQUENCES RELATING TO AN INVESTMENT IN THE COMPANY BY A HOLDER OF PREFERRED UNITS AND THE TRANSACTIONS DESCRIBED IN THIS PROSPECTUS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF PREFERRED UNITS AND, IN REVIEWING THIS PROSPECTUS, THESE MATTERS SHOULD BE CONSIDERED. ACCORDINGLY, YOU SHOULD CONSULT WITH AND RELY ON YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF YOUR INVESTMENT IN THE COMPANY.

                              ERISA CONSIDERATIONS

        The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to you in connection with the purchase of the preferred units. This discussion does not address all aspects of ERISA or
Section 4975 of the Code or, to the extent not pre-empted by ERISA, state law that may be relevant to you if you are an employee benefit plan investor (including a plan subject to Title I of ERISA, an employee benefit plan or IRA subject to the prohibited transaction provisions of Section 4975 of the Code, an entity whose assets include plan assets or a governmental plan or church plan that is exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of your particular circumstances.

General Investment Considerations

        If you are a plan fiduciary making the decision to invest in preferred units, you should consult your own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and (to the extent not pre-empted by ERISA) state law with respect to the purchase, ownership, or sale of preferred units. You should also consider the entire discussion under the preceding section entitled "U.S. Federal Income Tax Considerations," as material contained therein is relevant to any decision by you to purchase the preferred units.

        In considering whether to invest a portion of the assets of your plan in preferred units, you should consider, among other things, whether the investment:

    .   will be in accordance with the documents and instruments governing the plan;
    .   will give rise to a non-exempt prohibited transaction under ERISA or
        Section 4975 of the Code;
    . will allow your plan to satisfy the diversification requirements of ERISA, if applicable;
    . will result in UBTI to your plan (see "U.S. Federal Income Tax Considerations - Tax Exempt Entities");
    .   will be sufficiently liquid;
    .   is prudent under ERISA; and
    . is for the exclusive purpose of providing benefits to participants and their beneficiaries.

If you are a fiduciary of a plan not subject to Title I of ERISA or Section 4975 of the Code, such as a governmental or church plan, you should consider that such a plan may be subject to prohibitions against some related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules of ERISA and Section 4975 of the Code. In addition, you must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

Regulation Under ERISA and the Internal Revenue Code

        In addition to imposing general fiduciary standards of investment prudence and diversification on persons who are plan fiduciaries, ERISA and the Code prohibit certain transactions involving "plan assets" and persons who have specified relationships to the plan ("parties in interest" under ERISA and "disqualified persons" under the Code).

        A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of plan assets is a plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the plan. Thus, the action of an employee of ours in dealing with our assets if they are deemed to be "plan assets" could cause a plan which invests in our preferred units to be a participant in a prohibited transaction.

Regulations Issued by the Department of Labor

While the term "plan assets" is not defined by ERISA or the Code, the Department of Labor, or the DOL, issued regulations provide guidance on the circumstances under which a plan's investment in preferred units will be subject to the "look-through rule" and thus turn our assets into plan assets. The DOL regulations provide exceptions to the "look-through rule". One such exception under the DOL regulations exists if benefit plan investors own less than 25% of the value of the preferred units. Except as provided below, we intend to limit benefit plan investors to less than 25% of the value of the preferred units so that our assets will not be deemed to be "plan assets" of any plan that invests in the preferred units.

        The DOL also considers an exception to the "look-through rule" for investments in a "publicly-offered security." A "publicly-offered security" is a security that is:

    .   part of a class of securities that is "widely held,"
    .   "freely transferable," and
    . either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 provided the securities are registered under the Securities Exchange Act of 1934 within the requisite time.

        The DOL regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control.

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

        The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The restrictions on your transfer of the preferred units are designed to prevent us from being taxed as a corporation. Therefore, the restrictions on transfer may not cause the preferred units to fail to be "freely-transferable."

        Although the preferred units will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and they will be timely registered under the Securities Exchange Act of 1934, each as amended, we are not certain at this time that the units will be "freely transferable" and "widely-held". Therefore, we intend to rely initially on the 25% exception rather than the "publicly offered securities" exception so that our assets will not be deemed to be "plan assets" of any plan that invests in the preferred units. If at a later date, we believe that the units should be treated as "freely-transferable" and "widely-held" for purposes of the DOL regulations, we may eliminate the 25% restriction and rely on the "publicly offered securities" exception. However, because the DOL regulations are interpretive in nature, no assurance can be given that at such later time the DOL will not conclude that the shares are not "freely-transferable," or not "widely-held."

Other Prohibited Transactions

        In addition, a prohibited transaction may also occur under ERISA or the Code where there are circumstances indicating that:

    . investment in the preferred units is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;
    . the investment in the preferred units constitutes an arrangement under which it is expected that we will engage in transactions which would otherwise be prohibited if entered into directly by your plan;
    . your plan, by itself, has the authority or influence to cause us to engage in such transactions; or
    . the person who is prohibited from transacting with your plan may, but only with the aid of its affiliates and your plan, cause us to engage in such transactions with such person.

        In any event, if you are a fiduciary or other person investing "plan assets" you should not purchase preferred units if we or any of our affiliates either:

    . have investment discretion with respect to the investment of such assets;
    . have authority or responsibility to give or regularly give investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such plan; or
    . unless an exemption is available, are an employer maintaining or contributing to such plan.

Any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. See " Risk Factors--Employee Benefit Plan Risks" for an explanation of the annual statement of value we will provide investors.

            DESCRIPTION OF COMMON AND PREFERRED MEMBERSHIP INTERESTS

        Our Operating Agreement, as amended and restated, authorizes us to issue up to 20,000,000 units of common membership interests and 2,000,000 units of preferred membership interests. All of the outstanding units of common membership interests and all the Series A preferred membership interests to be issued in this offering are or will be fully paid and nonassessable. We had one common membership interest outstanding at September , 2003, held by one member. We have not yet issued any preferred membership interests. Only the 1,000,000 preferred units offered by this prospectus have been created for issuance at present, but other series, or additional preferred units of Series A, may be created and issued in the future. We may also issue debt securities that are convertible into common membership interests or preferred membership interests. Below is a description of the rights of holders of our preferred membership interests.

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

Voting Rights

        Our board of managers is responsible for setting investment policies for our Company. Managers are elected for one-year terms by holders of our common membership interests. Currently, there is only one holder of our common membership interests, Great Lakes Capital Investments, Inc., of which Mr. Luburich is the sole shareholder. Each common membership interest has one vote for each manager position. Except as described below, as a holder of preferred units, you will not be entitled to vote on any matter and will not be entitled to notice of any meeting of members of the Company.

        Our Operating Agreement states that if at any time we fail to make three consecutive quarterly distributions at the base distribution rate of 8.375% per annum on your preferred units or any parity membership interests, the number of members of our board of managers will be increased (if not already increased by reason of similar types of provisions with respect to any parity membership interests) by two and the holders of the preferred units, together with holders of all classes of parity membership interests, voting together as a single class, will have the right to elect two manager members to fill the positions created. The right will continue until we have paid all distributions that are past due. Any manager elected by holders of preferred units will hold office through the end of such manager's term, provided, however, that if distributions are still in arrears at the end of such manager's term, then such manager will continue as a manager for one or more additional terms until all distributions have been paid. Thereafter, the board of managers will determine in its sole discretion whether such manager will be re-nominated.

        In addition, an affirmative vote of the holders of 75% of the preferred units is required to alter the rights and preferences of the preferred units or to create any new class of membership interests having distribution rights or a liquidation preference senior to those possessed by the Series A preferred units. We may issue parity membership interests or junior membership interests without your approval, however.

        Finally, we may not consolidate, merge or enter into a joint venture with another entity or enter into reorganization or bankruptcy without the approval of 75% of the holders of the preferred units.

Ranking; Liquidation Preference

        The preferred units will rank senior to the common membership interests with respect to the payment of distributions and amounts payable upon liquidation, dissolution or winding up of the Company. This means that if we were to be liquidated, because of bankruptcy or otherwise, after payment of all Company debts and obligations, you and any holders of parity membership interests will receive, as a liquidating distribution, all remaining amounts available for distribution until you and the holders of parity membership interests have received distributions equal to the original issue price per preferred unit ($25.00 per preferred unit) or parity membership interest plus accumulated, accrued but unpaid distributions for each preferred unit or parity membership interest. These distributions would be made, to the extent funds are available, pro rata to holders of preferred units and parity membership interests based on the issue price per preferred unit or parity membership interest. Remaining distributions, if any, would go to holders of junior preferred membership interests and then to the holders of the common membership interests.

Preemptive Rights

        There are no preemptive or other subscription rights.

Redemption or Sinking Fund Provisions

        We have no sinking fund provisions to set aside money for any distributions on, repurchase or redemption of our preferred units.

Additional Common or Preferred Membership Interests

        We may issue additional common or preferred membership interests without your vote except as described below. Our board of managers has the authority to issue series of preferred membership interests and to set distribution rates and various rights and terms for a series such as for redemption, the amount payable upon any liquidation of the corporation, conversion into other of our securities and any voting rights. However, we cannot issue preferred membership interests that would be senior to your preferred units as to rights to distributions, liquidation distributions and voting on some matters without approval of 75% of the holders of preferred units.

Preferred Units Owned by or Offered to our Officers or Managers

        The preferred units offered by this prospectus are superior in right to payment of distributions, interest and liquidation proceeds to holders of any common membership interests, all of which are owned by Great Lakes Capital Investments, Inc., of which Mr. Luburich is sole shareholder. We do not expect any of our managers or officers to purchase preferred units in this offering, although our independent managers may receive preferred units in lieu of fees. They also may purchase preferred units in future offerings.

Redemption or Repurchase of Preferred Units

        We have the right, but are not required, to redeem any or all of your preferred units at any time on or after January 1, 2005 as set forth below. Although we intend to redeem all of the preferred units by January 1, 2009, you may not require us to redeem or repurchase your preferred units.

        Our right to redeem any or all of your preferred units requires us to give you 30 days advance written notice. If we redeem your preferred units you will be paid in cash at a redemption price equal to:

    .   106% of the issue price per preferred unit through December 31, 2005;
    . 103% of the issue price per preferred unit from January 1, 2006 through December 31, 2006;
    . 102% of the issue price per preferred unit from January 1, 2007 through December 31, 2007;
    . 101% of the issue price per preferred unit from January 1, 2008 through December 31, 2008;
    .   100% of the issue price per preferred unit commencing January 1, 2009.

        In addition to the redemption payments listed above, you also would receive any accrued but unpaid distributions on your preferred units through the redemption date. We may use any criteria we choose to determine which preferred units we will redeem if we choose to do so. We are not required to redeem preferred units on a pro rata basis.

        You may tender for repurchase of any or all of your preferred units at any time on or after January 1, 2005 as described below. Although you may tender any or all of your preferred units at such time, any repurchase we make will be in our sole and absolute discretion, and we do not have any obligation to purchase any of your preferred units. We are not required, and have no obligation to repurchase any preferred units from holders for any reason, including requests for repurchases made in the event of death or total permanent disability. Additionally, all repurchases are subject to an aggregate limit, in any calendar year, of the lesser of two percent (2%) of the aggregate outstanding number of preferred units as of the last day of the previous year, or $500,000. If we receive requests to repurchase preferred units in excess of these limitations, we may repurchase the preferred units in the next succeeding calendar year in which the limitations are not applicable. For purposes of determining the order in which repurchase requests are received, a repurchase request will be deemed made on the later of the date on which it is received by us or, if applicable, the date on which the death or total permanent disability is established to our reasonable satisfaction. We will repurchase preferred units on April 1st and October 1st of each year, beginning after January 1, 2005. Repurchase requests for the April 1st repurchase date each year must be received by January 31st of that year. Repurchase requests for the October 1st repurchase date each year must be received by July 31st of that year. If we repurchase any of the preferred units tendered by January 31st or July 31st, as applicable, we will purchase them no earlier than 60 days or more after we receive the request.

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

        You may request repurchase of any or all of your preferred units, in whole and not in part by giving us written notice. Subject to the limitations described above, we may decide, in our sole discretion, to repurchase your preferred units. The repurchase price, in the event of such election, will be 90% of the original $25.00 issue price if you tender your preferred units prior to January 1, 2007, and 100% if you tender after January 1, 2007. You also would receive accrued but unpaid distributions through the end of the quarter before the quarter in which your preferred units were redeemed.

        We may from time to time modify the policy discussed above regarding repurchase.

                         SUMMARY OF OPERATING AGREEMENT

Your Rights as a Preferred Member

        Your rights as a member owning preferred membership interest in the Company (a "preferred member") are established and governed by our Operating Agreement which is attached to this prospectus as Exhibit A. The Subscription Agreement that you must sign to invest in the preferred units, which is attached as Exhibit C to this prospectus, includes a power of attorney that gives our managers the power to sign the Operating Agreement on your behalf.

        This section of the prospectus, together with the sections referenced in the paragraph below, summarizes the material provisions of the Operating Agreement. It is not, however, as complete or as detailed as the Operating Agreement itself. You should carefully review the Operating Agreement with your advisors.

        Some provisions of the Operating Agreement are described in other sections of this prospectus:

    . For a description of compensation and payments to our officers, managers and affiliates of the managers, see "Management."
    . For a description of the distribution of cash and the allocation of profits and losses for tax purposes, see "Distributions."
    . For a description of the reports to be received by the investors, see "Reports to Investors."

Term and Dissolution

        Although we are a perpetual life limited liability company, our Operating Agreement provides that we will be dissolved and liquidated at any of the following times or events:

    . Upon the decision of members holding 75% majority of the common membership interests;
    .   Upon the final sale or disposition of our assets; or
    .   Upon the final decree of a court that dissolution is required under law.

Return of Capital

        Before dissolution and liquidation, you will not have the right to demand the return of any portion of your investment from us.

Voting Rights

        As a holder of preferred units, you will not be entitled to vote on any matter and will not be entitled to notice of any meeting of members of the Company, except for the following matters:

    . Election of two new managers in the event we fail to make three consecutive quarterly distributions at the distribution rate of 8.375% per annum on your preferred units or any parity membership interests; or

    . Amendments to our Operating Agreement only if the amendment results in a change in the rights and preferences of the preferred units or creation of any new class of membership interests having distribution rights or a liquidation preference senior to those possessed by the Series A preferred units, which requires the approval of holders of 75% of the preferred units.

        Members may vote at a meeting or by written consent. See "Description of Common and Preferred Membership Interests - Voting Rights" above.

Meetings

        Periodic meetings of our investors are not required and we currently do not intend to hold meetings. Our board of managers may, however, call a meeting at any time and are required to call a meeting if holders of common membership interests holding at least 25% of the common membership interests properly request a meeting. Holders of preferred units do not have a right to call a meeting, although holders of preferred units have the right to participate in member meeting at which matters are prescribed to the members on which holders of preferred units are entitled to vote. After receipt of a request for a meeting, our board of managers is required to send written notice to all investors entitled to vote at the meeting at least three calendar days prior to the meeting.

Your Liability

        You will not be liable for any of our obligations in excess of the capital you agree to contribute by signing a Subscription Agreement, plus your share of undistributed net income. If you receive a return of your capital contribution, you will be liable, for a period of one year, for any obligations to creditors whose claims arose before your capital contribution was returned (but not in excess of the returned capital contribution with interest). You will not have the right to a return of your capital contributions except in accordance with the distribution and repurchase provisions of our Operating Agreement.

Rights, Powers and Duties of Our Board of Managers

        Our board of managers will have the exclusive right to manage our business. Our board of managers will be responsible for the selection, acquisition, sale, refinancing and resolution of all Loan assets in our Portfolio. The rights, powers and duties of our board of managers may be delegated or contracted to an officer or to third parties.

Indemnification of Members, Managers and Officers and Limitation of Their Liability

        As permitted by Illinois law, our Operating Agreement provides that our members, managers and officers will not be personally liable to the Company or the members for monetary damages for any action taken, or any failure to take any action, as a member, manager or an officer, except for a breach of his or her duty of loyalty or duty of care of a failure to satisfy his or her obligations of good faith and fair dealing. If Illinois law is amended to further eliminate or limit the liability of members, managers and officers, then the liability of each of our members, managers and officers will be eliminated or limited to the fullest extent permitted by such amended Illinois law.

        Our Operating Agreement also provides that we will indemnify our members, officers and managers against any claim or liability arising out of their activities on behalf of the Company if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to criminal claims or liability, they had no reasonable cause to believe their conduct was unlawful, except that the conduct had to have been authorized by the board of managers.

        We also will indemnify them against expenses actually and reasonably incurred in any proceeding in which they have been successful or in any proceeding where the managers who are not involved in the proceeding determine that the applicable standard of conduct has been met by the member, manager or officer. We will pay reasonable expenses, including attorneys' fees, incurred by members, managers or officers in advance of a final disposition of a proceeding, if they furnish written affirmation of a good faith belief that they have met the applicable standard of conduct, together with a written promise to repay any advances if it is determined that they are not entitled to indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members, directors or officers pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable. We intend to obtain insurance against the liability of our members, officers and managers.

                              REPORTS TO INVESTORS

        Our books and records will be maintained at our principal offices and will be open for examination and inspection by you during reasonable business hours. We will furnish a list of names and addresses and number of preferred units held by investors to you upon request for the list in writing for a proper purpose, with costs of photocopying and postage to be borne by you. Your assignee does not have a right to receive any reports unless the assignee is admitted as a substitute member in accordance with our Operating Agreement.

        Within 75 days after the close of each taxable year, we will distribute both to you and your assignees who held the assignment interest during the relevant tax period, all information relating to the company, consisting of a Form K-1 report, that is necessary for the preparation of their federal income tax returns.

        When and if required by applicable SEC rules, we will make available to you, upon request, the information set forth in SEC Form 10-QSB within 45 days after the close of each quarter, SEC Form 10-KSB within 90 days after the close of each fiscal year and Form 8-K, including information regarding any acquisition or disposition of a significant amount of assets, otherwise than in the ordinary course of business from time to time. Our board of managers is permitted to combine such reports so long as they are distributed in a timely manner.

                              PLAN OF DISTRIBUTION

        We are offering up to 1,000,000 preferred units, or $25,000,000 in principal amount of our Series A preferred units for an issue price of $25.00 each. The issue price of the preferred units was arbitrarily determined as a convenient amount for you. It is not related to any ratios to earnings, net worth or other investment criteria. The total amount of preferred units being offered is based upon the amount of capital our board of managers believes could be invested within its policies and managed within our capabilities. Our offering is being made on a "best efforts" basis by selected broker-dealers without any commitment to sell the entire offering.

        You must purchase a minimum of 100 preferred units ($2,500) to invest. If you purchase at least the 100 preferred unit minimum, you may purchase one or more additional preferred units at any time during this offering. The offering period will commence on the date of this prospectus. We will not sell any preferred units unless and until we receive subscriptions for at least 40,000 preferred units by September __, 2004.

        Subject to selling the minimum required number of preferred units (40,000), we plan to continue the offering until all the preferred units have been sold, although we reserve the right to close the offering before then.

        We expect to offer these preferred units to residents of Alabama, Arizona, Arkansas, California, Colorado, Delaware, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia and Wisconsin.

        To invest, you will be required to accept and adopt the provisions of the Operating Agreement (Exhibit A) and to complete and sign the Subscription Agreement (Exhibit C). At the time you submit a Subscription Agreement, you must submit a check for $25.00 for each Preferred Unit you are purchasing, and you must purchase a minimum of 100 units ($2,500). Checks should be made payable to "U.S. Bank National Association - Great Lakes Acceptance Escrow Account #___." We will sell preferred units to you only if you represent in writing that, at the time you sign the Subscription Agreement, you meet the suitability requirements described under "Who Should Invest" above.

        We will deposit all funds received from investors in an escrow account with U.S. Bank National Association Trust until $1,000,000 has been deposited. Purchases by our officers and members of our board of managers and their affiliates will not be counted for purposes of meeting this minimum. If the required $1,000,000 has not been deposited by September ___, 2004, all subscriptions will be canceled and all funds will be promptly returned to investors with interest and without any deduction. You may not withdraw your funds from the escrow account. When we have received subscriptions for the minimum number of preferred units, we may remove funds from escrow and instruct the escrow agent to pay accrued broker-dealer commissions, if any. After this initial release from escrow, the escrow account will convert to a convenience clearing account for our use.

        Upon admission as a preferred member, you will receive your pro rata share of any interest earned on escrowed funds based on the date of deposit of your subscription payment. Escrow funds will be invested in insured deposits with a financial institution and earn interest at short-term deposit rates. Following first admission, we will admit additional investors as preferred members as of the first business day of the month in which the investors' subscription is received until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least ten calendar days before each admittance date will be admitted as preferred members on such date.

        We have complete discretion to reject any Subscription Agreement within 30 days of its submission. Funds from a rejected subscriber will be returned within ten days after rejection. Subscriptions may be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in our best interest.

        Selected broker-dealers who may participate in the sale of the preferred units are not obligated to purchase preferred units and resell them or to sell any or all of the preferred units. Participating broker-dealers in the offering will offer and sell preferred units on the same terms and conditions as specified in this prospectus. We will pay selling commissions and a non-accountable expense allowance totaling up to four percent of the gross proceeds from the sale of preferred units at our discretion. We may also pay up to one-half of one percent of the gross offering proceeds for the reimbursement of due diligence expenses of the participating dealers. We will not pay any other incentive fees, wholesaling costs or other expense reimbursements or commissions for sales efforts.

        We will indemnify the broker-dealers that act as participating broker-dealers and their controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. With respect to liabilities arising under securities laws, in the opinion of the SEC, and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by any member of our board of managers in connection with registration of the preferred units, we will submit to a court of appropriate jurisdiction, after apprising such court of the position of the SEC and state securities administrators, the question of whether indemnification by it is against public policy and will be governed by the final adjudication of such issue.

                              TRANSFER RESTRICTIONS

        There are significant restrictions on transfers of your preferred units. We will not permit transfers unless, in the opinion of our counsel, such transfer will not:

    . require registration under Section 5 of the Securities Act of 1933, as amended, or any applicable state securities laws;
    . to the best of our counsel's knowledge, violate any law or governmental rule or regulation of any federal, state or local government or governmental agency applicable to such transfer;
    . cause the company not to be deemed a limited liability company under the Illinois Limited Liability Company Act;
    . affect the tax status of the Company as a partnership for federal or state income tax purposes.

        Under our Operating Agreement, we will require any substituted investor to agree in the instrument of assignment to become a member and to pay reasonable legal fees and filing costs in connection with his substitution as a member. We will recognize transfers of preferred units only as of the last day of the month in which we receive written evidence regarding the assignment in form satisfactory to our board of managers.

        Because of the restrictions on transfer, we will serve as our own transfer agent and registrar for the preferred units.

                                 SALES MATERIALS

        Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this prospectus. The sales materials that may be disseminated to prospective investors may include a brochure or transmittal letter prepared by our management describing the Company and its operations. In certain states, not all sales materials may be available. Except for these materials, sales materials have not been authorized for use by anyone and should be disregarded.

        This offering is made only by means of this prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this prospectus, such sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis for the offering of the preferred units.

                                LEGAL PROCEEDINGS

        Neither the Company nor any manager is a party to any pending legal proceedings that are material to the Company.

                                     EXPERTS

        The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

        The statements concerning federal taxes under the headings "U.S. Federal Income Tax Considerations" and "Risks Factors- U.S. Federal Income Tax Risks" have been reviewed by Sonnenschein Nath & Rosenthal, LLP, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon. Counsel believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the preferred units.

                                  LEGAL OPINION

        The legality of the preferred units will be passed upon by Sonnenschein Nath & Rosenthal, LLP.

                             ADDITIONAL INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (of which this prospectus is a part) on Form SB-2 under the Securities Act with respect to the preferred units offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the content of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding us and the preferred units offered by this prospectus, reference is hereby made to the registration statement and such exhibits and schedules.

        The registration statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1204 Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. Our SEC filings are also available on the SEC's Internet site (http://www.sec.gov). We also make this information available free of charge on our web site, (http://www.glcap.com), as soon as reasonably practicable after filing with the SEC. Except as indicated above, the information on these web sites is not and should not be considered part of this document and is not incorporated into this prospectus by reference.

        You may request a copy of these filings at no cost, by writing or calling us at the following address:

                       Great Lakes Capital Acceptance, LLC
                              27 East Monroe Street
                                    Suite 700
                             Chicago, Illinois 60603
                            Telephone: (312) 263-7770
                          Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information.

Index to our Financial Statements

Audited Financial Statements:...................................................
   Independent Auditors' Report.................................................  F-2
   Balance Sheets as of December 31, 2002 and 2001..............................  F-3
   Statements of Income for the years ended December 31, 2002 and 2001..........  F-4
   Statements of Member's Equity for the years ended December 31, 2002 and 2001.  F-5
   Statements of Cash Flows for the years ended December 31, 2002 and 2001......  F-6
   Notes to Financial Statements................................................  F-7

Unaudited Interim Statements:...................................................
   Balance Sheets as of June 30, 2003 and December 31, 2002..................... F-12
   Statements of Income for the six months ended June 30, 2003 and 2002......... F-13
   Statements of Cash Flows for the six months ended June 30, 2003 and 2002..... F-14
   Notes to Financial Statements................................................ F-15

Independent Auditors' Report

The Board of Managers
Great Lakes Capital Acceptance, LLC
Chicago, Illinois

We have audited the accompanying balance sheets of Great Lakes Capital Acceptance, LLC as of December 31, 2002 and 2001, and the related statements of income, member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Lakes Capital Acceptance, LLC as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Chicago, Illinois
July 28, 2003

                      Great Lakes Capital Acceptance, LLC
                                Balance Sheets

                                                                                       December 31,
                                                                                 -----------------------
                                                                                    2002         2001
                                                                                 ----------  -----------
Assets..........................................................................
   Mortgage loans held, net of unamortized purchase discounts of $1,590,224 and
     $1,429,684, respectively................................................... $6,553,462  $ 7,082,990
   Allowance for loan losses....................................................    (98,450)    (140,839)
                                                                                 ----------  -----------
   Net mortgage loans held......................................................  6,455,012    6,942,151

   Cash and cash equivalents....................................................    748,474      753,880
   Receivable from loan sales...................................................         --    2,474,349
   Prepaid expenses and other assets............................................    120,150       16,298
   Net equipment and software...................................................     96,393       66,445
                                                                                 ----------  -----------
Total Assets.................................................................... $7,420,029  $10,253,123
                                                                                 ==========  ===========
Liabilities and Member's Equity.................................................
   Notes payable................................................................ $4,983,684  $ 5,867,185
   Accounts payable and accrued expenses........................................     48,429      242,580
   Payable on loan purchases....................................................         --    2,150,524
                                                                                 ----------  -----------
Total Liabilities...............................................................  5,032,113    8,260,289
                                                                                 ----------  -----------
Member's Equity.................................................................
   Capital contributed..........................................................    544,580      544,580
   Accumulated earnings.........................................................  1,843,336    1,448,254
                                                                                 ----------  -----------
Total Member's Equity...........................................................  2,387,916    1,992,834
                                                                                 ----------  -----------
                                                                                 $7,420,029  $10,253,123
                                                                                 ==========  ===========

                                See accompanying notes to financial statements.

                      Great Lakes Capital Acceptance, LLC
                             Statements of Income

                                            Year ended December 31,
                                            -----------------------
                                               2002        2001
                                            ----------  ----------
              Revenues.....................
                 Loan portfolio income..... $2,161,785  $1,771,391
                                            ----------  ----------
              Operating Expenses...........
                 Interest expense..........    293,005     382,873
                 Loan due diligence costs..    147,458     271,090
                 Salaries and benefits.....    743,607     405,928
                 Professional fees.........     84,550     107,922
                 Provision for loan losses.     47,708      29,204
                 Other, net................    450,375     463,257
                                            ----------  ----------
                                             1,766,703   1,660,274
                                            ----------  ----------
              Net Income................... $  395,082  $  111,117
                                            ==========  ==========

                                See accompanying notes to financial statements.

                      Great Lakes Capital Acceptance, LLC
                         Statements of Member's Equity

                                      Capital   Accumulated
                                    Contributed  Earnings     Total
                                    ----------- ----------- ----------
         Balance, January 1, 2001..  $544,580   $1,337,137  $1,881,717
         Net income................        --      111,117     111,117
                                     --------   ----------  ----------
         Balance, December 31, 2001   544,580    1,448,254   1,992,834
         Net income................        --      395,082     395,082
                                     --------   ----------  ----------
         Balance, December 31, 2002  $544,580   $1,843,336  $2,387,916
                                     ========   ==========  ==========

                                See accompanying notes to financial statements.

                      Great Lakes Capital Acceptance, LLC
                           Statements of Cash Flows

                                                                            Year ended December 31,
                                                                          --------------------------
                                                                              2002          2001
                                                                          ------------  ------------
Cash Flows From Operating Activities.....................................
   Net income............................................................ $    395,082  $    111,117
   Adjustments to reconcile net income to net cash provided by operating activities..........................................................
       Depreciation and amortization.....................................       30,877        59,482
       Provision for loan losses.........................................       47,708        29,204
       Changes in........................................................
          Prepaid expenses and other assets..............................       (1,740)      361,877
          Accounts payable and accrued expenses..........................     (194,151)      224,890
                                                                          ------------  ------------
Net cash provided by operating activities................................      277,776       786,570
                                                                          ------------  ------------
Cash Flows From Investing Activities.....................................
   Loans repaid or sold..................................................   15,217,763    10,387,943
   Loans purchased.......................................................  (14,778,332)  (15,438,519)
   Change in receivable from loan sales..................................    2,474,349    (2,474,349)
   Change in payable on loan purchases...................................   (2,150,524)    2,150,524
   Purchase of equipment and software....................................      (57,937)      (42,175)
                                                                          ------------  ------------
Net cash provided by (used in) investing activities......................      705,319    (5,416,576)
                                                                          ------------  ------------
Cash Flows From Financing Activities.....................................
   Net (payments) borrowings under lines of credit.......................     (883,501)    4,342,167
   Financing costs paid..................................................     (105,000)           --
                                                                          ------------  ------------
Net cash (used in) provided by financing activities......................     (988,501)    4,342,167
                                                                          ------------  ------------
Net Decrease in Cash and Cash Equivalents................................       (5,406)     (287,839)
Cash and Cash Equivalents, at beginning of year..........................      753,880     1,041,719
                                                                          ------------  ------------
Cash and Cash Equivalents, at end of year................................ $    748,474  $    753,880
                                                                          ============  ============
Supplemental Disclosure of Cash Flow Information.........................
   Cash paid for interest during the year................................ $    321,720  $    314,438

                                See accompanying notes to financial statements.

                      Great Lakes Capital Acceptance, LLC
                         Notes to Financial Statements

1. Nature of Operations and Summary
  of Significant Accounting Policies

   Nature of Operations...... Great Lakes Capital Acceptance, LLC (the
                              "Company") is a specialty finance and asset management company that has been in operation since March 22, 2000. The Company is currently primarily engaged in the acquisition, management and sale of mortgage loans. The Company also serviced and collected on its mortgage loans before those functions were outsourced in early 2003. The Company typically acquires loans at a discount relative to their aggregate unpaid principal balances. The Company's sole member is indirectly owned by its manager.

   Accounting Estimates...... The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash Equivalents.......... For purposes of the statements of cash flows, the
                              Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

   Mortgage Loans Held....... Mortgage loans held are secured by real and personal property and are carried at cost net of purchase discount and, when necessary, an allowance for loan losses. Allowances for loan losses are provided for specifically identified loans which management determines to be uncollectible based on particular circumstances regarding the individual borrower plus a general reserve for all other loans based on historical experience and current general economic trends.

   Prepaid Expenses and Other
     Assets.................. Prepaid expenses and other assets include approximately $15,000 as of December 31, 2002 and 2001 due from affiliated companies some of which share the Company's office space and are therefore charged sublease costs by the Company which are paid in arrears and that reimburse the Company for expenses paid on their behalf. Additionally, as of December 31, 2002, the balance includes unamortized deferred financing costs related to the issuance of new debt as described in Note 4. Such costs of $105,000 are being amortized over the life of the related debt. Accumulated amortization was $2,888 as of December 31, 2002.

   Equipment and Software.... Equipment and software are stated at cost.
                              Depreciation is computed on the straight-line method over estimated useful lives of three to five years. Expenditures for renewals and betterments, which extend the estimated useful lives of the equipment, are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

   Revenue Recognition....... Loan portfolio income includes interest income and late fees from servicing the loans,
                              amortization (over the scheduled life of the loans) of purchase discount and net gains from the early payoff or sale of loans. Purchase discounts are net of brokerage fees paid to acquire the loan. Net gains include early payment premiums and unamortized purchase discount at the time of payoff or sale. Net gains are recognized in the period that cash proceeds are received by the Company. Earned interest and late fees are recognized when periodic payments are received with any excess payments being applied to the principal balance.

   Income Taxes.............. The Company is treated as a partnership for income tax purposes. Consequently, income taxes are not payable or provided by the Company. All of the Company's net income or losses currently pass directly to the member.

2. Mortgage Loans Held and Allowance...........................................
  for Loan Losses...........  At December 31, 2002 and 2001, the carrying value of the 209 and 299 loans held by the Company approximated 80% and 83% of the unpaid principal on the loans, respectively, primarily representing unamortized purchase discount. Interest rates on mortgage loans held as of December 31, 2002 and 2001 ranged from 7.00% to 19.40% and 5.50% to 13.25%, respectively. The mortgage loans held as of December 31, 2002 have scheduled maturities (generally consisting of monthly, rather than balloon payments) through July 2032. However, as of June 30, 2003 over 60% of those loans have fully settled or sold. Of the remaining 88 loans in the portfolio at June 30, 2003, maturities extend through July 2032.

.............................  Changes in the allowance for loan losses were as follows for the years ended December 31:

                                                                2002      2001
                                                             ---------  --------
                                        Beginning balance... $ 140,839  $100,263
                                        Provision for losses    47,708    29,204
                                        Charge offs.........  (102,956)       --
                                        Recoveries..........    12,859    11,372
                                                             ---------  --------
                                        Ending balance...... $  98,450  $140,839
                                                             =========  ========

.............................  In late December 2001, the Company closed on both the purchase and sale of a portfolio of loans; however, the cash payments related to these transactions did not occur until January 2002.
                              All costs related to these transactions were provided for in 2001. There were no pending loan transactions as of December 31, 2002.

3. Net Equipment and Software Net equipment and software consisted of the following at December 31:

                                                                  2002    2001
                                                                -------- -------
                 Office equipment.............................. $ 40,189 $38,016
                 Software and computer equipment...............  102,072  46,308
                                                                -------- -------
                                                                 142,261  84,324
                 Less accumulated depreciation and amortization   45,868  17,879
                                                                -------- -------
                 Net equipment and software.................... $ 96,393 $66,445
                                                                ======== =======

4. Notes Payable............  Through December 11, 2002, the Company had a
                              revolving line of credit with a bank that provided for borrowings up to $10,000,000 (as amended) subject to a borrowing base limitation indexed to the Company's qualifying financial assets. Interest on outstanding borrowings was payable monthly at the prime rate (4.75% as of December 31, 2001) plus 1%. Borrowings were secured by substantially all assets of the Company, a guarantee of its member and a personal guarantee of its member's owner. The related credit agreement contained provisions for various fees and adherence to various covenants.

.............................  On December 11, 2002, the Company refinanced its outstanding borrowings under a new revolving line of credit with a financial institution. The new line provides for borrowings up to $7,000,000 subject to a borrowing base limitation indexed to the Company's qualifying financial assets. The related agreement terminates in December 2004 and provides for early termination fees of up to $210,000 under certain circumstances. Certain mandatory prepayments are required in the event of qualifying asset sales, capital contributions or debt issuances.

.............................  Interest on outstanding borrowings is payable monthly at a base rate (4.25% as of December 31, 2002) plus 2% (or at a minimum, $10,000 per month). Borrowings are secured by substantially all assets of the Company, a guarantee of its member, a personal guarantee of its member's owner and the pledge of all membership units and stock of the Company and its member, respectively.

.............................  The agreement contains various financial and other covenants which, among other things, require the Company to maintain (all as defined)
                              (a) minimum Interest Coverage Ratios, (b) minimum Adjusted Tangible Net Worth levels, (c) minimum Current Ratios and (d) minimum Leverage Ratios and limits the Company's ability to (i) incur additional indebtedness, (ii) pay member distributions, (iii) sell the Company, (iv) make capital expenditures and (v) participate in other specified transactions. The Company was in compliance with all loan covenants as of December 31, 2002.

5. Lease Commitments........  The Company leases office space under an operating lease which expires on March 31, 2004. The Company subleases a portion of the office space to affiliated companies (Note 6).

.............................  The minimum aggregate future rental commitments, before sublease income, are as follows:

                                               Year ending December 31,  Amount
                                               ------------------------ --------
                                                        2003........... $104,868
                                                        2004...........   26,533
                                                                        --------
                                                        Total.......... $131,401
                                                                        ========

.............................  Net rent expense under this lease was $49,275 and
                              $56,918 for 2002 and 2001, respectively.

6. Related Party Transactions The Company subleases office space to two affiliated companies owned by the Company's manager. Sublease rental income was $54,000 and $600 for 2002 and 2001, respectively. Other expenses paid by the Company on behalf of affiliates and subsequently reimbursed were $129,652 and $0 for 2002 and 2001, respectively.

.............................  Through March 2001, the Company's member was the employer of record for some of the Company's employees and paid various operating costs on the Company's behalf. Accordingly, the member charged the Company $210,000 in 2001 (reflected in other operating expenses). Those arrangements were terminated in early 2001 and all employees are now employed directly by the Company.

.............................  During 2000, the Company made advances to its member. The $350,404 settlement of outstanding advances in 2001 is reflected in the cash flows statements as part of the change in prepaid expenses and other assets.

                      Great Lakes Capital Acceptance, LLC
                                Balance Sheets
                                  (Unaudited)

                                                                                  June 30,   December 31,
                                                                                    2003         2002
                                                                                 ----------  ------------
Assets..........................................................................
   Mortgage loans held, net of unamortized purchase discounts of $1,924,062 and
     $1,590,224, respectively................................................... $7,354,608   $6,553,462
   Allowance for loan losses....................................................    (75,200)     (98,450)
                                                                                 ----------   ----------
   Net mortgage loans held......................................................  7,279,408    6,455,012

   Cash and cash equivalents....................................................  1,019,185      748,474
   Prepaid expenses and other assets............................................    209,842      120,150
   Net equipment and software...................................................     79,953       96,393
                                                                                 ----------   ----------
Total Assets.................................................................... $8,588,388   $7,420,029
                                                                                 ==========   ==========
Liabilities and Member's Equity.................................................
   Notes payable................................................................ $5,151,567   $4,983,684
   Accounts payable and accrued expenses........................................     66,489       48,429
   Subordinated notes payable...................................................    287,000           --
                                                                                 ----------   ----------
Total Liabilities...............................................................  5,505,056    5,032,113
                                                                                 ----------   ----------
Member's Equity.................................................................
   Capital contributed..........................................................    544,580      544,580
   Accumulated earnings.........................................................  2,538,752    1,843,336
                                                                                 ----------   ----------
Total Member's Equity...........................................................  3,083,332    2,387,916
                                                                                 ----------   ----------
                                                                                 $8,588,388   $7,420,029
                                                                                 ==========   ==========

           See accompanying notes to unaudited financial statements.

                      Great Lakes Capital Acceptance, LLC
                             Statements of Income
                                  (Unaudited)

                                            Six Months Ended June 30,
                                            ------------------------
                                               2003         2002
                                             ----------  ----------
              Revenues.....................
                 Loan portfolio income..... $1,689,181   $1,436,712
                                             ----------  ----------
              Operating Expenses...........
                 Interest expense..........    209,112      149,671
                 Loan due diligence costs..     75,862       82,636
                 Salaries and benefits.....    358,562      398,471
                 Professional fees.........     74,155       31,447
                 Provision for loan losses.     15,000      (85,577)
                 Other, net................    261,074      255,726
                                             ----------  ----------
                                               993,765      832,374
                                             ----------  ----------
              Net Income................... $  695,416   $  604,338
                                             ==========  ==========

           See accompanying notes to unaudited financial statements.

                      Great Lakes Capital Acceptance, LLC
                           Statements of Cash Flows
                                  (Unaudited)

                                                                          Six Months Ended June 30,
                                                                          ------------------------
                                                                              2003         2002
                                                                          -----------  -----------
Cash Flows From Operating Activities.....................................
   Net income............................................................ $   695,416  $   604,338
   Adjustments to reconcile net income to net cash provided by operating activities..........................................................
       Depreciation and amortization.....................................      47,260       13,605
       Provision for loan losses.........................................      15,000      (85,577)
       Changes in........................................................
          Prepaid expenses and other assets..............................     (67,017)     (44,913)
          Accounts payable and accrued expenses..........................      18,060     (109,121)
                                                                          -----------  -----------
Net cash provided by operating activities................................     708,719      378,332
                                                                          -----------  -----------
Cash Flows From Investing Activities.....................................
   Loans repaid or sold..................................................   5,224,366   10,484,448
   Loans purchased.......................................................  (6,063,762)  (6,577,984)
   Change in receivable from loan sales..................................          --    2,474,349
   Change in payable on loan purchases...................................          --   (2,150,524)
   Purchase of equipment and software....................................      (2,015)     (25,000)
                                                                          -----------  -----------
Net cash (used in) provided by investing activities......................    (841,411)   4,205,289
                                                                          -----------  -----------
Cash Flows From Financing Activities.....................................
   Net borrowings (payments) under line of credit........................     167,883   (3,376,002)
   Issuance of subordinated notes payable................................     287,000           --
   Financing costs paid..................................................     (51,480)          --
                                                                          -----------  -----------
Net cash provided by (used in) financing activities......................     403,403   (3,376,002)
                                                                          -----------  -----------
Net Increase in Cash and Cash Equivalents................................     270,711    1,207,619
Cash and Cash Equivalents, at beginning of period........................     748,474      753,880
                                                                          -----------  -----------
Cash and Cash Equivalents, at end of period.............................. $ 1,019,185  $ 1,961,499
                                                                          ===========  ===========

                      See accompanying notes to unaudited financial statements.

                      Great Lakes Capital Acceptance, LLC
                         Notes to Financial Statements
                                  (Unaudited)

1. Basis of Presentation

   The accompanying unaudited financial statements have been prepared from the records of Great Lakes Capital Acceptance, LLC (the "Company"), and, in the opinion of management, include all adjustments (consisting only of normal and recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows as of the dates and for the periods presented. The balance sheet as of December 31, 2002, presented herein, has been derived from the audited financial statements for the year then ended.

   Accounting policies followed by the Company as described in Note 1 to the audited financial statements for the year ended December 31, 2002 are also followed for all interim periods. Certain other information and footnote disclosures normally included in annual financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted for purposes of the interim financial statements. The interim financial statements should be read in conjunction with the audited financial statements, including the notes thereto, for the year ended December 31, 2002. Interim results are not necessarily indicative of full year results.

   Nature of Operations

   Great Lakes Capital Acceptance, LLC (the "Company") is a specialty finance and asset management company that has been in operation since March 22, 2000. The Company is currently primarily engaged in the acquisition, management and sale of mortgage loans. The Company also serviced and collected on its mortgage loans before those functions were outsourced in early 2003. The Company typically acquires loans at a discount relative to their aggregate unpaid principal balances. The Company's sole member is indirectly owned by its manager.

   Revenue Recognition

   Loan portfolio income includes interest income and late fees from servicing the loans, amortization (over the scheduled life of the loans) of purchase discount and net gains from the early payoff or sale of loans. Purchase discounts are net of brokerage fees paid to acquire the loan. Net gains include early payment premiums and unamortized purchase discount at the time of payoff or sale. Net gains are recognized in the period that cash proceeds are received by the Company. Earned interest and late fees are recognized when periodic payments are received with any excess payments being applied to the principal balance.

2. Mortgage Loans Held and Allowance for Loan Losses

   Mortgage loans held are secured by real and personal property and are carried at cost net of purchase discount and, when necessary, an allowance for loan losses. Allowances for loan losses are provided for specifically identified loans which management determines to be uncollectible based on particular circumstances regarding the individual borrower plus a general reserve for all other loans based on historical experience and current general economic trends.

   At June 30, 2003 and December 31, 2002, the carrying value of the 236 and 209 loans held by the Company approximated 79% and 80% of the unpaid principal on the loans, respectively, primarily representing unamortized purchase discount. Interest rates on mortgage loans held as of June 30, 2003 and December 31, 2002 ranged from 7% to 21% and 7% to 19%, respectively.

   Changes in the allowance for loan losses were as follows for the six-months ended June 30:

                                                               2003      2002
                                                             --------  --------
                                        Beginning balance... $ 98,450  $140,839
                                        Provision for losses   15,000   (85,577)
                                        Charge offs.........  (38,250)       --
                                        Recoveries..........       --     8,018
                                                             --------  --------
                                        Ending balance...... $ 75,200  $ 63,280
                                                             ========  ========

3. Notes Payable - Finance Company

   Through December 11, 2002, the Company had a revolving line of credit with a bank that provided for borrowings up to $10,000,000.

   On December 11, 2002, the Company refinanced its outstanding borrowings under a new revolving line of credit with a financial institution. The new line provides for borrowings up to $7,000,000 subject to a borrowing base limitation indexed to the Company's qualifying financial assets. The related agreement terminates in December 2004 and provides for early termination fees of up to $210,000 under certain circumstances. Certain mandatory prepayments are required in the event of qualifying asset sales, capital contributions or debt issuances

   Interest on outstanding borrowings is payable monthly at a base rate (4.25% as of June 30, 2003) plus 2% (or at a minimum, $10,000 per month). Borrowings are secured by substantially all assets of the Company, a guarantee of its member, a personal guarantee of its member's owner and the pledge of all membership units and stock of the Company and its member, respectively. Interest paid during the six months ended June 30, 2003 and 2002 was $180,307 and $149,67, respectively.

   The agreement contains various financial and other covenants which, among other things, require the Company to maintain (all as defined) (a) minimum Interest Coverage Ratios, (b) minimum Adjusted Tangible Net Worth levels,
   (c) minimum Current Ratios and (d) minimum Leverage Ratios and limits the Company's ability to (i) incur additional indebtedness, (ii) pay member distributions, (iii) sell the Company, (iv) make capital expenditures and
   (v) participate in other specified transactions. The Company was in compliance with all loan covenants as of June 30, 2003.

4. Subordinated Notes Payable

   The Company had an offering for up to $4,000,000 of unsecured, subordinated notes, which began in March 2003. Through June 30, 2003, the Company issued subordinated notes totaling $287,000. The notes require 30 monthly principal payments along with interest at 9% through maturity dates ranging from January 2006 through February 2006. Through July 31, 2003, the Company issued an additional $200,000 of subordinated notes with similar terms. The offering was terminated in August 2003.

5. Series A Cumulative Redeemable Preferred Membership Interests

   Management of the Company has authorized the registration of a minimum of 40,000 units and a maximum of 1,000,000 units of 8.375% Series A Cumulative Redeemable Preferred Membership Interests ("Preferred Units") for a minimum and maximum aggregate price of $1,000,000 and $25,000,000, respectively. The Preferred Units are expected to be offered at a price of $25 per unit.

   Distributions on the Preferred Units will be determined quarterly at an annual rate of 8.375%. Quarterly payment of those distributions will be restricted by various factors but will accumulate if not paid. Beginning on January 1, 2005, the Company may redeem some or all of the Preferred Units at its option for cash at a defined percentage of the issue price of the Preferred Units plus earned but unpaid distributions. Also after that date, the holders may tender their Preferred Units for repurchase, sometimes at a specified discount, but the Company will not be obligated to repurchase any units and will be restricted as to the number of units it may purchase.

   The Preferred Units will rank senior to the Company's common membership interests with respect to the payment of distributions and amounts payable upon liquidation, dissolution or winding up of the Company.

   The Preferred Units will not entitle the holder to any voting rights other than in very limited circumstances.

   Net proceeds from the offering, expected to range from $0.6 million to $23.7 million are anticipated to be used to fund additional mortgage loan investments.

                                                                       Exhibit A
                                                                       ---------

================================================================================

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                      GREAT LAKES CAPITAL ACCEPTANCE, LLC,
                      AN ILLINOIS LIMITED LIABILITY COMPANY

================================================================================

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
ARTICLE I DEFINITIONS...........................................................................................1
     1.01    Generally..........................................................................................1
     1.02    Certain Definitions................................................................................1

ARTICLE II FORMATION OF COMPANY.................................................................................6
     2.01    Formation..........................................................................................6
     2.02    Name...............................................................................................6
     2.03    Principal Place of Buisness; Registered Office and Registered Agent................................6
     2.04    Term...............................................................................................7
     2.05    Qualification......................................................................................7

ARTICLE III BUSINESS OF THE COMPANY.............................................................................7
     3.01    Description of the Business........................................................................7
     3.02    Limitation on Authority............................................................................7
     3.03    No State Law Partnership...........................................................................7

ARTICLE IV MEMBERS; AUTHORIZED UNITS............................................................................7
     4.01    Names and Addresses................................................................................7
     4.02    Authorized Units...................................................................................7
     4.03    New Members........................................................................................8
     4.04    Limitation of Liability............................................................................8
     4.05    Rights and Powers of Series A Preferred Members....................................................8
     4.06    Powers and Rights of Common Membership Interests...................................................9
     4.07    Powers and Rights of Preferred Membership Interests................................................9
     4.08    Special Powers and Rights of Series A Preferred Membership Interests...............................9
     4.09    List of Members....................................................................................9
     4.10    Priority and Return of Capital.....................................................................9
     4.11    Membership Meetings and Voting....................................................................10
     4.12    Consent to Certain Amendments.....................................................................10
     4.13    Approval of Merger................................................................................11

ARTICLE V MANAGEMENT BY BOARD OF MANAGERS......................................................................11
     5.01    Board of Managers.................................................................................11
     5.02    Number, Qualification and Tenure..................................................................11
     5.03    Vacancies.........................................................................................12
     5.04    Right of Series A Preferred Members to Elect Managers.............................................12
     5.05    Resignation.......................................................................................12
     5.06    Removal...........................................................................................12
     5.07    Place of Meetings.................................................................................12
     5.08    Regular Meetings..................................................................................12
     5.09    Special Meetings..................................................................................12
     5.10    Quorum............................................................................................13
     5.11    Organization......................................................................................13
     5.12    Executive Committee...............................................................................13
     5.13    Audit Committee...................................................................................13
     5.14    Compensation Committee............................................................................14
     5.15    Other Committees..................................................................................14
     5.16    Action Without Meeting............................................................................14

     5.17    Attendance by Telephone...........................................................................15
     5.18    Compensation......................................................................................15
     5.19    Current Members of the Board......................................................................15

ARTICLE VI OFFICERS............................................................................................15
     6.01    Officers..........................................................................................15
     6.02    Election and Term of Office.......................................................................15
     6.03    Removal...........................................................................................15
     6.04    Chief Executive Officer...........................................................................15
     6.05    Chief Operating Officer...........................................................................16
     6.06    Senior Vice President.............................................................................16
     6.07    Compensation and Reimbursement....................................................................16

ARTICLE VII CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS..................................................17
     7.01    Members' initial Capital Contributions............................................................17
     7.02    Additional Contributions..........................................................................17
     7.03    Capital Accounts..................................................................................17

ARTICLE VIII ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND
 REPORTS     18
     8.01    Allocations of Profits............................................................................18
     8.02    Allocations of Losses.............................................................................18
     8.03    Special Allocations...............................................................................18
     8.04    Target Final Balances.............................................................................20
     8.05    Distributions.....................................................................................20
     8.06    Limitation Upon Distributions.....................................................................21
     8.07    Interest on and Return of Capital Contributions...................................................21
     8.08    Loans to Company..................................................................................21
     8.09    accounting Period.................................................................................21
     8.10    Records, Audits and Reports.......................................................................21
     8.11    Returns and Other Elections.......................................................................21
     8.12    Tax Matters Member................................................................................22

ARTICLE IX LIMITATION OF LIABILITY, STANDARD OF CARE, INDEMNIFICATION AND EXCULPATION..........................22
     9.01    Limitation of Liability...........................................................................22
     9.02    Standard of Care..................................................................................22
     9.03    Business Dealings With Members and Their Affiliates...............................................23
     9.04    Indemnification...................................................................................23
     9.05    Advancement.......................................................................................23
     9.06    Expenses..........................................................................................23
     9.07    Rights Not Exclusive..............................................................................24
     9.08    Insurance.........................................................................................24
     9.09    Successors........................................................................................24
     9.10    Certain References................................................................................24

ARTICLE X TRANSFERABILITY......................................................................................25
     10.01   Prohibition on Transfers of Membership Interests..................................................25
     10.02   Prohibited Transfers Null and Void................................................................25
     10.03   Applicability to All Membership Interests.........................................................25
     10.04   Terms of Transfer.................................................................................25
     10.05   Substitute Member.................................................................................25

     10.06   Conditions for Transfer...........................................................................25
     10.07   Transfer Notice...................................................................................26
     10.08   Transfer Costs....................................................................................26

ARTICLE XI REDEMPTION AND REPURCHASE...........................................................................26
     11.01   Optional Redemption...............................................................................26
     11.02   Right to Repurchase...............................................................................27

ARTICLE XII DISSOLUTION AND TERMINATION........................................................................28
     12.01   Dissolution.......................................................................................28
     12.02   Winding Up, Liquidation and Distribution of assets................................................28
     12.03   Articles of Dissolution...........................................................................29
     12.04   Effect of Filing of Articles of Dissolution.......................................................29
     12.05   Return of Contribution Nonrecourse to Other Members...............................................29

ARTICLE XIII MISCELLANEOUS PROVISIONS..........................................................................30
     13.01   Notices...........................................................................................30
     13.02   Headings..........................................................................................30
     13.03   Invalidity........................................................................................30
     13.04   Further Action....................................................................................30
     13.05   Variation of Pronouns.............................................................................30
     13.06   Governing Law.....................................................................................31
     13.07   Counterpart Execution.............................................................................31
     13.08   Entire Agreement..................................................................................31
     13.09   Amendments........................................................................................31
     13.10   Waiver of Action for Partition....................................................................31
     13.11   Waivers...........................................................................................31
     13.12   Rights and Remedies Cumulative....................................................................31
     13.13   Heirs, Successors and Assigns.....................................................................31
     13.14   Creditors.........................................................................................31

EXHIBIT 4.01(a) SERIES A PREFERRED MEMBERS....................................................................E-1

EXHIBIT 4.01(b) COMMON MEMBERS................................................................................E-2

EXHIBIT 5.02 MANAGER(S).......................................................................................E-3

EXHIBIT 6.01 OFFICERS.........................................................................................E-4

                    AMENDED AND RESTATED OPERATING AGREEMENT
                     OF GREAT LAKES CAPITAL ACCEPTANCE, LLC,
                      AN ILLINOIS LIMITED LIABILITY COMPANY

        THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is made and entered into as of September __, 2003 by and between those Persons listed on Exhibits 4.01(a) and (b) as attached hereto and as it may be amended from time to time (collectively, the "Members") to set forth the terms and conditions by which Great Lakes Capital Acceptance, LLC, a limited liability company formed under the Illinois Limited Liability Company Act (the "Act"), as amended from time to time, shall operate.

                                    RECITALS

        A. Great Lakes Capital Acceptance, LLC (the "Company") was formed on March 22, 2000 under and pursuant to the Act. Concurrently with formation, the sole original member entered into a Limited Liability Company Operating Agreement dated March 22, 2000 (the "Original Agreement").

        B. The Members agree to continue the existence of the Company on the amended and restated terms set forth in this Agreement. This Agreement supercedes and replaces in its entirety the Original Agreement.

                              TERMS AND CONDITIONS

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.01 Generally. Pursuant to Treasury Regulation Section 301.7701-3, the Company is intended to be treated as a partnership for Federal income tax purposes. Certain definitions contained in this Agreement refer to sections of the Code (as defined in Section 1.02) or Treasury Regulations involving partnerships, and some of the definitions contained herein substitute the words "Member" for "Partner," "Company" for "Partnership," and "Membership Interest" for "Partnership Interest." However the intention is to utilize the concepts and requirements of the Code and Treasury Regulations involving partnerships, and the definitions contained herein should be read consistently with each provision of the Code and Treasury Regulations.

        1.02 Certain Definitions. As used in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

        "Act" shall mean the Illinois Limited Liability Company Act, as amended from time to time.

        "Affiliate" shall mean, with respect to any Member, (a) any Entity in which such Member has (whether directly, indirectly or beneficially) any ownership interest (other than by virtue of either (i) an investment in a mutual fund or similar investment fund over which such Member has no direction or control, or (ii) ownership of less than five percent (5%) of the capital stock of a publicly traded company), and (b) any Person with whom such Member has (whether directly, indirectly or beneficially) any employment or compensation arrangement or for whom such Member is an officer or director.

        "Agent" shall have the meaning set forth in Section 9.04.

        "Agreement" or "Operating Agreement" shall mean this Amended and Restated Operating Agreement as originally executed and as amended from time to time.

        "Articles of Organization" shall mean the Articles of Organization of the Company as filed with the Secretary of State of Illinois and as amended from time to time.

        "Bankruptcy Code" shall have the meaning set forth in the definition of "Event of Bankruptcy."

        "Board of Managers" or "Board" shall have the meaning set forth in
Section 5.01.

        "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under federal law.

        "Capital Account" as of any given date shall mean the Capital Contribution to the Company by a Member, as adjusted pursuant to Section 7.03.

        "Capital Contribution" shall mean any contribution to the capital of the Company in cash, services or property by a Member whenever made.

        "Capital Transaction Profits" and "Capital Transaction Losses" shall mean Profits and Losses (as applicable) resulting from Capital Transactions.

        "Capital Transaction" shall mean (a) a sale, condemnation or other disposition of all or a portion of the Company's assets, whether or not in the ordinary course of business, or (b) a transaction pursuant to which the Company borrows funds, including, without limitation, a refinancing of any Company debt.

        "Certificate" shall have the meaning set forth in Section 2.01.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding federal revenue laws.

        "Common Membership Interest(s)" shall mean the Interest(s) held by Common Members identified as such on Exhibit 4.01(b) hereto.

        "Common Members" shall mean, collectively, (a) those Persons who are listed as Common Members on Exhibit 4.01(b), as amended from time to time, and
(b) any new or Substitute Members who are admitted as Common Members pursuant to
Section 4.03 or Section 10.05, in each case until such Person ceases to be a Member.

        "Common Units" shall mean Units held by Common Members.

        "Company" shall mean Great Lakes Capital Acceptance, LLC, an Illinois limited liability company.

        "Deficit Capital Account" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                (a) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner for nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

        "Economic Interest" shall mean a Member's share of one or more of the Company's Profits, Losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company (except as otherwise provided in this Agreement).

        "Entity" shall mean any legally recognized entity, including, without limitation, any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

        "Event of Bankruptcy" shall mean, with respect to any Person, any of the following:

                (a) commencement of a voluntary case with respect to such Person under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (collectively, "Bankruptcy Code");

                (b) entry of an order for relief with respect to such Person under the Bankruptcy Code;

                (c) consent by such Person to the entry of an order for relief in an involuntary case under the Bankruptcy Code or to the conversion of an involuntary case under the Bankruptcy Code to a voluntary case;

                (d) consent by such Person to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial portion of its property;

                (e) general assignment by such Person for the benefit of creditors; or

                (f) the continuance of any of the following events for thirty (30) days unless dismissed, bonded or discharged: (i) commencement of an involuntary case against such Person under the Bankruptcy Code; (ii) entry of a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person or all or a substantial portion of its property; or (iii) appointment of a receiver, trustee or other custodian without the consent of such Person for all or a substantial portion of the property of such Person.

        "Exchange Act" shall have the meaning set forth in Section 5.13.

        "Issue Price" shall mean $25.00 per Unit.

        "Interest" shall mean a Membership Interest in the Company.

        "Manager(s)" shall mean the person(s) selected in accordance with
Section 5.02.

        "Majority In Interest" of the Members or any class or series of Members shall mean Members (or Members of such specific class) holding Units which in the aggregate exceed fifty percent (50%) of all Units (or Units of such specific class or series) then outstanding; provided, however, that with respect to issues on which some, but not all, of the Members are entitled to vote, "Majority In Interest" shall mean Units which in the aggregate exceed fifty percent (50%) of all Units then outstanding and held by Members eligible to vote.

        "Member" shall mean each of the parties who is a Member as of the date hereof and each party who may hereafter become a Member, but not after the time they cease to be a Member. Unless otherwise specified in this Agreement, "Member" shall mean, collectively, the Series A Preferred Members and the Common Members.

        "Membership Interest" shall mean a Member's entire interest in the Company, including, without limitation, such Member's Economic Interest and the right to participate in the management of the business and affairs of the Company, including, without limitation, the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement or the Act.

        "Net Cash Flow" means Company cash funds provided from operations, but after deducting cash funds used to pay all cash expenses, debt payments and less the amount set aside for restoration or creation of Reserves.

        "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing or other disposition of a loan, loan portfolio or real estate, over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such a loan, loan portfolio or real estate in connection with such transaction.

        "Officer" shall have the meaning set forth in Section 6.01.

        "Optional Redemption" shall have the meaning set forth in Section 11.01(a).

        "Original Agreement" shall have the meaning set forth in the first Recital of this Agreement.

        "Other Agreement" shall have the meaning set forth in Section 9.06.

        "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

        "Permitted Transfer" shall have the meaning set forth in Section 10.01.

        "Preferred Members" shall mean Members who hold Preferred Membership Interests.

        "Preferred Membership Interests" shall have the meaning set forth in
Section 4.02.

        "Preferred Return" shall mean an amount equal to 8.375% compounded annually on the Issue Price of the Series A Preferred Membership Interests.

        "Preferred Return Per Unit" shall mean an amount equal to 8.375% times $25.00 compounded annually.

        "Preferred Units" shall mean Units held by Preferred Members.

        "Proceeding" shall have the meaning set forth in Section 9.04.

        "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                (b)     Any expenditures of the Company described in Code
        Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section
        1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

                (c) If the value at which any asset is carried on the books of the Company is adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(g), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset;

                (d) Gain or loss resulting from any disposition of an asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the value at which such asset is carried on the books of the Company; and

                (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or cost recovery computed by reference to Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

        "Repurchase Date" shall have the meaning set forth in Section 11.02(c).

        "Repurchase Notice" shall have the meaning set forth in Section
11.02(b).

        "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Board for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

        "Series A Preferred Membership Interest(s)" shall mean the Preferred Membership Interest(s) held by Series A Preferred Members identified as such on
Exhibit 4.01(a) hereto.

        "Series A Preferred Members" shall mean, collectively, (a) those Persons who are listed as Series A Preferred Members on Exhibit 4.01(a), as amended from time to time, and (b) any new or Substitute Members who are admitted as Series A Preferred Members pursuant to Section 4.03 or Section 10.05, in each case until such Person ceases to be a Member.

        "Substitute Member" shall have the meaning set forth in Section 10.05.

        "Super Majority In Interest" of the Members or any class or series of Members shall mean Members (or Members of such specific class or series) holding Units which in the aggregate exceed seventy-five percent (75%) of all Units (or Units of such specific class or series) then outstanding; provided, however, that with respect to issues on which some, but not all, of the Members are entitled to vote, "Super Majority In Interest" shall mean Units which in the aggregate exceed seventy-five percent (75%) of all Units then outstanding and held by Members eligible to vote.

        "Target Final Balances" shall have the meaning set forth in Section
8.04.

        "Tax Matters Partner" shall have the meaning set forth in Section 8.12.

        "Transfer," when used as a verb, shall mean to grant, convey, impair, dispose of or assign, with or without consideration, voluntarily or involuntarily, any legal or equitable interest in a Membership Interest. "Transfer," when used as a noun, shall mean any transfer of title or beneficial interest, whether by operation of law or otherwise, and whether or not for value, including, without limitation, any conveyance, sale, gift, exchange, pledge, hypothecation, creation of a security interest, transfer in trust or option to purchase, sell or transfer.

        "Transfer Notice" shall have the meaning set forth in Section 10.07.

        "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code.

        "Undertaking" shall have the meaning set forth in Section 9.05.

        "Unit" shall mean, for any Member, the units (or portions thereof) of Preferred Membership Interest and/or Common Membership Interest held by such Member as set forth on Exhibit 4.01(a) or Exhibit 4.01(b) attached hereto, as amended from time to time pursuant to Section 4.01. The Company may issue whole or fractional Units, as the Manager deems appropriate from time to time.

                                   ARTICLE II
                              FORMATION OF COMPANY

        2.01 Formation. The Company was formed effective as of March 22, 2000 upon the filing of the Certificate of Formation ("Certificate") in the office of the Secretary of State for the State of Illinois in accordance with and pursuant to the Act. The rights and obligations of the Members shall be as provided in the Act, except as otherwise expressly provided in this Agreement. The Board shall execute such certificates or documents and do such filings and recordings and all other acts, including the filing or recording of any assumed name certificates in the appropriate offices in the State of Illinois and any other applicable jurisdictions as may be required to comply with applicable law. In the event any terms in the Certificate are inconsistent with the terms of this Agreement, then this Agreement shall supersede the Certificate and be controlling. From and after the execution of this Agreement, the same shall constitute the only Operating Agreement of the Company except as the same may hereafter be amended pursuant to the provisions hereof.

        2.02 Name. The name of the Company is "Great Lakes Capital Acceptance, LLC".

        2.03 Principal Place of Business; Registered Office and Registered Agent. The principal place of business of the Company shall be at 27 East Monroe Street, Suite 700, Chicago, Illinois 60603. The Registered Agent and Registered Office of the Company under the Certificate of the Company is: Michael J. Tuchman, 33 W. Monroe, 21st Floor, Chicago, IL 60603. The Board may change the principal office by written notice to the Members. The Board may change the Registered Agent and/or Registered Office without notice to the Members.

        2.04 Term. The term of the Company shall be from the effective date of the filing of Articles of Organization with the Illinois Secretary of State through perpetuity, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

        2.05 Qualification. The Company shall qualify and register as a foreign limited liability company and shall file assumed name certificates in each jurisdiction where required by reason of the nature of its business or the ownership of its properties, and shall otherwise file such instruments and documents in such public offices in the State and in such other jurisdictions as is necessary in order to give effect to the provisions of this Agreement and to evidence the nature of the Company as a limited liability company under the laws of the State.

                                   ARTICLE III
                             BUSINESS OF THE COMPANY

        3.01 Description of the Business. The business of the Company shall be the transaction of any or all lawful businesses for which limited liability companies may be organized under the laws of the State of Illinois.

        3.02 Limitation on Authority. Except as otherwise provided in this Agreement, no Member shall have authority to act as the general agent of the other Members or shall be required to offer to other Members or the Company any business opportunity.

        3.03 No State Law Partnership. No provisions of this Agreement shall be deemed or construed to create or constitute a partnership or joint venture, or any Member, Manager or Officer a partner or joint venturer for any purposes other than federal and state tax purposes.

                                   ARTICLE IV
                            MEMBERS; AUTHORIZED UNITS

        4.01 Names and Addresses. The names, addresses, Units, and classification of the Members are as set forth on Exhibits 4.01(a) and (b) hereto, as amended from time to time by the Company to reflect the Members and their Membership Interests.

        4.02    Authorized Units.

                (a) The Company may, from time to time, issue Units of Common Membership Interests, but not in series or classes, in each case in accordance with, and subject to, the terms of this Agreement. Subject to the provisions of the Articles of Organization and this Agreement, the Board of Managers is authorized, subject to any limitations prescribed by law, to provide for the issuance of and to issue Units of Preferred Membership Interests in classes or series (the "Preferred Membership Interests"), and to execute and deliver any amendment hereto and Articles of Organization, in each case without approval of the Members. There shall be a total of 20,000,000 Units of Common Membership Interests and 2,000,000 Units of Preferred Membership Interests, of which 1,000,000 shall be designated as Series A Cumulative Redeemable Preferred Membership Interests ("Series A Preferred Membership Interests"). In furtherance thereof, the Board of Managers is further authorized, subject to any limitations prescribed by law, to establish from time to time the number of Units to be included in each such class or series of Preferred Membership Interests and to fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. This Agreement may be amended to increase or decrease the number of authorized Units of Preferred Membership Interests (but not below the number of Units thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Membership Interests, without a vote of the holders of any Preferred Membership Interests, or of any class or series thereof, unless a vote of any such holders is required pursuant to Section 4.08 hereof or any other provision of this Agreement.

                (b) Authorized Common Membership Interests may be issued by the Company to any Person, only as approved by the Board. As of the date hereof, one (1) Common Unit was issued to the Member(s) and in the amount listed on
Exhibit 4.01(b).

                (c) Common Units shall have one vote on all matters on which holders of Units are entitled to vote or provide consent. Preferred Units shall not have any voting rights (including without limitation any rights of approval under this Agreement) except as expressly set forth in this Agreement or to the extent provided by law.

        4.03 New Members. Any Person may become a Preferred Member or a Common Member by the issuance by the Company of a Membership Interest, for such consideration and on such terms as the Board shall determine consistently with this Agreement. Except as otherwise designated by the Board, the timing of admission of any new Member pursuant to this Section 4.03 shall be on the first day of the calendar quarter following the calendar quarter in which approval of the issuance by the Board occurred. The Board may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year has ended) or make pro rata allocations of Profits and Losses to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Code Section 706(d) and the Treasury Regulations promulgated thereunder. No new Members shall be entitled to any retroactive allocation of Profits and Losses incurred by the Company.

        4.04    Limitation of Liability.

                (a) Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

                (b) A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions.

                (c) A Member who receives a distribution, or the return in whole or in part of his or her Capital Contribution, is liable to the Company only to the extent provided by nonwaivable provisions of the Act.

        4.05 Rights and Powers of Series A Preferred Members. In addition to any powers of the Members pursuant to nonwaivable provisions of the Act, the rights and powers of the Series A Preferred Members shall include only the following:

                (a) The right to participate in Member meetings at which matters on which Series A Preferred Members are entitled to vote pursuant to the terms of this Article IV will be submitted to vote;

                (b) The right and power to appoint additional members to the Board as provided in Section 5.04;

                (c) The right to inspect the Company's books and records as provided in the Act and in Section 8.10;

                (d) The right to vote as provided in Sections 4.08, 4.11, and 4.13; and

                (e) All rights and interests arising out of his or her Economic Interest.

        4.06 Powers and Rights of Common Membership Interests. In addition to any powers of the Members pursuant to nonwaivable provisions of the Act, the rights and powers of the Members shall include, without limitation, the following:

                (a) The right to participate in Member meetings pursuant to the terms of this Article IV;

                (b)     The right to vote as provided in Section 4.11 and
Section 4.13;

                (c) The right and power to appoint and remove Managers as provided in Sections 5.02, 5.03 and 5.06;

                (d) The right to inspect the Company's books and records as provided in the Act and in Section 8.10;

                (e) The right to dissolve the Company as provided in Section 12.01;

                (f) The right to amend this Agreement as provided in Section 13.09; and

                (g)     All rights arising out of his or her Membership
Interest.

        4.07 Powers and Rights of Preferred Membership Interests. In addition to any powers of the Members pursuant to nonwaivable provisions of the Act, the rights and powers of the Preferred Members shall include, only the following:

                (a) The right to participate in Member meetings at which matters on which Preferred Members are entitled to vote pursuant to the terms of this Article IV will be submitted to a vote;

                (b)     The right to vote as provided in Section 4.11 and
Section 4.13;

                (c) The right and power to appoint additional members to the Board as provided in Section 5.04;

                (d) The right to inspect the Company's books and records as provided in the Act and in Section 8.10; and

                (e) All rights and interests arising out of his or her Economic Interest.

        4.08 Special Powers and Rights of Series A Preferred Membership Interests. Notwithstanding anything herein to the contrary, an affirmative vote of the holders of a Super Majority In Interest of the Series A Preferred Membership Interests will be required to alter the rights and preferences of the Series A Preferred Membership Interests set forth herein or to create any new class of membership interests having distribution rights or a liquidation preference senior to those possessed by the Series A Preferred Membership Interests to this Agreement.

        4.09 List of Members. Upon the written request of any Member, the custodian of the Company's records shall provide a list showing the names, addresses, Capital Accounts, Classes and Units of all Members.

        4.10 Priority and Return of Capital. Except as may be expressly provided in this Agreement, no Member or owner of an Economic Interest shall have priority over any other Member or owner, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided, however, that this Section 4.10 shall not apply to loans which a Member has made to the Company.

        4.11    Membership Meetings and Voting.

                (a) Meetings of the Members may be called only by the Board, the Chief Executive Officer or by Common Members holding, in the aggregate, no less than 25% of the then outstanding Units which are Common Membership Interests.

                (b) The Board may designate any place, either within or outside the State of Illinois, as the place of meeting for any meeting of the Members. If no such designation is made, the place of meeting shall be the principal place of business of the Company in the State of Illinois. Members not entitled to vote on a matter to be submitted to a vote at a meeting may attend the meeting only if expressly invited to attend by the Board.

                (c) Notice of any meeting called pursuant to Section 4.11(a) shall be given at least three (3) Business Days prior thereto by written notice to each Member entitled to vote thereat at his or her address as set forth in
Exhibit 4.01(a) or (b) hereto. Such notice need not state the purpose or purposes of the meeting. If mailed, such notice shall be deemed to be delivered three (3) Business Days after deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, by personal delivery or by overnight courier, such notice shall be deemed to be delivered when delivered to the Member at the address as set forth in Exhibit 4.01(a) or
(b) hereto. If notice is given by facsimile, such notice shall be deemed effective when a transmission report is generated by the sender's facsimile machine indicating all pages of the notice were transmitted successfully to the facsimile number of the applicable Member, as reflected in the Company's records, and the original documents are mailed consistent with the method for mailing notices provided in this Section. The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                (d) Each Member entitled to vote on a matter may participate in a meeting of Members by conference call or similar communications equipment that enables all participating persons to hear each other. Such participation shall constitute presence in person at such meeting.

                (e) At all meetings of Members, a Member entitled to vote on a matter may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Each proxy shall be filed with the Board before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                (f) Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members representing the number of Units required to approve the applicable action and delivered to the Board for inclusion in the minutes or for filing with the Company records. Action taken under this Section 4.11(f) is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

                (g) Except as otherwise provided in this Agreement, all determinations, decisions, approvals, and actions on which the Members are entitled to vote shall be determined, made, approved, or authorized by a Majority In Interest of the Members eligible to vote with respect to the applicable issue and attending the applicable meeting, provided that a quorum is present.

        4.12    Consent To Certain Amendments.

                (a) Each Member hereby consents in advance to the amendment of the Articles of Organization as required under the Act in order to update the records of the Illinois Secretary of State with regard to (i) the names and addresses of the Board, (ii) changes in the location of the office at which records required by the Act are kept or the Company's principal place of business and (iii) changes of registered agent and/or registered agent's office. Each Member hereby consents in advance to the amendment of this Agreement as required under the Act in order to update the records of the Illinois Secretary of State with regard to (i) the names and addresses of the Board, (ii) changes in the location of the office at which records required by the Act are kept or the Company's principal place of business, (iii) changes of registered agent and/or registered agent's office, and (iv) admission of new Members in accordance with the terms of this Agreement. Each Member hereby consents in advance to the amendment of this Agreement as contemplated by Section 4.02. Each Member hereby consents to the amendment of Article X of this Agreement if and to the extent the Board shall find it necessary and appropriate to cause Units to be listed on NASDAQ or otherwise traded in a securities market. The foregoing consents shall be deemed to satisfy the requirement under the Act that the applicable amendments be adopted by written consent signed by the Members having not less than the minimum number of votes necessary to adopt such amendments, and may be relied upon by any Manager authorized by the Board to execute and file Articles of Amendment as such.

                (b) Each Member hereby constitutes and appoints the Chief Executive Officer, or in his or her absence the Officer designated by the Board, as such Member's true and lawful attorneys-in-fact, and in the Member's name, place, and stead, to make, execute, sign, acknowledge, and file such Articles of Amendment, certificates or other instruments reasonably necessary in order to implement Section 4.12(a).

                (c) The foregoing consents and power of attorney are irrevocable and are coupled with an interest, and, to the extent permitted by applicable law, shall survive the dissolution, death or disability of a Member and any Transfer of all or any portion of a Membership Interest.

        4.13 Approval of Merger. Notwithstanding any provision of this Agreement to the contrary, the following actions may not be taken by the Company without the approval of a Super Majority In Interest of the Preferred Members and a Super Majority In Interest of the Common Members:

                (a) consolidations, mergers or joint ventures of the Company with or into any other Entity; and

                (b)     reorganization or bankruptcy of the Company.

                                    ARTICLE V
                         MANAGEMENT BY BOARD OF MANAGERS

        5.01 Board of Managers. The business and affairs of the Company shall be managed and controlled by or under the direction of a Board of Managers, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by this Agreement directed or required to be exercised or done by the Common Members. Unless authorized by the Board of Managers, no Member and no individual Manager, in his or her capacity as such, shall have the authority to act on behalf of or bind the Company.

        5.02 Number, Qualification and Tenure. The Board of Managers shall consist of not less than one (1) and not more than five (5) members, except as contemplated by Section 5.04. Within the limit above specified, the number of Managers shall be determined from time to time by resolution of the Common Members or by a written consent signed by a Majority In Interest of Common Members. The number of Managers is currently fixed at two (2). The Managers shall be elected by the Common Members, except as provided in Section 5.03 and
Section 5.04, and each Manager elected shall hold office as a member of the Board for a term of one (1) year. Managers need not be Members. The names and addresses of the members of the Board are as set forth on Exhibit 5.02 hereto, as amended from time to time by the Company to reflect the members of the Board.

        5.03 Vacancies. Vacancies and newly created Manager positions resulting from any increase in the number of Managers, except as described in
Section 5.04 below, may be filled as follows: (a) by a majority, although less than a quorum, of the Managers then in office; (b) by a Majority In Interest of the Common Members if such vacancy or position is not filled in accordance with
Section 5.03(a); or (c) by a sole remaining Manager if such vacancy or position is not filled in accordance with Section 5.03(a) or (b). Each Manager chosen under this Section 5.03 shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal, unless otherwise provided in this Agreement. If there are no Managers in office, then an election of Managers by the Common Members may be held.

        5.04 Right of Series A Preferred Members to Elect Managers. Preferred Members shall have no voting rights with respect to election of any Managers to the Board except that if at any time the Company is in arrears in the payment of three consecutive quarterly distributions of the Preferred Return payable on the Series A Preferred Units, then the number of the Managers will be increased by two and the holders of the Series A Preferred Units, together with holders of all series or classes of Preferred Membership Interests that rank equal in right to the Series A Preferred Units, voting together as a single class, will have the right to elect two Managers to fill the positions created, and such right will continue until all distributions in arrears shall have been paid. Any Manager elected under this Section 5.04 shall hold office through the end of such Manager's term; provided, however, that if distributions are still in arrears at the end of such Manager's term, then such Manager shall remain a member of the Board until all distributions have been paid. Upon the end of such Manager's term, the Board shall determine in its sole discretion whether the office held by such Manager shall remain and whether such Manager will be re-nominated for such office.

        5.05 Resignation. A Manager may resign at any time by giving written notice to the Common Members and the Board.

        5.06 Removal. A Manager may be removed with or without cause at any time by a resolution adopted by a Majority In Interest of the Common Members; provided, however, that a Manager elected under Section 5.04 may not be removed if distributions are in arrears. Such resolution may be adopted in the form of a written consent signed by a Majority In Interest of the Common Members.

        5.07 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Illinois.

        5.08 Regular Meetings. The Board may hold a regular meeting, to be known as the annual meeting, immediately following any annual meeting of the Common Members. Other regular meetings of the Board shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

        5.09 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer. Special meetings shall be called by the Chief Executive Officer on the written request of any Manager. The Senior Vice President shall give each member of the Board written notice three (3) days prior to the date of any special meeting at his or her address as set forth in Exhibit 5.02 hereto. Such notice shall state the purpose or purposes of the meeting. If mailed, such notice shall be deemed to be delivered three (3) Business Days after deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, by personal delivery or by overnight courier, such notice shall be deemed to be delivered when delivered to a Board member at the address as set forth in Exhibit 5.02 hereto. If notice is given by facsimile, such notice shall be deemed effective when a transmission report is generated by the sender's facsimile machine indicating all pages of the notice were transmitted successfully to the facsimile number of the applicable Board member, as reflected in the Company's records, and the original documents are mailed consistent with the method for

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

mailing notices provided in this Section. The attendance of a Board member at any meeting shall constitute a waiver of notice of such meeting, except where a Board member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        5.10 Quorum. At all meetings of the Board a majority of the total number of Managers shall constitute a quorum for the transaction of business and the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        5.11 Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board. If a Chairman of the Board is not elected or, if elected, is not present, the Chief Executive Officer or, in the absence of the Chief Executive Officer, a Manager chosen by a majority of the Managers present, shall act as chairman at meetings of the Board.

        5.12 Executive Committee. The Board, by resolution adopted by a majority of the Managers then in office, may designate one or more Managers to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board, until their respective successors are designated. The Board, by resolution adopted by a majority of the Managers then in office, may also designate additional Managers as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Manager to act at the meeting in the place of any such absent or disqualified member.

        Except as expressly limited by applicable law, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company between the meetings of the Board. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Company in the custody of the Senior Vice President, and all actions of the Executive Committee shall be reported to the Board at the next meeting of the Board.

        Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the Chief Executive Officer, or any two of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited herein, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided herein the Executive Committee shall fix its own rules of procedure.

        5.13 Audit Committee. The Board, by resolution adopted by a majority of the Managers then in office, may designate one or more members to constitute an Audit Committee, to assist the Board in fulfilling its oversight responsibility relating to the quality and integrity of the financial statements, internal controls and other accounting, auditing and reporting practices of the Company, the compliance by the Company with legal and regulatory requirements, and such other duties as directed by the Board. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange

Act") and the rules and regulations of the Securities and Exchange Commission; provided, however, that such requirements need not be met in the event the Audit Committee consists of a sole member.

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Except as expressly provided herein, the Audit Committee shall fix its own rules of procedure.

        The Audit Committee may request any officer or employee of the Company or its outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee is empowered to investigate any matter it deems appropriate, with full power to retain outside counsel or other experts and full access to all books, records, facilities and personnel of the Company. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. The Audit Committee also has the authority to approve the fees and other significant compensation to be paid to the independent auditors.

        5.14 Compensation Committee. The Board, by resolution adopted by a majority of the Managers then in office, may designate one or more members to constitute a Compensation Committee, to determine the compensation of the Company's Managers, executive officers and such other employees as the Committee may decide, and such other duties as directed by the Board. Committee members may be removed by the Board of Directors. The Board of Directors shall also designate a Committee Chairperson. The members of the Compensation Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission; provided, however, that such requirements need not be met in the event the Compensation Committee consists of a sole member.

        The Compensation Committee shall meet as often as it determines, but not less frequently than annually. Except as expressly provided herein, the Compensation Committee shall fix its own rules of procedure.

        5.15 Other Committees. The Board, by resolution adopted by a majority of the Managers then in office, may designate one or more other committees, each such committee to consist of one or more Managers. Except as expressly limited by applicable law, any such committee shall have and may exercise such powers and authority as the Board may determine and specify in the resolution designating such committee or any amendment thereto. The Board, by resolution adopted by a majority of the Managers then in office, also may designate additional Managers as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Manager to act at the meeting in the place of any such absent or disqualified member, provided that the Manager so appointed meets any qualifications stated in the resolution designating the committee or any amendment thereto. Each committee shall keep a record of its acts and proceedings and report the same to the Board to such extent and in such form as the Board may require. Unless otherwise provided in the resolution designating a committee, a majority of all members of any such committee may select its Chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

        5.16 Action Without Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a majority of the members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee, as the case may be.

        5.17 Attendance by Telephone. Members of the Board, or of any committee of the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at a meeting.

        5.18 Compensation. The Board shall have the authority to fix the compensation of Managers, which compensation may include reimbursement of the expenses, if any, of attendance at meetings of the Board of Managers or of a committee.

        5.19 Current Members of the Board. As of the execution of this Agreement, the Members hereby confirm George Luburich, II as the Chairman of the Board and Jeffrey T. Bromley as a member of the Board, each to serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal.

                                   ARTICLE VI
                                    OFFICERS

        6.01 Officers. The officers of the Company shall be a Chief Executive Officer, a Chief Operating Officer and a Senior Vice President, and such other officers as may be elected or appointed by the Board (each an "Officer" and collectively, the "Officers"). Any two or more offices may be held by the same person. The Company shall amend Exhibit 6.01 from time to time to set forth the names and addresses of the Officers.

        6.02 Election and Term of Office. The Officers of the Company shall be elected as determined by a majority vote of the Board. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election of an Officer shall not of itself create contract rights. Notwithstanding the foregoing, George Luburich, II shall continue as Chief Executive Officer until the date that he ceases to be a Manager of the Company for any reason.

        6.03 Removal. Except as set forth in any employment agreement approved by the Board, any Officer may be removed by majority vote of the Board with or without cause whenever in its judgment the best interest of the Company would be served thereby.

        6.04 Chief Executive Officer. The Chief Executive Officer of the Company shall preside at all meetings of the Board or Members. The Chief Executive Officer shall be in charge of the business of the Company, and shall have full authority over the day-to-day operations of the Company (except as otherwise expressly provided in this Agreement). The Chief Executive Officer may execute any contracts, deeds, mortgages, bonds, or other instruments (subject to Manager approval if required pursuant to Section 5.01), and he or she may accomplish such execution either individually or with the Chief Operating Officer, any assistant secretary, or any other officer, according to the requirements of the form of the instrument. He or she may vote all securities which the Company is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Company by the Board. Without limiting the generality of Section 5.01 and this Section 6.04, the Chief Executive Officer shall have power and authority on behalf of the Company:

                (a) To acquire property from any Person as the Board may determine, whether or not such Person is directly or indirectly affiliated or connected with any Member or Manager;

                (b) To borrow money for the Company from banks, other lending institutions, Members, Manager(s) or Affiliates of Members of the Board, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums; provided, however, that no debt shall be contracted or liability incurred by or on behalf of the Company except by vote of the Board, or in accordance with policies established by the Board;

                (c) To purchase liability and other insurance to protect the Company's assets and business;

                (d) To hold and own Company assets in the name of the Company, including, without limitation, through one or more land trusts;

                (e)     To invest Company funds;

                (f) To sell or dispose of obsolete or similar assets which do not provide substantial value to the Company;

                (g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for acquisition, mortgage or disposition of the Company's property; assignments and bills of sale; leases; and any other instruments or documents necessary to the business of the Company;

                (h) To employ accountants, but only to the extent permitted by the Audit Committee, legal counsel, managing agents or other experts to perform services for the Company;

                (i) To enter into any and all other agreements on behalf of the Company, in such forms as the Chief Executive Officer may approve, unless required to seek Board approval in accordance with policies established by the Board; and

                (j) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

        6.05 Chief Operating Officer. The Chief Operating Officer shall, subject to direction by the Chief Executive Officer, assist the Chief Executive Officer in the discharge of his/her duties as the Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, the Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer; provided, however, that the Chief Operating Officer shall not have the power to take any action contrary to policies and ordinary business practices of the Company or to rescind or amend any transaction entered into by the Chief Executive Officer on behalf of the Company, except upon written approval by the Chief Executive Officer.

        6.06 Senior Vice President. The Senior Vice President shall, subject to the direction and supervision of the Chief Executive Officer, perform such duties as from time to time may be assigned by the Chief Executive Officer.

        6.07    Compensation and Reimbursement.

                (a) The Chief Executive Officer shall receive an annual salary and such other compensation (if any) as determined from time to time by the Board or as embodied in an employment agreement approved by the Board.

                                   ARTICLE VII
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

        7.01 Members' Initial Capital Contributions. Upon admission to the Company, each Member shall have made Capital Contributions as reflected in the books and records of the Company, which for purposes of Series A Preferred Members shall be an amount equal to $25.00 per Unit. All Membership Interests shall be deemed fully paid and non-assessable when issued.

        7.02 Additional Contributions. If the Company admits a Person (other than an original Member, a Series A Preferred Member or a Substitute Member) as a Member, the Person shall contribute to the Company such Capital Contribution as shall be determined by the Board. The Company may require such Person to make other payments prior to the admission of such Person as a Member, including payments to reimburse the Company for the costs and expenses incurred by the Company in connection with the admission of such Person.

        7.03    Capital Accounts.

                (a) A separate Capital Account will be maintained for each Member.

                (b) Each Member's Capital Account will be increased by (i) the amount of money contributed by such Member to the Company; (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); (iii) allocations to such Member of Profits; and (iv) allocations to such Member of income described in Code Section 705(a)(1)(B).

                (c) Each Member's Capital Account will be decreased by (i) the amount of money distributed to such Member by the Company; (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); (iii) allocations to such Member of Losses; (iv) allocations to such Member of expenditures described in Code Section 705(a)(2)(B); and (v) allocations to the account of such Member of Company loss and deduction as set forth in such Treasury Regulations, taking into account adjustments to reflect book value.

                (d) In the event of a permitted sale or exchange of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest or Economic Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

                (e) The manner in which Capital Accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as set forth in this Agreement.

                (f) No Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

                (g) All Capital Contributions shall be in the form of cash or immediately available funds, unless the Board approves the Company's acceptance of Capital Contributions in a form other than cash.

                                  ARTICLE VIII
                ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS
                                   AND REPORTS

        8.01 Allocations of Profits. After giving effect to the special allocations set forth in Section 8.03, Profits of the Company for each fiscal year shall be allocated as follows.

                (a) First, to each Common Member to the extent of the excess of Losses previously allocated to such Common Member under Section 8.02(c) exceeds Profits previously allocated to such Member under this Section 8.01(a);

                (b) Second, to each Series A Preferred Member to the extent of the excess of Losses previously allocated to such Preferred Member under
Section 8.02(b) exceeds Profits previously allocated to such Member under this
Section 8.01(b);

                (c) Third, to each Common Member to the extent of the excess of Losses previously allocated to such Common Member under Section 8.02(a) exceeds Profits previously allocated to such Member under this Section 8.01(c);

                (d) Fourth, to each Series A Preferred Member pro rata in an amount equal to the Preferred Return Per Unit times the number of Preferred Units held by such Preferred Member; and

                (e) Thereafter, to each Common Member pro rata in the proportion that the number of Common Units held by such Common Member bears to the total number of Common Units outstanding.

        8.02 Allocations of Losses. After giving effect to the special allocations set forth in Section 8.03, Profits of the Company for each fiscal year shall be allocated as follows:

                (a) First, to each Common Member pro rata in the proportion that the number of Common Units held by such Common Member bears to the total number of Common Units outstanding to the extent of the Capital Account balance of such Common Member,

                (b) Second, to each Series A Preferred Member pro rata in the proportion that the number of Preferred Units held by such Member bears to the total number of Preferred Units outstanding to the extent of the Capital Account balance of such Series A Preferred Member, and

                (c) Thereafter, to each Common Member pro rata in the proportion that the number of Common Units held by such Common Member bears to the total number of Common Units outstanding.

        8.03 Special Allocations. Notwithstanding Sections 8.01 and 8.02 hereof:

                (a) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including, without limitation, gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 8.03(a) be interpreted to comply with the alternate test for economic effect set forth in
Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                (b) Notwithstanding any other provision of this Section 8.03, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then, the Capital Account of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 8.03(b) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith.

                (c) Notwithstanding any other provision of this Section 8.03, if there is a net decrease in partner nonrecourse debt minimum gain as defined in Treasury Regulation Section 1.704-2(i)(4), each Member with a share of such partner nonrecourse debt minimum gain shall be allocated items of Company income and gain in proportion and to the extent of such Member's share of the next decrease in partner nonrecourse debt minimum gain determined in accordance with Treasury Regulation Section 1.704-2(i)(5).

                (d) Items of Company loss, deduction and expenditures described in Code Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' Capital Accounts in accordance with Section 1.704-2(i) of the Treasury Regulations.

                (e) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations) such deductions shall be allocated to the Members in accordance with, and as a part of, the allocations of Company profit or loss for such period.

                (f) In accordance with Code Section 704(c)(1)(A) and Treasury Regulations Sections 1.704-1(b)(2) or 1.704-3 if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, then income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

                (g) In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member as consideration for a Membership Interest, or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member (as consideration for a Membership Interest), the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (including, without limitation, intangible assets) in accordance with Treasury Regulation
Section 1.704-1(b)(2)(iv)(f). If, under Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its book value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares of tax items under Code Section 704(c). Except as otherwise provided in this Section 8.03, items of taxable income, gain, loss, deduction and credit shall be allocated to the Members in the same proportion that Profits and Losses are allocated to the Members under Sections 8.01 and 8.02.

                (h) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 8.03(a), (b), (c), (d), and/or (e) hereof shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to Sections 8.01 and 8.02, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 8.01 and 8.02 shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article VIII if the special allocations required by Section 8.03(a), (b), (c), (d), and/or (e) had not occurred.

                (i) Gross income and gain shall be allocated to the Series A Preferred Members to the extent that the cumulative amounts distributed to such Members pursuant to Section 8.05(d)(i) hereof for the current fiscal year and for all fiscal years, exceeds the difference between (i) the cumulative Profit allocated to the Series A Preferred Members pursuant to Section 8.01(b) and (d) hereof for the current fiscal year and for all fiscal years and (ii) the cumulative Loss allocated to the Series A Preferred Members pursuant to Section 8.02(b) hereof for the current fiscal year and for all prior fiscal years.

        8.04 Target Final Balances. The allocation provisions of this Agreement are intended to produce final Capital Account balances that are at levels ("Target Final Balances") which would permit liquidating distributions made in accordance with such final Capital Account balances to be equal to the distributions that would occur under Section 8.05(d). To the extent that the allocation provisions of this Agreement would not produce the Target Final Balances, notwithstanding the other provisions of this Agreement, allocations of income, gain, loss, and deductions shall be made prospectively as necessary to produce such Target Final Balances.

        8.05    Distributions.

                (a) Except as otherwise expressly provided in this Agreement or as required by nonwaivable provisions of the Act, a Member has no right to demand and receive any distribution in a form other than cash.

                (b) Except as provided in Section 8.06 or subsection (d) of this Section 8.05, all distributions of Net Cash Flow and Net Proceeds of Sale or Refinancing Proceeds shall be made at such time and in such amount as determined by a majority of the Board after deducting amounts used or to be used for repurchases and redemptions of Units.

                (c) All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 8.05.

                (d)     Distributions shall be made as follows:

                        (i) First, to each Series A Preferred Member in an amount equal to the accrued and unpaid Preferred Return Per Unit times the number of Units held by such Preferred Member, and

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

                        (ii) Thereafter, to each Common Member pro rata in the proportion that the number of Common Units held by such Common Member bears to the total number of Common Units outstanding.

        8.06    Limitation upon Distributions.

                (a) Notwithstanding any terms of this Agreement, no distributions or return of contributions shall be made and paid if, after the distribution or return of distribution is made, either

                        (i)     the Company would be insolvent; or

                        (ii) the net assets of the Company would be less than zero.

                (b) A determination regarding a distribution or return of contribution may be made under subsection (a) of this Section 8.06 in good faith reliance upon a balance sheet and profit and loss statement of the Company represented to be correct by the person having charge of its books of account or certified by an independent public or certified public accountant or firm of accountants to fairly reflect the financial condition of the Company.

        8.07 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution.

        8.08 Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

        8.09 Accounting Period. The Company's accounting period (the fiscal year) shall be the calendar year.

        8.10    Records, Audits and Reports.

                (a) At the expense of the Company, the Person appointed by the Board as the custodian of records shall maintain, in accordance with sound accounting practices, records and accounts of the operations and expenditures of the Company. Except as otherwise unanimously agreed by all Members, such records shall be maintained at the principal office of the Company, as set forth in the Company's Articles of Organization. At a minimum the Company shall keep at its principal place of business the records set forth in the Act.

                (b) Upon reasonable written request, each Member, or his or her duly authorized representative, shall have the right, at a time during ordinary business hours, as reasonably determined by the Board, to inspect and copy, at the requesting Member's expense, the Company documents identified in the Act, and such other documents which the Board, in their discretion, deem appropriate. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with such Member's (or his or her duly authorized representative's) inspection and copying of Company books and records.

        8.11 Returns and Other Elections. The Board shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year upon the Members' written request. All elections permitted to be made by the Company under federal or state laws shall be made by a Majority In Interest in their sole discretion.

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

        8.12 Tax Matters Member. The Common Member is designated the "Tax Matters Partner" (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. The Tax Matters Partner may be changed by the Board.

                                   ARTICLE IX
   LIMITATION OF LIABILITY, STANDARD OF CARE, INDEMNIFICATION AND EXCULPATION

        9.01 Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager. Members and Managers shall not be personally liable for any liability of the Company arising from the failure of the Company to observe the usual limited liability company formalities or requirements relating to the exercise of Company powers or management of its business.

        9.02    Standard of Care.

                (a) The Manager shall owe the Company only the duties of loyalty and care and the obligation of good faith and fair dealing as required in non-waivable provisions of the Act, subject to the standards set forth in this Section 9.02.

                (b) No member of the Board of Managers nor any officer, in any way, guarantees the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. Except as otherwise required under non-waivable provisions of the Act, and notwithstanding anything to the contrary set forth in this Agreement, neither the Board of Managers, nor any member thereof, nor any officer or employee of the Company shall be personally liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, and then only to the extent that such act or omission (1) is attributable to such Person's fraud, bad faith, willful misconduct or gross negligence or (2) was clearly outside the scope of authority granted to such Person under this Agreement.

                (c) An act or transaction which would otherwise be in violation of the duties set forth in this Section 9.02 or the Act shall not be a violation if: (i) the terms of the applicable act or transaction are substantively fair to the Company, or (ii) a Majority In Interest of the disinterested Members approve the applicable act or transaction after full disclosure of all material facts as requested by the approving Members.

                (d) No Manager shall be required to serve as a member of the Board of Managers of the Company as his or her sole and exclusive function. Members of the Board of Managers may have other business interests and may engage in other activities in addition to those relating to the Company, except as expressly prohibited by this Agreement. Neither the Company nor any Member shall have any right, by virtue of this Agreement or membership in the Company, to share or participate in such investments or activities, or to the income or proceeds derived therefrom.

                (e) A Manager shall be relieved of any liability imposed by law for violations of the standards prescribed in this Section 9.02 to the extent of the managerial authority delegated to the Members by this Agreement.

        9.03 Business Dealings With Members and Their Affiliates. Each Member understands that the conduct of the Company's business may involve business dealings and undertakings with Members and their Affiliates. All such dealings and undertakings shall be on commercially reasonable terms, and when so conducted shall be deemed to satisfy the duties of loyalty, care, good faith and fair dealing as and if required by the Act, subject to the disclosure requirements of Section 9.02.

        9.04 Indemnification. The Company shall indemnify any Person, who is or was a Manager or a director, officer, employee, committee member or other agent of a Manager or of the Company (for purposes of this Section 9.04, an "Agent") or any Member or agent of a Member and may indemnify any other Person, who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) (each a "Proceeding") by reason of the fact that the Person is or was a Manager, Member or Agent of the Company or a Manager or a Member, or who is or was serving at the request of the Company or a Manager as a director, manager, employee, or agent of another company, corporation, partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with the Proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any Proceeding, had no reasonable cause to believe the Person's conduct was unlawful; provided, however, except as provided in Section 9.06 hereof, that the Company shall indemnify any such Person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Person only if such Proceeding (or part thereof) was authorized by the Board. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (a) that the Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or (b) with respect to any Proceeding, that the Person had reasonable cause to believe that his or her conduct was unlawful.

        9.05 Advancement. Expenses (including, without limitation, attorneys' fees and expenses) incurred by a Member, Manager or Officer of the Company in defending a Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking ("Undertaking") by or on behalf of the Member, Manager or Officer to repay such amount if it shall ultimately be determined that such Member, Manager or Officer is not entitled to be indemnified by the Company under this Article IX or under any other contract or agreement between such Member, Manager or Officer and the Company. In connection with a Proceeding (or part thereof) initiated by such Person, except as provided in Section 9.06 hereof, the Company may pay such expenses in advance of the final disposition only if such Proceeding (or part thereof) was authorized by the Board. Such expenses (including attorneys' fees) incurred by employees or agents of the Company may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Managers deems appropriate. The Undertaking shall provide that if the Person to whom the expenses were advanced has commenced a Proceeding to secure a determination that he or she should be indemnified by the Company, such Person shall not be obligated to repay the Company during the pendency of such Proceeding.

        9.06 Expenses. If a claim under Section 9.04 hereof or any agreement ("Other Agreement") providing indemnification to any Member, Manager, or Agent is not promptly paid in full by the Company after a written claim has been received by the Company or if expenses pursuant to this Section 9.06 or an Other Agreement have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company to have made a determination that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct required under the Act, nor an actual determination by the Company that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such claimant had not met the applicable standard of conduct.

        9.07 Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Members or otherwise, both as to action in such Person's official capacity and as to action in another capacity while holding such office.

        9.08 Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not such Person would be entitled to indemnity against such liability under the provisions of this Article IX.

        9.09 Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a Person who has ceased to be a director, trustee, member, manager, officer, employee or agent and shall inure to the benefit of the successors, heirs, executors and administrators of such a Person.

        9.10 Certain References. For purposes of this Article IX, references to "the Company" shall include, in addition to the resulting business entity, any constituent business entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, members, managers, officers, employees or agents, so that any person who is or was a director, trustee, member, manager, officer, employee or agent of such constituent business entity, or is or was serving at the request of such constituent business entity as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving business entity as he would have with respect to such constituent business entity if its separate existence had continued. In addition, for purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to serving at the request of any business entity shall include any service as a director, trustee, member, manager, officer, employee or agent of such business entity which imposes duties on, or involves services by, such director, trustee, member, manager, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

                                    ARTICLE X
                                 TRANSFERABILITY

        10.01 Prohibition on Transfers of Membership Interests. Except as otherwise specifically provided in this Article X of this Agreement (herein a "Permitted Transfer"), no Member shall Transfer or purport to Transfer all or any portion of his or her Membership Interest (including, without limitation, an Economic Interest) and neither any Membership Interest nor any portion of any Membership Interest (including, without limitation, an Economic Interest) shall be subject to Transfer, including, without limitation, as a result of bankruptcy, receivership, attachment, foreclosure or execution.

        10.02   Prohibited Transfers Null and Void.

                (a) Except as otherwise required by nonwaivable provisions of the Act, any Transfer or purported Transfer in violation of this Agreement shall be null and void.

                (b) If, for any reason, any Transfer or purported Transfer in violation of this Agreement is not null and void, the transferee shall have no right to participate in the affairs or business of the Company or to become a Member, but instead shall have only an Economic Interest to which the transferring Member otherwise would be entitled. The Economic Interest of such a transferee shall be subject to all rights which the Company or any Member could assert with respect to the Economic Interest of the transferring Member.

        10.03 Applicability to All Membership Interests. All Membership Interests and all portions thereof (including, without limitation, Economic Interests) shall be subject to the provisions of this Agreement.

        10.04 Terms of Transfer. Notwithstanding any other provision of this Agreement, any transferee of a Membership Interest shall be bound by the provisions of this Agreement. A transferee who is not a Member at the time of a Permitted Transfer shall be entitled only to the allocations of Profits and Losses and to distributions of Company assets attributable to the Membership Interest or portion thereof transferred to him, her or it from and after the effective date of the Permitted Transfer; it being understood that such transferee shall not be entitled to the other rights of a Member until such time (if any) as such Person shall become a Substitute Member. The effective date of a Permitted Transfer shall be the last day of the month during which the Board receives notice of any Permitted Transfer made pursuant to and in accordance with the provisions of this Article X. Notwithstanding the foregoing, the Company and the Board shall incur no liability for Company allocations and distributions made in good faith to the transferring Member until the written instrument of Transfer has been received by the Board and recorded on the Company's books and the effective date of the Permitted Transfer has passed.

        10.05 Substitute Member. The Permitted Transfer of a Membership Interest shall not constitute the transferee thereof a Member unless and until
(a) such transferee executes such documents and instruments as the Company may reasonably request or as may be necessary or appropriate to confirm such transferee as a Member and such transferee's agreement (i) to assume and be bound by all of the terms and provisions of this Agreement and all of the obligations of the transferring Member hereunder and thereunder and (ii) to be subject to all of the restrictions to which the transferring Member is subject under the terms of this Agreement; and (b) the provisions of Section 10.06 have been satisfied. Any transferee so admitted shall be a "Substitute Member" hereunder. A Substitute Member shall succeed to the Capital Account, Capital Contribution, rights, powers, restrictions, liabilities and obligations of the transferor Member.

        10.06 Conditions for Transfer. No Transfer under the provisions of this Article X shall be permitted unless, in the opinion of counsel for the Company, such Transfer will not:

                (a) require registration under Section 5 of the Securities Act of 1933, as amended, or any applicable state securities laws;

                (b) to the best of such counsel's knowledge, violate any law or governmental rule or regulation of any federal, state or local government or governmental agency applicable to such Transfer;

                (c) cause the Company not to be deemed a limited liability company under the Act;

                (d) cause any Member to be subject to unlimited liability under the laws of the State of Illinois or of any other jurisdiction in which the Company is qualified to do business; or

                (e) affect the tax status of the Company as a partnership for federal or state income tax purposes.

        10.07 Transfer Notice. Any Member wishing to Transfer any portion of its Membership Interest in the Company to any transferee shall provide the Board a written notice describing in reasonable detail the proposed Transfer including, without limitation, the amount of Membership Interest proposed to be transferred, the nature of such Transfer, the consideration to be paid, any terms and conditions related to escrows, indemnification and representations and warranties, the name and address of each prospective purchaser or transferee and all other material details, terms or conditions of any proposed Transfer (the "Transfer Notice"). The Transfer Notice must be accompanied by (a) a copy of any agreement, letter of intent, or other document containing the terms, conditions and details of the proposed Transfer and (b) a written legal opinion of responsible counsel, satisfactory in form and substance to counsel for the Company, to the effect that such proposed Transfer will not result in the consequences referred to in Section 10.06. Any such proposed Transfer shall otherwise be subject to this Article X.

        10.08 Transfer Costs. The transferor and transferee of a Membership Interest shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including reasonable attorneys' fees) with respect to any Transfer of such Membership Interest.

                                   ARTICLE XI
                            REDEMPTION AND REPURCHASE

        11.01   Optional Redemption.

                (a) The Company shall have the right, but not the obligation, to redeem the Preferred Units of a Series A Preferred Member at any time on or after January 1, 2005 ("Optional Redemption"), in whole or in part, at its option for cash at: 106% of the Issue Price per Preferred Unit through December 31, 2005; 103% of the Issue Price per Preferred Unit from January 1, 2006 through December 31, 2006; 102% of the Issue Price per Preferred Unit from January 1, 2007 through December 31, 2007; 101% of the Issue Price per Preferred Unit from January 1, 2008 through December 31, 2008; 100% of the Issue Price per Preferred Unit commencing January 1, 2009. In each of the instances listed above, such Series A Preferred Member would receive any accumulated, accrued but unpaid Preferred Return Per Unit through such date of redemption. The Company shall be entitled to offset against any Optional Redemption any amounts owing by the Series A Preferred Member to the Company, including, without limitation, any amounts owing under this Agreement.

                (b) At the closing of the Optional Redemption the Company and each redeeming Series A Preferred Member shall execute such documents and instruments as may be necessary or appropriate to confirm the Optional Redemption, upon which time each redeeming Series A Preferred Member under this
Section 11.01 shall be automatically withdrawn as a Member of the Company;

provided, however, that such Series A Preferred Member whose Interest(s) are being redeemed under an Optional Redemption shall only be automatically withdrawn as a Member of the Company in the event such Series A Preferred Member no longer holds any Interest(s) in the Company. Payment of Optional Redemptions will be made by the Company to such Series A Preferred Member being redeemed not later than fifteen (15) days after the redemption date.

                (c) The Company has no obligation to redeem any Interests under this Section 11.01 and the rights under this Section 11.01 shall be exercised in the sole and absolute discretion of the Company. The Company may use any criteria of its choosing in determining which Preferred Units to redeem under this Section 11.01 and the Company is not required to redeem Preferred Units under this Section 11.01 on a pro rata basis.

        11.02   Right to Repurchase.

                (a) The Company shall have the right, but not the obligation, to repurchase Preferred Units of a Series A Preferred Member upon the written request of a Series A Preferred Member and subject to the terms and limitations set forth in this Section 11.02.

                (b) At any time on or after January 1, 2005, each Series A Preferred Member shall have the right, subject to the terms and limitations of this Section 11.02, to present his or her Units, in whole or in part, to the Company for repurchase by submitting notice on a form supplied by the Company to the Chief Executive Officer specifying the number of Units he or she wishes repurchased ("Repurchase Notice"). The Repurchase Notice must be postmarked either after January 1 but before January 31 or after July 1 but before July 31 of each year.

                (c) On April 1 and October 1 of each year (hereafter, a "Repurchase Date"), and subject to the limitations set forth in this Section 11.02, the Board shall cause the Company to purchase the Preferred Units of Series A Preferred Members who have tendered their Preferred Units to the Company. The purchase price shall be equal to (i) ninety percent (90%) of the Issue Price for any Preferred Units tendered prior to January 1, 2007 and (ii) 100% of the Issue Price for any Preferred Units tendered prior to January 1, 2007. Any Series A Preferred Member tendering Preferred Units pursuant to this
Section 11.02 shall also receive accrued but unpaid distributions through the end of the quarter prior to the quarter in which such Preferred Units were tendered for repurchase. The Company shall be entitled to offset against any repurchase hereunder any amounts owing by the Series A Preferred Member to the Company, including, without limitation, any amounts owing under this Agreement.

                (d) All repurchases under this Section 11.02 are subject to an aggregate limit, in any calendar year, of the lesser of two percent (2%) of the aggregate outstanding number of Preferred Units as of the last day of the previous year, or $500,000. In the event requests for purchase of Preferred Units received in any given year exceed the 2% or $500,000 limitations, as the case may be, the Preferred Units to be purchased will be determined based on the postmark date of the Repurchase Notice of Series A Preferred Members tendering Preferred Units. Any Preferred Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Series A Preferred Member re-tenders his or her Preferred Units.

                (e) At the closing of all repurchases under this Section 11.02, the Company and each tendering Series A Preferred Member shall execute such documents and instruments as may be necessary or appropriate to confirm such repurchase, upon which time each tendering Series A Preferred Member shall be automatically withdrawn as a Member of the Company; provided, however, that such tendering Series A Preferred Member shall only be automatically withdrawn as a Member of the Company in the event such Series A Preferred Member no longer holds any Interest(s) in the Company. Payment of all repurchases hereunder will be made by the Company to such tendering Series A Preferred Member not later than fifteen (15) days after the Repurchase Date.

                (f) The Company is not required and has no obligation to repurchase any Preferred Units under this Section 11.02 for any reason, including requests for repurchases made in the event of death or total permanent disability of a Series A Preferred Member. In no event shall the Company be obligated to purchase any Preferred Units under this Section 11.02 if, in the sole and absolute discretion of the Chief Executive Officer, such repurchase would impair the capital or operation of the Company. In no event shall the Company be obligated to repurchase any Preferred Units under this Section 11.02 if such repurchase would be in violation of any applicable laws.

                                   ARTICLE XII
                           DISSOLUTION AND TERMINATION

        12.01   Dissolution.

                (a) The Company shall be dissolved upon the occurrence of any of the following events:

                        (i) By the affirmative vote of the Members holding a 75% majority of the Common Membership Interests;

                        (ii) Upon the final sale or disposition of the Company's assets;

                        (iii) Upon the final decree of a court that dissolution is required under law; or

                        (iv) Upon the occurrence of any event which causes the dissolution of the Company pursuant to nonwaivable provisions of the Act.

                (b) The dissolution events set forth in the Act shall not apply.

                (c) If a Member who is an individual dies or a court of competent jurisdiction adjudges him or her to be incompetent to manage his or her person or his or her property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights for the purpose of settling his or her estate or administering his or her property.

        12.02   Winding Up, Liquidation and Distribution of Assets.

                (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Board shall immediately proceed to wind up the affairs of the Company.

                (b) If the Company is dissolved and its affairs are to be wound up, the Board shall:

                        (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Board may determine to distribute any assets to the Members in kind);

                        (ii) Discharge all liabilities of the Company, including, without limitation, liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company);

                        (iii) Allocate any profit or loss resulting from such sales to the Members' Capital Accounts in accordance with
                Section 8.04;

                        (iv) Distribute the remaining assets in the order set forth in Section 8.05(d) hereof. If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of this Agreement to reflect such deemed sale.

                (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including, without limitation, the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

                (d) The Company may offset damages for breach of this Agreement by a Member whose Interest is liquidated against the amount otherwise distributable to such Member.

                (e) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                (f) The Members shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

        12.03 Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution, as required by the Act, shall be executed in duplicate and filed with the Illinois Secretary of State.

        12.04 Effect of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the Illinois Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Members shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

        12.05 Return of Contribution Nonrecourse to Other Members. Except as provided by nonwaivable provisions of the Act or other applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member, except as otherwise provided by law.

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

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

        13.01 Notices. Except as otherwise provided in this Agreement, any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and personally delivered, sent registered or certified mail with postage prepaid and return receipt requested, or sent by Federal Express or other nationally recognized overnight courier. A written notice shall be deemed to have been given to the recipient party on the earliest of:

                (a) The date it shall be delivered personally to the designated Member or the Company (as applicable) or delivered to the required address;

                (b) The date delivery shall have been refused at the address required by this Agreement; or

                (c) With respect to notices sent by mail but not delivered, the date as of which the postal service shall have indicated that such notice was undeliverable at the address required by this Agreement.

Each party may change his or her address to any other location in the United States upon written notice in accordance with this paragraph. Until changed as provided in this Agreement, all notices shall be addressed as follows:

         TO COMPANY:         Great Lakes Capital Acceptance, LLC
                             27 East Monroe Street, Suite 700
                             Chicago, IL  60603

         TO EACH MEMBER AT:  THE ADDRESS SET FORTH ON
                             EXHIBIT 4.01(a) or (b) HERETO, AS AMENDED FROM TIME TO TIME.

        13.02 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

        13.03   Invalidity.

                (a) If any term, restriction, covenant or promise contained in this Agreement is invalid or unenforceable, then the parties agree to be bound by such term, restriction, covenant or promise as modified to the extent (and only to the extent) necessary to make it valid and enforceable.

                (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

        13.04 Further Action. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

        13.05 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

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

        13.06 Governing Law. The laws of the State of Illinois shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

        13.07 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effects as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement shall become effective upon delivery and execution by all of the Members.

        13.08 Entire Agreement. This Agreement and the exhibits hereto shall be deemed to express, embody and supersede all previous understandings, agreements and commitments, whether written or oral, between the parties hereto with respect to the Membership and to fully and finally set forth the entire agreement between the parties hereto.

        13.09 Amendments. Subject to Section 4.12, this Agreement shall be amended in writing only with the approval of 75% of the Board followed by the approval of a Super Majority In Interest of the Common Members; provided, however, that the exhibits hereto shall be subject to amendment by the Company as provided above with respect to the applicable exhibit.

        13.10 Waiver of Action for Partition. Each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that it may have to maintain any action for the partition with respect to the property of the Company.

        13.11 Waivers. The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

        13.12 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

        13.13 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

        13.14 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any Member.

                                    * * * * *

                   Remainder of page intentionally left blank.

                             Signature page follows.

        IN WITNESS WHEREOF, the parties hereto caused their signatures to be set forth below as of the day and year first above written.


MANAGER(S):

________________________
GEORGE LUBURICH, II


PREFERRED MEMBERS:                                   COMMON MEMBERS:


------------------------                             ------------------------


                      SIGNATURE PAGE TO OPERATING AGREEMENT

                                 EXHIBIT 4.01(a)
                           SERIES A PREFERRED MEMBERS

NAME AND ADDRESS                    UNITS

                                 EXHIBIT 4.01(b)
                                 COMMON MEMBERS

NAME AND ADDRESS                                  UNITS

Great Lakes Capital Investments, Inc.               1

                                  EXHIBIT 5.02
                                   MANAGER(S)

NAME AND ADDRESS:

George Luburich, II, Chairman of the Board
27 East Monroe Street, Suite 700
Chicago, Illinois  60603

Jeffrey T. Bromley
27 East Monroe Street, Suite 700
Chicago, Illinois  60603

                                  EXHIBIT 6.01
                                    OFFICERS

George Luburich, II     Chief Executive Officer

Jeffrey T. Bromley      Chief Operating Officer and Senior Vice President

                                                                      Exhibit B

                        STATE SUITABILITY REQUIREMENTS

   If you are a resident of one of the states listed below, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in Great Lakes Capital Acceptance Company, LLC. The investment firms that solicit purchases are required by law to ask you whether you meet these requirements to determine whether a purchase of the units is suitable for you. When you sign the subscription agreement you are required to represent, by initialing the second line under item 6, that you meet the suitability standards contained under the caption "Who May Invest" (at page 12 of this prospectus), and if applicable, the higher standards set forth in the table below.

   IF YOU ARE A RESIDENT OF ONE OF THE STATES BELOW, YOU MUST SATISFY THE NET WORTH REQUIREMENT OR THE COMBINED NET WORTH/NET INCOME REQUIREMENT SET FORTH OPPOSITE THE STATE. When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.

                  ALTERNATIVE 1 NET      ALTERNATIVE 2 NET         MINIMUM          MAXIMUM
    STATE               WORTH            INCOME + NET WORTH       INVESTMENT       INVESTMENT
    -----      ----------------------- ----------------------- ---------------- ----------------
Iowa.......... $225,000                $60,000 net income PLUS                  10% of Net Worth
                                       $60,000 net worth

Maine......... $200,000                $50,000 net income PLUS
                                       $50,000 net worth

Michigan...... $225,000                $60,000 net income PLUS
                                       $60,000 net worth

Missouri...... $225,000                $60,000 net income PLUS
                                       $60,000 net worth

Nebraska......                         $5,000                  10% of net worth

North Carolina $225,000                $60,000 net income PLUS
                                       $60,000 net worth
Ohio.......... 10% of liquid net worth
Pennsylvania..                                                                  20% of net worth

                                                                      Exhibit C

                      Great Lakes Capital Acceptance, LLC

                     1,000,000 Units of 8.375% of Series A
              Cumulative Redeemable Preferred Membership Interest

   Subscription Agreement for Preferred Units (Including Power of Attorney)

 Checks should be made payable to "U.S. Bank National Association--Great Lakes
                    Acceptance Escrow Account #__________"

               Important representations are made on this form.
                 Please read carefully. Please type or print.

 1.  INVESTMENT: Initial Investment Add-On to Existing Investment
                 Number of Units:   Amount of Investment (25 X No. of Units): $

   2.  OWNERSHIP: Individual    Tenants in Common           Taxable Trust
                  IRA           Community Property          Keogh
                  Joint Tenants Pension/Profit Sharing Plan Non-taxable Trust
                  Corporation   Partnership                 UGMA/State of
                  Other, explain:

3. REGISTERED OWNER: (Name of Qualified Plan, Trust, Partnership or Corporation, if applicable. Give both names if jointly held. Include acct. no if custodial acct.) Required information for Blue Sky Registration.

      Last Names(s)             First Names(s)            Middle Initial

Mr.    Mrs. ____________________________________________________________________

Mr.    Ms. _____________________________________________________________________

--------------------------------------------------------------------------------
 Mailing Address       Street      City       State    Zip Code   Phone Number
 -----------------------------------------------------------------------------
 Residential Address   Street      City       State    Zip Code   Phone Number

4. QUARTERLY DISTRIBUTIONS: Please send my distribution checks to the following address (Insert "same" if checks are to be sent to mailing address. Insert name, address, account number and phone number if checks are to be sent to a financial institution.)

   Name and complete address:

   -----------------------------------------------------------------------------

5. AUTHORIZATION FOR AUTOMATIC DEPOSITS (ACH): I authorize Great Lakes Capital Acceptance, LLC and U.S. Bank National Association, to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify Great Lakes Capital Acceptance, LLC a reasonable opportunity to act on the cancellation. Please include a copy of a voided check or savings deposit slip.

--------------------------------------------------------------------------------
 Financial Institution
 Name                              Address                 Phone Number

Account Type (Circle One):           Checking    Savings    Other    Account
Number:__________

6. INVESTOR REPRESENTATIONS (Each of the following MUST BE INITIALED BY
   INVESTOR):

X____  I have received a copy of the Prospectus dated       /      /       and
       supplements (if any) of Great Lakes Capital Acceptance, LLC. If the date is not entered, the subscription agreement will be returned.

X____ I meet the minimum income and net worth standards set forth in the Prospectus under the heading "Who May Invest" and as further specified in Exhibit C to the Prospectus and am purchasing units for my own account.

X____ I hereby make, constitute and appoint the Chief Executive Officer and the Chief Operation Officer, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section ______ of the Operating Agreement is incorporated herein by reference and hereby made a part hereof.

7. INVESTOR SIGNATURES AND CERTIFICATIONS:

IMPORTANT--FORM W-9 CERTIFICATION INSTRUCTIONS: You must cross out item (2) below if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Services (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject or backup withholding.

IMPORTANT--CHECK ONE

            THE INVESTOR IS A UNITED STATES CITIZEN Check Here  [_]

            THE INVESTOR IS A FOREIGN INVESTOR.     Check Here  [_]

I/WE ARE AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(s) OR ENTITY LISTED IN 3 ABOVE) NEITHER A BROKER, DEALER, INVESTMENT ADVISOR NOR ANY OF THEIR AGENTS MAY SIGN ON BEHALF OF AN INVESTOR.

Investor Signature(s):  X _________________________  X _________________________

Print Name & Capacity: _________________________________________________________

Tax ID Number: _________________________________________________________________

8. CONSENT TO ELECTRONIC DELIVERY OF REPORTS: By initialing the box below, you will be consenting to delivery of periodic reports by Great Lakes Capital Acceptance, LLC to you electronically. These reports would include:

  .   Annual reports that contain audited financial statements

  .   Quarterly reports containing audited condensed financial statements

You agree to download these reports from our web site once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying us in writing at Great Lakes Capital Acceptance, LLC, 27 East Monroe, Suite 700, Chicago, IL, 60603.

If you agree to accept reports electronically, please complete the following enrollment information (next page):

Name of Investor: ______________________________________________________________

E-Mail Address: ________________________________________________________________
           (Please notify Great Lakes Capital Acceptance if your e-mail address changes)

Consent to Electronic Delivery of Reports (please check):

   Please post the reports on your web site, or in a hyperlink form from your web site, and advise me by e-mail to the address above when they are posted

   Investor Signature(s)  X ________________________  X ________________________

9. Broker/Dealer Information (Please type or print)

   -----------------------------------------------------------------------------

                Broker/Dealer Firm     RR Name RR# Address Phone #

   To substantiate compliance with Rule 2810 (b)(2) of the NASD'S Conduct Rules, the undersigned registered representative hereby certifies as follows:

    A. I have reasonable grounds to believe, based on information obtained from the Subscriber concerning investment objectives, financial situations, and needs and other information known to me, that investment in the Preferred Units is suitable for such Subscriber in light of income, financial position, net worth and other suitability characteristics.

    B. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Preferred Units.

DATED: X _______________________________________________________________________
                    Signature of Registered Representative

   Please Make Check Payable to "U.S. Bank National Association--Great Lakes
                      Acceptance Escrow Account #______"

  For Office Use Only

  George Luburich, II, as Chief Executive Officer of Great Lakes Capital Acceptance, LLC, hereby accepts this Subscription Agreement this ________ day of __________________.

  Attest: ______________________________________________________________________

  Its: _________________________________________________________________________

  Amount $ ____________ Admit Date: ____________ Check # ____________ Date of
  Wire ____________

                      SUBSCRIPTION AGREEMENT INSTRUCTIONS

INVESTOR INSTRUCTIONS--To purchase Units, complete and sign the Subscription Agreement and deliver it to your broker, together with your check. YOUR CHECK SHOULD BE MADE PAYABLE TO: "U.S. BANK NATIONAL ASSOCIATION--GREAT LAKES ACCEPTANCE ESCROW ACCOUNT # __________ ." In order to invest, all information requested on the Subscription Agreement must be completed.

1. INVESTMENT. Great Lakes Capital Acceptance, LLC is offering units of its Series A Cumulative Redeemable Preferred Membership Interests. Insert the number of Preferred Units to be purchased, multiply the dollar amount of the investment ($25.00 X No. of Units). Investors must make an initial purchase of a minimum of 100 Preferred Units. If you purchase at least the 100 preferred unit minimum, you may purchase one or more additional preferred units at any time during this offering. According to state law, individuals in Nebraska must purchase a minimum of 200 ($5,000) Units.

2. OWNERSHIP. Check the appropriate box indicating the manner in which title is to be held. Please note that the box checked must be consistent with the number of signatures appearing in Section 7. (See Instruction 7). In the case of partnerships, corporations, custodianships or trusts, the box checked must be consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LLC UNITS DOES NOT IN ITSELF CREATE THE PLAN; YOU MUST CREATE THE PLAN THROUGH A BONA FIDE CUSTODIAN OR TRUSTEE WHO WILL ALSO SIGN THE SUBSCRIPTION AGREEMENT IN BLOCK 7.

3. REGISTERED OWNER. Please type or print the exact name (registration) that should appear on the account. If the investor is an individual, a partnership or a corporation, please include in this space the complete name and title in which the investment is to be held. If the investor is a trust such as an IRA or Keogh Plan, please include the name and address of the trustee and the trust name. In the case of a trust or custodian investment including IRAs, Keogh Plans and other trusts or custodianships, quarterly distributions and investment correspondence will normally be sent to the trustee or custodian at the mailing address. The plan participant will receive correspondence at home. ALL ACCOUNTS MUST SUPPLY THE INVESTOR RESIDENTIAL ADDRESS AND ALL INVESTORS MUST MAKE THE INVESTOR REPRESENTATIONS SET FORTH IN BLOCK 6 (FOR BLUE SKY REGISTRATION PURPOSES).

4. QUARTERLY DISTRIBUTIONS. After the escrow requirement is met, U.S. Bank National Association will release the interest earned during the escrow period to the designated address. The company will then commence distributions to investors. Please insert "same" if the checks are to be mailed to the mailing address. Please insert the name and address of the financial institution as well as the account number, if checks are to be sent to a bank, savings and loan, or other financial institution or destination. For Electronic Direct Deposit through ACH, a voided check or savings deposit slip is required.

5. INVESTOR REPRESENTATIONS. To comply with securities regulations, the investor MUST make the representations in this Subscription Agreement. ALL THREE SPACES MUST BE INITIALED BY THE INVESTOR.

6. INVESTOR CERTIFICATIONS. IRS regulations require our escrow bank to have the W-9 CERTIFICATION completed for all Limited Members. This certifies that the taxpayer is not subject to backup withholding. If certification is not completed, the escrow agent must legally withhold, and pay to the IRS, 20% of the taxpayer's escrow interest. Read the Subscription Agreement carefully for additional W-9 Certification Instructions. If the investor is a Nonresident Alien or Individual, Foreign Corporation, Foreign Partnership or Foreign Trust or Estate, please check the FOREIGN STATUS CERTIFICATION box. TO AUTHORIZE THE INVESTMENT, sign in the space(s) provided. If title is to held as joint tenancy or tenants in common, at least two signatures are required. In the case of community property, only one investor signature is required (see reverse side for detail on required signatures). ALL INVESTORS AND/OR PLAN PARTICIPANTS MUST PROVIDE SOCIAL SECURITY NUMBERS. Trusts, corporations, partnerships, custodians and estates MUST ADDITIONALLY FURNISH a tax identification number.

7. CONSENT TO ELECTRONIC DELIVERY OF REPORTS. Please complete this section if you consent to electronic delivery of financial reports. You must have an e-mail address to use this service. Enter your name and email address and enter your signature(s) where indicated.

BROKER/DEALER: IT IS NECESSARY THAT ALL ITEMS BE FULLY COMPLETED. INCLUDE REGISTERED REPRESENTATIVE'S NAME AND BRANCH OFFICE ADDRESS. THE REGISTERED REPRESENTATIVE MUST SIGN AND DATE WHERE INDICATED IN ORDER FOR THE APPLICATION TO BE ACCEPTED. COMPLETE THE REGISTERED REPRESENTATIVE'S TELEPHONE NUMBER. IN SOME CASES, THE HOME OFFICE MUST ALSO SIGN THE APPROVAL.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Managers and Officers

        Article IX of our Operating Agreement provides that no manager or officer shall be liable to us or our members for monetary damages for breach of fiduciary duty as a manager or officer to the fullest extent permitted by Illinois law. Article IX further provides that we shall indemnify any and all of our managers and officers, or former managers and officers against any claim or liability arising out of their activities on behalf of the Company if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to criminal claims or liability, they had no reasonable cause to believe their conduct was unlawful, except that the conduct had to have been authorized by the board of managers. Reference is made to Article IX of the Operating Agreement which is attached to the prospectus as Exhibit A.

        The registrant will agree to indemnify the nonaffiliated broker-dealers and their controlling persons, and the broker-dealers will agree to indemnify the registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the Form of Selected Dealer Agreement filed as Exhibit 1.1.

        We expect to enter into indemnification agreements with each of our managers and officers, a form of which is filed as Exhibit 10.4 to this Registration Statement. Under these agreements, we will be obligated, to the extent permitted by Illinois law, to indemnify such managers and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they served as managers or officers or assumed certain responsibilities at our direction. We also intend to purchase managers and officers liability insurance in order to limit our exposure to liability for indemnification of managers and officers.

        For information regarding the registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws see Item 26 hereof.

Item 25. Other Expenses of Issuance and Distribution

        The following is an itemized statement of expenses incurred in connection with this registration statement. All such expenses will be paid by the registrant.

         Securities and Exchange
         Commission Registration Fee                $      2,023

         Blue Sky Fees and NASD                           35,000
         Filing Fee

         Accounting and Legal Fees
         and Expenses                                    130,000

         Postage and Shipping                             17,000

         Printing                                        100,000

         Selected Dealer Diligence                        20,000

         Miscellaneous                                    20,977
                                                    ------------
         Total                                      $    325,000

        All of the above items except the registration fee are estimates.

Item 26. Recent Sales of Unregistered Securities

        Since March 17, 2003, the Registrant has from time to time issued note obligations for Loans negotiated with sophisticated individuals who have purchased notes from the Registrant before and/or are accredited persons within the meaning of Rule 501 under Regulation D. For each of these notes, interest rates, terms and other conditions of the Loan were negotiated with the investor. The Registrant relied upon the exemptions under Section 4(2) of the 1933 Act in selling these debt securities. During the period from March 17, 2003 to July 4, 2003, the Registrant received a total of approximately $487,000 from 16 investors.

Item 27. Exhibits

        1.1   Form of Selected Dealer Agreement

        3.1   Articles of Organization of Registrant

        3.2   Articles of Amendment of Organization of Registrant

        3.3 Form of Amended and Restated Limited Liability Company Operating Agreement included as Exhibit A to prospectus

        5.1* Opinion of Sonnenschein Nath & Rosenthal LLP as to the legality of the securities registered, including consent

        8.1* Opinion of Sonnenschein Nath & Rosenthal LLP as to tax matters, including consent

       10.1 Loan and Security Agreement, dated December 11, 2002, between Registrant and Great Lakes Funding I, LLC, as a co-borrowers, and Textron Financial Corporation, as lender

       10.2 Continuing Guaranty Unlimited by Great Lakes Capital Investments, Inc. in favor of Textron Financial Corporation dated December 11, 2002

       10.3 Continuing Guaranty Unlimited by George Luburich, II in favor of Textron Financial Corporation dated December 11, 2002

       10.4   Form of Escrow Agreement

       10.5*  Employment Agreement between the Company and George Luburich, II

       10.6*  Form of Indemnification Agreement

       10.7 Lease Agreement, dated March 3, 2000, between Hilton Hotels Corporation, d/b/a/ Palmer House Hilton and Great Lakes Capital Partners, LLC

       10.8 Sub-Servicing Agreement, dated May 10, 2003, between Registrant, Great Lakes Funding I, LLC and Wendover Financial Services Corporation

       23.1   Consent of BDO Seidman, LLP

       23.2*  Consent of Sonnenschein Nath & Rosenthal LLP
              (included in Exhibit 5.1)

       23.3   Consent of Mark D. Thompson to be named as a manager nominee

       23.4   Consent of Patrick M. Snyder, II to be named as a manager nominee

       23.5   Consent of Edward M. O'Connor to be named as a manager nominee

----------
* To be filed by amendment.

Item 28. Undertakings

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, Managers, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois on August 22, 2003.

        GREAT LAKES CAPITAL ACCEPTANCE, LLC

        By: /s/ George Luburich, II
            ----------------------------------
            George Luburich, II                        Date:   August 22, 2003
            Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                  Title                                 Date

/s/ George Luburich, II
------------------------   Chief Executive Officer,              August 22, 2003
George Luburich, II        and Manager
                           (Principal Executive Officer and
                           Principal Financial Officer)
/s/ Jeffrey T. Bromley
------------------------   Chief Operating Officer, Senior Vice  August 22, 2003
Jeffrey T. Bromley         President and Manager

                                 EXHIBIT INDEX

        1.1   Form of Selected Dealer Agreement

        3.1   Articles of Organization of Registrant

        3.2   Articles of Amendment of Organization of Registrant

        3.3 Form of Amended and Restated Limited Liability Company Operating Agreement included as Exhibit A to prospectus

        5.1* Opinion of Sonnenschein Nath & Rosenthal LLP as to the legality of the securities registered, including consent

        8.1* Opinion of Sonnenschein Nath & Rosenthal LLP as to tax matters, including consent

       10.1 Loan and Security Agreement, dated December 11, 2002, between Registrant and Great Lakes Funding I, LLC, as a co-borrowers, and Textron Financial Corporation, as lender

       10.2 Continuing Guaranty Unlimited by Great Lakes Capital Investments, Inc. in favor of Textron Financial Corporation dated December 11, 2002

       10.3 Continuing Guaranty Unlimited by George Luburich, II in favor of Textron Financial Corporation dated December 11, 2002

       10.4   Form of Escrow Agreement

       10.5*  Employment Agreement between the Company and George Luburich, II

       10.6*  Form of Indemnification Agreement

       10.7 Lease Agreement, dated March 3, 2000, between Hilton Hotels Corporation, d/b/a/ Palmer House Hilton and Great Lakes Capital Partners, LLC

       10.8 Sub-Servicing Agreement, dated May 10, 2003, between Registrant, Great Lakes Funding I, LLC and Wendover Financial Services Corporation

       23.1   Consent of BDO Seidman, LLP

       23.2*  Consent of Sonnenschein Nath & Rosenthal LLP
              (included in Exhibit 5.1)

       23.3   Consent of Mark D. Thompson to be named as a manager nominee

       23.4   Consent of Patrick M. Snyder, II to be named as a manager nominee

       23.5   Consent of Edward M. O'Connor to be named as a manager nominee

----------
* To be filed by amendment.